Exhibit 10.39

LEASE AGREEMENT
(JUMP Hangar Facility)
THIS LEASE AGREEMENT (this “Lease Agreement”) is made and entered into to be effective as of December 1, 2012 (the “Effective Date”), by and between CLINTON COUNTY PORT AUTHORITY, a body corporate and politic and a port authority duly organized and validly existing under the laws of the State of Ohio, with an address of 1113 Airport Road, Wilmington, OH 45177 (“Landlord”), and AIR TRANSPORT INTERNATIONAL LIMITED LIABILITY COMPANY, a Nevada limited liability company, with an address of 145 Hunter Drive, Wilmington, OH 45177 (“Tenant”). Capitalized terms not otherwise defined have the meanings given in Article I hereof and Article I of Exhibit E.
WITNESSETH
WHEREAS, Landlord is the owner of certain real property located in Clinton County, Ohio and generally known as Wilmington Air Park, as more particularly described and detailed in Exhibit A attached hereto and fully incorporated herein (the “Air Park”), together with title to and possession of all improvements therein and thereon; and
WHEREAS, Air Transport Services Group, Inc., a Delaware corporation (“ATSG”), and an Affiliate of Tenant, currently occupies certain buildings within the Air Park (the “Buildings”) pursuant to that certain Lease Agreement (Wilmington Air Park) between Landlord and ATSG, dated June 2, 2010, as amended (collectively, the “Master Lease”); and
WHEREAS, Tenant wishes to lease and occupy: (i) the Premises (as defined herein), which are a part of the Air Park, but not presently leased to ATSG pursuant to the Master Lease, and (ii) the Project that is to be constructed on the Premises; and
WHEREAS, Landlord desires to engage Tenant, and Tenant desires to accept such engagement, as construction agent for the Provision of the Project, the Adjacent Hangar Demolition, and the Related Area Improvements; and
WHEREAS, as a material inducement to Landlord entering into this Lease Agreement, the Loan Documents, and the Operative Documents, ATSG, Tenant, and Airborne Maintenance and Engineering Services, Inc., a Delaware corporation (“AMES”), have covenanted and agreed to guaranty all obligations of: (i) Landlord as set forth in the Loan Documents and the Operative Documents, and (ii) Tenant as set forth in the Loan Documents and the Operative Documents; and
WHEREAS, pursuant to and in accordance with the provisions of the Ohio Constitution and the Port Act (as defined herein), Landlord has determined to (i) issue the State Loan Note to evidence the State Loan made by the State, through the Director, to Landlord pursuant to Section 166.07 of the Act, (ii) issue the State Assistance Note to evidence the State Assistance made by the State, through the Director, to Landlord pursuant to Section 166.08 of the Act, (iii) issue the LDI Loan Note to evidence the LDI Loan made by the State, through the Director, to Landlord, and (iv) use the proceeds derived from the sources described in the foregoing clauses to assist in the financing of the Project, the Adjacent Hangar Demolition, and the Related Area Improvements to be constructed and otherwise improved by Construction Agent for and on behalf of Landlord; and

WHEREAS, during the period that any of the State Assistance, the State Loan, or the LDI Loan remain outstanding, Landlord and Tenant covenant and agree that certain terms and conditions set forth in Exhibit E attached to, and incorporated by reference in, this Lease Agreement shall govern certain of the rights and obligations of Landlord and Tenant as specifically identified and described herein and therein;
NOW, THEREFORE, in consideration of the terms, covenants and agreements herein contained, Landlord and Tenant hereby make the following agreement, intending to be legally bound hereby:

ARTICLE 1
Definition of Certain Terms

1.01.    The term “Affiliate,” in reference to any Person, means (a) any Person who directly or indirectly controls, is controlled by, or is under common control with such Person; (b) any Person owning or controlling, directly or indirectly, 10% or more of the outstanding voting securities of such Person; and (c) any officer, director, member, manager or partner of such Person or any Person referred to in (a) or (b) above.

1.02.    The term “Fixtures” means all furniture, fixtures, machinery, equipment and trade fixtures which Tenant may own, purchase (conditionally or otherwise) or lease and hereafter cause to be installed, maintained or kept in or otherwise at the Premises for any purpose whatsoever.

1.03. The term “Lease Year” means the periods determined as follows: (a) the first Lease Year shall commence on the Effective Date and shall end on the last day of the 12th full calendar month next following the Effective Date, and (b) each Lease Year thereafter shall commence immediately following the expiration of the preceding Lease Year and shall end on the anniversary date of the expiration of the preceding Lease Year, except that the final Lease Year shall end on the date this Lease Agreement shall expire or otherwise terminate.

1.04. The term “Operations Agreement” means that certain Operations and Management Services Agreement (Wilmington Air Park), dated as of June 2, 2010, between Landlord and ABX Air, Inc., a Delaware corporation (“ABX”), as amended, as the same has been assigned from ABX to LGSTX Services, Inc., a Delaware corporation and an Affiliate of Tenant (“LGSTX”), relating, among other things, to the operation, management and maintenance of the Air Park (excluding the Premises and the “Premises,” as defined in the Master Lease).

1.05. The term “Person” means any individual, partnership (including, without limitation, general, limited and limited liability partnerships), limited liability company, corporation, association, firm, joint venture, society, trust, public or governmental body, other legal entity, or any combination thereof.

1.06. The term “Premises” means the real property comprising approximately 4.457 acres, more or less, together with the Project to be constructed thereon pursuant to the terms of this Lease Agreement, all as identified and illustrated on Exhibit B attached hereto and fully incorporated herein, together with the exclusive right to use one (1) one Caterpillar 3516 Four Turbo Standby Generator Set (rated 1400 kW 60 Hz) and related facilities, situated at the Air Park in the location(s) more specifically described in Exhibit C attached hereto and fully incorporated herein (the “Generator”).

ARTICLE 2
Creation of Leasehold

2.01. Demise. Upon the terms and conditions set forth in this Lease Agreement, Landlord does hereby demise and let unto Tenant, and Tenant does hereby lease and hire from Landlord, the Premises which, upon the Provision of the Project, shall include the Project, together with the non-exclusive right to use the Common Use Facilities (as defined in Section 2.02), but subject to the Reserved Easements (as defined in Section 2.03) and Permitted Encumbrances.

2.02. Common Use Facilities. As an appurtenance to Tenant’s leasehold estate in and use of the Premises, Landlord grants to Tenant the non-exclusive right to enter upon or make customary and reasonable use of, including the right to ingress to and egress from, (i) all runways, landing areas, taxiways, aprons, walkways, roadways, runway lights, signals, and other operating aids of the Air Park and all navigation or flight easements now or hereafter granted or reserved for the benefit of Landlord, (ii) all automobile parking fields and facilities within the Air Park (limited to the right of Tenant and its employees, agents, contractors and invitees to park in such fields and facilities on a daily basis and specifically excluding the storage of vehicles in or on said parking fields or facilities), and (iii) such other areas of the Air Park provided and developed by Landlord for common use at the Air Park (collectively, the “Common Use Facilities”); provided that, except as otherwise permitted by Landlord in writing, the Common Use Facilities shall not include the following Air Park facilities: (a) any buildings or other structures situated in or at the Air Park which are not part of the Premises, (b) the so-called “Welcome Center” and any improvements attendant thereto, including parking fields and (c) any portion of the Air Park identified and defined in the Operations Agreement as “Limited Service Areas.” Tenant’s rights to use the Common Use Facilities shall be in common with Landlord and with other persons authorized by Landlord from time to time to use the Common Use Facilities, including members of the general public if Landlord so elects; provided, however, that Landlord shall not use, and shall not authorize any person to use, the Common Use Facilities in any way that unreasonably interferes with the use and enjoyment of the Premises by Tenant for the purposes contemplated by this Lease Agreement. Tenant’s use of the Common Use Facilities shall be in accordance with all applicable laws and regulations, including, without limitation, all Federal Aviation Administration (“FAA”) and all other applicable governmental regulations governing aviation and air navigation and further in accordance with any reasonable rules and procedures adopted by Landlord from time to time governing the use of the Air Park and the Common Use Facilities. Landlord reserves the right, in its sole and absolute discretion, to make changes, at any time and from time to time, to the size, shape, location, number and extent of the Common Use Facilities and/or to eliminate portions of the Common Use Facilities, and specifically further reserves the right to designate portions of the Common Use Facilities for the exclusive or non-exclusive use of certain tenants and licensees, so long as such changes, eliminations and/or designations do not unreasonably interfere with the use and enjoyment of the Premises by Tenant for the purposes contemplated by this Lease Agreement.

2.03. Reserved Easements. Landlord does hereby retain and reserve unto itself, and Tenant’s leasehold estate in the Premises shall be subject to, the following easements (collectively, the “Reserved Easements”): (a) non-exclusive perpetual easements over, under, across and through the Premises for the purposes of constructing, installing, reconstructing, repairing, replacing, maintaining, testing, upgrading and using (1) above-ground and underground laterals and lines to be connected to those public utilities and appurtenant works and connections which now or in the future may exist in the public thoroughfares or other portions of the Air Park and (2) fiber optic cabling and other equipment as part of telecommunications networks and systems to be installed by Landlord or other tenants at the Air Park (the “Air Park Fiber Optics Systems”), provided, however, that (i) such easements shall be used in such a manner as will not result in interference with the use and enjoyment of the Premises by Tenant for the purposes contemplated by this Lease Agreement and (ii) if as a result of the use of said easements for said purposes the Premises shall be damaged, then Landlord shall promptly repair the damage and restore the Premises to its pre-existing condition; (b) a non-exclusive perpetual avigation easement over, across and through the Premises creating in favor of Landlord and its permitees a right of flight, for the passage of aircraft in the airspace over the Premises and the right to cause in said airspace any noise inherent in the operation of any aircraft used for navigation or flight through said airspace or landing at, or taking off from, or operations at, the Air Park; and (c) a non-exclusive perpetual easement in favor of Landlord and its permitees over, across and through the Roadway for vehicular and pedestrian access to other parts of the Air Park, provided, however, that (i) such easement shall be used in such a manner as will not unreasonably interfere with the use and enjoyment of the Premises by Tenant for the purposes contemplated by this Lease Agreement and (ii) if as a result of the use of said easement for said purposes the Premises shall be damaged, then Landlord shall promptly repair the damage and restore the Premises to its pre-existing condition. As used in this Section 2.03, the term “Roadway” means that portion of the Premises identified and illustrated in Exhibit D attached hereto and fully incorporated herein. A description of the Reserved Easements shall be included in the memorandum of lease to be executed, delivered, and filed of record by Landlord and Tenant pursuant to Section 24.02 of this Lease Agreement.

2.04. “As Is” Possession. Tenant accepts the Premises in “As Is” condition with all faults and defects. Tenant acknowledges that Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. In no event shall Landlord be liable for any defects in the Premises or for any limitation on its use. Further, Tenant agrees that Tenant’s obligation to pay Base Rent and other sums hereunder is not dependent upon the condition of the Premises or, except as otherwise expressly provided herein, any performance by Landlord hereunder.

ARTICLE 3
Lease Term

3.01. Lease Term. The term “Lease Term” under this Lease Agreement means the Initial Lease Term (as defined in Section 3.02), plus any Renewal Term(s) (as defined in Section 3.03), plus any period during which Tenant may be a tenant-at-sufferance under Section 3.04 of this Lease Agreement, or the shorter period expiring upon the date of earlier termination of this Lease Agreement as provided elsewhere in this Lease Agreement.

3.02. Initial Lease Term. The initial term of this Lease Agreement (the “Initial Lease Term”) shall commence on the Effective Date and shall continue for the period ending on June 1, 2036, unless sooner terminated as provided elsewhere in this Lease Agreement; provided, however, that if the Effective Date is not the first day of the month, the number of days remaining in the month containing the Effective Date shall be added to the Initial Lease Term.

3.03. Renewal Option. Landlord hereby grants to Tenant the right and option (the “Renewal Option”) to extend the Initial Lease Term for two additional periods of five years each (each, a “Renewal Term”) beginning on the day immediately following the expiration of the Initial Lease Term or first Renewal Term, as applicable, upon the same terms and conditions as herein set forth for the Initial Lease Term, except that if the Loan Term has expired, the terms and conditions of Exhibit E shall not apply to a Renewal Term.

Tenant may exercise each Renewal Option by giving Landlord written notice of exercise not later than 180 days prior to the expiration of the Initial Lease Term or then effective Renewal Term.

3.04. Lease Hold-Over Provisions. If Tenant remains in possession of the Premises after the expiration of the Lease Term, Tenant shall be deemed to be a tenant-at-sufferance at an annual Base Rent equal to 150% of the amount of Base Rent payable hereunder during the final Lease Year and otherwise shall comply with all of the terms and conditions of this Lease Agreement.

3.05. Early Termination of the Lease Agreement.

(A) In the event that Tenant is required by either Section 9.6 or Section 9.7 of Exhibit E to prepay the State Loan, the State Assistance and/or the LDI Loan (as such terms are defined in Exhibit E), then this Lease Agreement shall terminate on the date of the prepayment of all amounts required to be paid by Section 9.6 or Section 9.7 of Exhibit E, as applicable.

(B) In the event that, during the Initial Lease Term, Tenant shall pay, or shall cause to be paid, the State Assistance, the State Loan, the LDI Loan and the Additional Payments (as defined in Exhibit E) in full, or shall have made provision for payment thereof in full, at Tenant’s option, exercisable upon written notice to Landlord, this Lease Agreement shall terminate on the date specified in such written notice to Landlord.

(C) In the event an early termination of the Lease Agreement as described in this Section 3.05 occurs prior to the Completion Date (as defined in Exhibit E), Tenant shall: (i) at Tenant’s sole cost and expense, either (a) complete the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements (as such terms are defined in Exhibit E) no later than the deadline for the Completion Date set forth in the definition thereof, or (b) if less expensive than the costs associated with the Provision described in clause (i)(a) of this Section 3.05(C), restore the Premises and the areas of the Air Park affected by the Adjacent Hangar Demolition and the Related Area Improvements to substantially the same condition that existed prior to the execution of this Lease Agreement no later than 90 days after such termination or, if such restoration is not commercially reasonable, to a condition that does not materially and adversely affect the use or value of the Premises and/or the Air Park, as determined by Landlord in its sole but reasonable discretion; and (ii) in the event clause (i)(b) of this Section 3.05(C) applies, repay to Landlord the amount of the Local Grants disbursed on or prior to the termination for the Provision of the Project, the Adjacent Hangar Demolition, and/or the Related Area Improvements.

ARTICLE 4
Use and Operations

4.01. Permitted Uses. Tenant covenants and agrees that it, or any permitted sublessee of Tenant, shall use the Premises only for the Project Purposes, and Tenant covenants and agrees that it, or any permitted sublessee of Tenant, shall use the Common Use Facilities only for such Air Park Operations (as defined in the Master Lease) as may be related to its use of the Premises for the Project Purposes. Tenant agrees that all business and operations of Tenant or any permitted sublessee of Tenant must be consistent with the principal use of the Air Park as an airport, and Tenant and any permitted sublessee of Tenant shall be prohibited from using the Premises for any use which interferes with the use or operation of the Air Park as an airport.

4.02. Air Park Procedures Manual; Current Plans and Procedures. Landlord, in collaboration with LGSTX under the terms of the Operations Agreement, has developed and implemented, and may amend from time to time: (a) a comprehensive set of rules, regulations and procedures governing the use of the Air Park; (b) a schedule of rates and charges for operations at the Air Park; (c) minimum standards for aeronautical activities at the Air Park; (d) Air Park development standards; (e) an Air Park noise abatement program; (f) a storm water pollution prevention plan in accordance with applicable law (the “SWPP Plan”); (g) a spill prevention control and countermeasure plan in accordance with applicable law (the “SPCC Plan”); (h) plans and procedures for de-icing operations in and at the Air Park, including regarding the use and treatment or disposal of glycol and the location(s) and accessways for said de-icing operations (the “De-Icing Regulations”); (i) plans and procedures for security at the Air Park; (j) emergency response and evacuation plans and procedures for the Air Park; and (k) such other Air Park matters in respect of which Landlord wishes to establish procedures (collectively, the “Air Park Procedures Manual”). Tenant agrees to comply with each such component of the Air Park Procedures Manual in connection with its use and occupancy of the Premises and the Common Use Facilities, so long as (a) the rules, regulations and procedures set forth in each such component of the Air Park Procedures Manual do not unreasonably interfere with the use and enjoyment by Tenant and its permitted sublessees of the Premises and the Common Use Facilities for the purposes contemplated by this Lease Agreement and (b) Tenant and such permitted sublessees are not obligated to pay to Landlord any landing fees, license fees or other use charges as may otherwise be imposed under the Air Park Procedures Manual in connection with the Air Park.

ARTICLE 5
Ownership of Fixtures

All of the Fixtures shall remain the property of Tenant and shall be removable at any time, including upon the expiration of the Lease Term; provided, that Tenant shall repair any damage to the Premises caused by the removal of the Fixtures, and any Fixtures or personal property of Tenant which remain at the Premises after the expiration of the Lease Term shall be deemed abandoned and may be disposed of by Landlord without notice at Tenant’s cost and expense to be paid by Tenant to Landlord immediately upon Landlord’s request therefor. Notwithstanding the foregoing provisions of this Article 5, for so long as the terms and conditions of Exhibit E attached hereto are in effect, the terms and conditions of this Article 5 shall be superseded by the terms and conditions of Sections 4.1 and 11.4 of Exhibit E.

ARTICLE 6
Liens

Tenant agrees to and shall indemnify, defend, save and hold harmless Landlord from and against any and all loss, damage, liability, expense or claim whatsoever (including reasonable fees of attorneys, paralegals, experts, court reporters and others), arising by reason of any claim or lien, including, without limitation, any judgment lien, tax lien or vendor’s lien, or any mechanic’s lien, laborer’s lien, materialmen’s lien, or other similar lien or claim based upon or arising out of the furnishing of materials, fuel, machinery, supplies or labor to or in respect of the Premises, and not expressly contracted for (or authorized) in writing by Landlord (other than any contract or authorized item or matter with respect to which Tenant or an Affiliate of Tenant acts as an agent of Landlord including, without limitation, with respect to the Provision of the Project, the Adjacent Hangar Demolition, and/or the Related Area Improvements (all as defined in Exhibit E)). In the event any such lien is filed, Tenant shall cause any such lien to be discharged, at its sole cost and expense, within 30 days after Tenant shall have notice of the existence of the lien or any suit, action, or other proceeding to foreclose the lien or to seek execution in respect thereof, unless such lien and the claim occasioning it both are contested or litigated in good faith by Tenant, at its sole cost and expense, and Tenant shall have posted, at its sole cost and expense, a bond (with surety) or other security reasonably satisfactory to Landlord, sufficient to insure that upon final determination of the validity of the lien or claim, any final judgment rendered against Tenant or Landlord, together with all related costs and charges, will be fully paid. Notwithstanding any provision of this Article 6 to the contrary, for so long as the terms and conditions of Exhibit E attached hereto are in effect, the terms and conditions of this Section 6 shall be superseded by the terms and conditions of Section

6.2 of Exhibit E, if, and only to the extent, the terms and conditions of Section 6.2 of Exhibit E do not reduce or diminish the scope of Tenant’s obligations described in this Article 6.

ARTICLE 7
Rent and Other Payments

7.01. Rent During Initial Lease Term. In each Lease Year during the Initial Lease Term, Tenant shall pay to Landlord the Rent as set forth in Exhibit E.

7.02. Rent During Renewal Terms. Base Rent for each Renewal Term, if any, shall be $50,000 per annum. Notwithstanding the foregoing, if the Loan Term has expired, in the event that, at the time Tenant exercises the relevant Renewal Option, the Project is not primarily used for the Project Purposes, the annual Base Rent for the applicable Renewal Term shall be equal to the annual fair market rent for the Premises for each year during such Renewal Term, as determined by an appraiser mutually agreed upon by Landlord and Tenant prior to the commencement of the applicable Renewal Term, each acting reasonably. In the event that Landlord and Tenant are unable to agree upon an appraiser, then Landlord and Tenant shall each choose one appraiser and the two appraisers so chosen shall attempt to agree on such fair market rent within 60 days after receiving the request to make such determination. If the two appraisers so chosen cannot agree on such fair market rent within such period, and the lower fair market rent so determined is equal to not less than 90% of the higher fair market rent, then the determination of fair market rent shall be the numerical average of the two fair market rents. If the lower fair market rent is less than 90% of the higher fair market rent, the two appraisers shall choose one additional appraiser. If the two appraisers cannot agree on the choice of such third appraiser within 15 days following the determination of such two fair market rents, such third appraiser shall be selected by the administrative judge of the Court of Common Pleas of Clinton County. The third appraiser shall make an independent determination of fair market rent, which shall be submitted to Landlord and Tenant within 60 days after the third appraiser has been selected. The determination of fair market rent shall be conclusively deemed to be the numerical average of (i) the numerical average of the higher two of the three determinations of fair market rent, and (ii) the numerical average of the lower two of the three determinations of fair market rent; provided, however, that solely for purposes of such averaging, if the lowest determination of fair market rent is less than 75% of the amount of the middle determination of fair market rent, then the lowest determination of fair market rent shall be deemed to be 75% of the amount of the middle determination of fair market rent, and if the highest determination of fair market rent is more than 125% of the middle determination of fair market rent, then the highest determination of fair market rent shall be deemed to be 125% of the amount of the middle determination of fair market rent. Each party shall pay the fees of the appraiser chosen by it, and the fees of the third appraiser, if any, shall be split equally between Landlord and Tenant; provided, however, Landlord's obligation to split the fee shall be subject to a duly authorized appropriation. Each appraiser selected pursuant to this Section 7.02 shall be an Ohio-certified M.A.I. appraiser with at least 15-years’ experience appraising commercial projects.

Annual Base Rent during any Renewal Term shall be payable in advance in consecutive equal monthly installments commencing on the first day of such Renewal Term and continuing on the first day of each and every calendar month thereafter during the relevant Renewal Term. Base Rent shall be paid as aforesaid without demand, notice or setoff.

7.03. Late Payments. If Tenant is delinquent in any monthly installment of Base Rent or any other sums due hereunder for more than 10 days after such installment or sum is due, Tenant shall pay to Landlord a late charge equal to 5% of such delinquent sum. Landlord and Tenant hereby agree that any such late charge represents a fair and reasonable estimate of the costs which Landlord will incur by reason of late payment by Tenant. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty or as limiting Landlord’s remedies in any manner.

ARTICLE 8
Taxes, Assessments, Utilities, Operating Costs

8.01. Taxes and Assessments. Tenant shall be responsible for and shall pay, when due, all intangible, sales and personal property taxes in connection with the Fixtures and/or any other property or fixtures now or hereafter situated at the Premises and owned by Tenant. Tenant shall also pay all real property taxes, tax increment financing (“TIF”) service payments, other payments in lieu of taxes, and assessments due in connection with the Premises. Landlord shall use good faith efforts to cause all tax bills with respect to the Premises to be sent directly to Tenant and, where it is unable to do so, to promptly send to Tenant any such tax bills received by Landlord. Tenant may, at its expense, in good faith contest any taxes, assessments and other charges, including TIF service payments and payments in lieu of taxes with respect to the Premises and, in the event of any such contest, during the period of such contest and any appeal therefrom, may permit the taxes, assessments or other charges so contested to remain unpaid unless Landlord shall notify Tenant that, in the opinion of counsel, by nonpayment of any such items the Premises or any part of the Premises will be materially adversely affected or the Premises or any part thereof will be subject to loss or forfeiture, in which event such taxes, assessments or charges shall be paid or provisions for payment by deposit or bonding made promptly by Tenant. After first consulting with Landlord, Tenant shall have the right to initiate any such contest in its own name or in the name of the Landlord, and Landlord shall reasonably cooperate with Tenant (at no out-of-pocket expense to Landlord) with Tenant in any such contest, including, if determined by Tenant to be necessary, appointing Tenant as its attorney-in-fact for such contest. Notwithstanding any provision of this Section 8.01 to the contrary, for so long as the terms and conditions of Exhibit E attached hereto are in effect, the terms and conditions of this Section 8.01 shall be superseded by the terms and conditions of Section 6.1 of Exhibit E.

8.02. Utilities. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services pertaining to the Premises, including all maintenance charges for utilities used on or at the Premises, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider pertaining to the Premises. Tenant shall, at Tenant’s expense, endeavor in good faith to cause any of said services to be separately metered and charged directly to Tenant by the provider, if and as reasonably practical to do so and without undue expense to either party.

Tenant and Landlord each shall pay their respective shares of all charges for jointly metered utilities based upon respective consumption, as reasonably and jointly determined by Landlord and Tenant. Neither Landlord nor Tenant shall be liable to the other for any interruption or failure of utilities or any other service to the Premises or the Air Park, respectively, and no such interruption or failure shall result in the abatement of rent hereunder or otherwise permit Tenant to terminate this Lease Agreement.

8.03. Operating Costs. Except as otherwise provided in this Lease Agreement, Tenant shall be responsible for and shall pay any and all expenses of owning, operating, maintaining and repairing the Premises incurred from and after the Effective Date until the expiration of the Lease Term and any and all other costs, charges, assessments, expenses and taxes of every kind and character, arising out of or incurred in connection with the use or occupancy of the Premises, whether or not such cost, charge, assessment, expense or tax is expressly referred to herein, so as to allow Landlord to receive the Rent as net rent.

ARTICLE 9
[Intentionally Omitted]

ARTICLE 10
Environmental Requirements

10.01. General. Other than in compliance with applicable Environmental Laws (as defined herein), Tenant shall not: (a) permit, cause or suffer any Hazardous Material (as defined herein) to be used, generated, manufactured, produced, stored, brought upon, managed or Released (as defined herein) in, on, under or from the Premises or the Common Use Facilities, or (b) store or use, or permit the storage or use of, any Hazardous Material in or about the Premises or the Common Use Facilities. In operating its business on the Premises and in the Common Use Facilities, Tenant shall comply with all applicable Environmental Laws and will obtain, comply with, and properly maintain all permits and licenses or applications required by Environmental Laws for its operations.

10.02. Terms. For the purposes of this Article 10:

(A)    “Environmental Laws” means any one or all of the following as the same are amended from time to time: the Comprehensive Environmental Response, Compensation, and Liability Act; the Resource Conservation and Recovery Act; the Toxic Substances Control Act; the Federal Water Pollution Control Act; the Federal Hazardous Materials Transportation Act; the Safe Drinking Water Act; the Clean Water Act; the Clean Air Act; any other laws (whether enacted by local, state, federal or other governmental authorities) now in effect or hereinafter enacted that deal with the regulation or protection of the environment, including the ambient air, ground water, surface water, and land use, including sub-strata land; and any regulations promulgated in connection with or under any of the foregoing.

(B)    “Hazardous Material” shall mean all substances, materials, wastes, pollutants or contaminants that are, or that become, regulated under or classified as hazardous or toxic under any applicable Environmental Laws and all petroleum products, including, without limitation, gasoline, kerosene, diesel fuel, airplane fuel and like substances.

(C)    “Release” and “Released” shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping of any Hazardous Material into the environment.

10.03. Indemnity.

(A)    Tenant shall indemnify, defend, and hold Landlord and its officers, directors, agents and employees (together, the “Indemnified Parties”), harmless from and against any and all manner of losses, claims, demands, actions, suits, damages (including, without limitation, punitive damages), fines, penalties, administrative and judicial proceedings, judgments, settlements, expenses (including, without limitation, reasonable consultant fees, attorneys’ fees, or expert fees) and/or costs (collectively, the “Indemnified Exposures”) which are brought or recoverable against, or suffered or incurred by, Landlord or the Indemnified Parties as a result of (i) Tenant’s failure to comply with the provisions of this Article 10, (ii) the Release by Tenant or any Person acting through or on behalf of Tenant of any Hazardous Materials in, on, under, or from the Premises or the Common Use Facilities during the Lease Term for which remediation is required under applicable Environmental Laws and (iii) any noncompliance with Environmental Laws caused by Tenant within the Air Park during the Lease Term, regardless of whether Tenant had knowledge of any of the foregoing.(B)    Without limiting the foregoing, if any condition covered by Tenant’s indemnification obligations set forth in Section 10.03(A) occurs (each an “Environmental Indemnification Condition”), then (a) Tenant shall, at its sole cost and expense, promptly take all actions as are reasonably necessary to return the Premises or the Common Use Facilities, as the case may be, or any improvements thereon (and the Air Park, to the extent applicable) in all material respects to the condition required by applicable Environmental Laws; provided, that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld, conditioned or delayed; and (b) if, due to a Release of Hazardous Materials by Tenant or any Person acting through or on behalf of Tenant during the Lease Term, a governmental authority determines that site investigation, site assessment and/or a cleanup plan must be prepared or that a cleanup should be undertaken on or surrounding the Premises or the Common Use Facilities or in any improvements thereon due to any such Release by Tenant or any Person acting through or on behalf of Tenant, then, subject to the terms of this Article 10, Tenant shall, at its sole cost and expense, prepare and submit the required plans and financial assurances, and carry out the approved plans; provided that, Tenant shall have the right to participate with Landlord in all discussions and communications with such governmental authority with respect to such matters and the right to contest in good faith and with diligence any such determination by such governmental authority, and to assert claims against any third party. Anything contained in this Agreement to the contrary notwithstanding, Tenant shall have no responsibility or liability under this Agreement for cleanup or any other action relating to a Release of Hazardous materials in, on or under, or from the Premises or the Common Use Facilities occurring prior to the Effective Date.

(C)    The following terms shall apply to any and all Indemnified Exposures claims made by Landlord against Tenant relating to any Environmental Indemnification Condition under this Lease Agreement:

(i)
Prior to asserting any such Indemnified Exposures claim against Tenant, Landlord shall provide to Tenant: (a) prompt, written notice of such Indemnified Exposures claim with sufficient detail so as to permit Tenant to understand the nature of such claim, and (b) if curable, a reasonable opportunity for Tenant to cure the same by causing action to be taken to remedy or otherwise address the Environmental Indemnification Condition (and/or the consequences thereof, including, without limitation, fines or penalties) which gives rise to such Indemnified Exposures claim.

(ii)
Landlord’s claims relating to Indemnified Exposures shall be limited to Indemnified Exposures arising out of or relating to any one or all of the following: (a) any claims, actions, suits, proceedings or demands instituted or asserted by a third party, including, without limitation, by a governmental authority having jurisdiction; (b) one or more Environmental Indemnification Conditions that materially interfere with any bona fide then-existing use or reasonably anticipated use of the Premises and/or the Air Park by Landlord or its employees, agents, tenants or invitees; (c) one or more Environmental Indemnification Conditions that reasonably do or could adversely affect the health, safety or welfare of the public or any user of or invitee at the Air Park taking into account any applicable standards for such health, safety and public welfare considerations included in the applicable Environmental Laws; or (d) one or more Environmental Indemnification Conditions which Landlord is required by applicable Environmental Laws to address; and

(iii)
Landlord’s claims relating to remediation of an Indemnified Environmental Condition shall be limited to those costs reasonably necessary to attain Ohio EPA Voluntary Action Program standards applicable to the current “Land Use and Activities” category for the Premises and/or the affected Common Use Facilities, as the case may be, as that term is defined in Ohio Administrative Code 3745-300-08(C)(2)(c)(iii)(March 1, 2009 edition), with no use of groundwater for any purpose other than monitoring and no use of subsurface structures for human occupancy, and not for any other more superior uses or more stringent standards.
(D)    The indemnification and hold harmless obligations of Tenant under this Section 10.03 shall survive any expiration or termination of this Lease Agreement, any renewal, expansion or amendment of this Lease Agreement and/or the execution and delivery of any new lease with Tenant covering all or any portion of the Premises or the Air Park. The term “Indemnified Exposures” shall include, without limitation, necessary costs incurred in connection with any investigation of on-site conditions or off-site conditions directly relating to Releases of Hazardous Materials by Tenant or its permitted sublessees from the Premises or the Common Use Facilities or any necessary cleanup, remediation, removal or restoration work required by an Environmental Law because of any matter covered by Tenant’s indemnification under this Section 10.03.

10.04. Reporting. Tenant, at Tenant’s own cost and expense, shall make all submissions to, provide all information to, and comply with all applicable requirements of the appropriate governmental authorities as required of Tenant under applicable Environmental Laws. At no cost or expense to Landlord, Tenant shall promptly provide information reasonably requested by Landlord that is in Tenant’s possession or subject to its control to (a) determine the applicability of the Environmental Laws to the Premises or operations conducted thereon, or (b) respond to any governmental inquiry or investigation or to respond to any claim of liability by third parties which is related to environmental conditions in connection with the Premises.

Tenant shall promptly notify Landlord of any of the following: (a) any correspondence or communication from any governmental authority regarding the application of Environmental Laws to the Premises or Tenant’s operations on the Premises or at the Air Park, (b) any change in Tenant’s operations on the Premises or at the Air Park that will change Landlord’s obligations or could increase or reasonably be expected to increase Tenant’s or Landlord’s obligations or liabilities under Environmental Laws and (c) any incidents occurring in or at the Premises and/or, if caused by Tenant or any Person acting through or on behalf of Tenant, any other areas within the Air Park regarding Hazardous Material, including, without limitation, any Release of Hazardous Material. At any time Tenant submits any filing or required documentation pertaining to investigations or violations relative to Hazardous Materials situated in or on or Released from the Premises or the Common Use Facilities to any governmental authority (other than the Internal Revenue Service), including, by way of example but not in limitation, the FAA, the Environmental Protection Agency or any similar State of Ohio agency or department, Tenant shall provide duplicate copies of the filing(s) made, along with any related documents, to Landlord.

At Landlord’s request upon or promptly after expiration, termination or cessation of this Lease Agreement for any reason, Tenant shall make available to Landlord, at Landlord’s expense, for copying all environmental inspections, reports or other documentation related to compliance with, or activity related to compliance with, Environmental Laws at or about the Premises or the Common Use Facilities.

10.05. Landlord Assessments. In accordance with the provisions of Article 21 hereof, Landlord shall have such access to, and a right to perform such inspections and tests of, the

Premises as it may reasonably require to determine compliance with Environmental Laws and Tenant’s obligations hereunder. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests document that Tenant has violated any Environmental Laws and/or the terms of this Lease Agreement, in which case Tenant shall, upon demand, reimburse Landlord for the reasonable cost of such inspection and tests documenting Tenant’s non-compliance. At the expiration or earlier termination of this Lease Agreement, Landlord shall have the right, at its option and at Landlord’s sole cost and expense, to undertake an environmental assessment of the Premises. Landlord and Tenant agree that Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant or any defenses that Tenant holds against Landlord.

10.06. Related Tenant Obligations. As soon as reasonably practicable after the Effective Date: (A) Landlord and Tenant shall work cooperatively to effect, if and as reasonably practical to do so and without undue expense to either party, possible changes to the current City WWTP Permit No. 1015-09 for sanitary sewage discharges, including, without limitation, to establish procedures and protocols to separately measure, and/or to obtain a separate permit for, discharges by Tenant into the City sanitary sewer system; and (B) Landlord and Tenant shall work collaboratively to determine the necessity and/or appropriateness of Tenant obtaining its own Industrial Activities Stormwater Permit from Ohio EPA relating to Tenant’s activities in or on the Premises and/or the Common Use Facilities.

ARTICLE 11
General Indemnification

11.01. General Indemnification Obligations. To the fullest extent permitted by law, and in addition to and not in limitation of any other indemnification provisions set forth in this Lease Agreement, but subject to the provisions of Section 12.02 hereof, Tenant shall indemnify, defend and hold harmless Landlord from and against: (i) any loss, liability, or damage suffered or incurred by Landlord arising from or in connection with (a) Tenant’s use or occupancy of the Premises and/or Tenant’s performance of its responsibilities under this Lease Agreement (other than losses, liabilities or damages that actually are covered by the insurance policies described in Section 12.01 hereof), or (b) the non-performance of the terms of this Lease Agreement to be performed by Tenant; (ii) any loss, liability, or damage suffered or incurred by Landlord on account of injury to Person or property or from loss of life sustained in, on, or about the Premises or the Air Park resulting from the willful misconduct or negligent act or omission of Tenant or of its employees or from any act or omission of Tenant or of its employees that violates applicable laws; and (iii) all actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including reasonable attorney’s fees) directly relating to the foregoing. In the event that a claim for indemnification results from or arises out of a circumstance described in Section 10.03 and such claim could also be asserted under this Article 11, then such claim shall be brought under, and be subject to the conditions of, Section 10.03.
11.02. Claims Procedures. In the event that any claim is asserted, or any action or proceeding is instituted, against Landlord by reason of any event or occurrence in respect of which Tenant is to provide indemnity as provided in Section 11.01 of this Lease Agreement:

(A)    Tenant shall, if requested in writing by Landlord, cause such claim, action or proceeding to be resisted, defended and resolved, at Tenant’s sole cost and expense, and by legal counsel to be approved by Landlord, which approval shall not be unreasonably withheld or delayed; or
(B)    In the event that Tenant shall fail to engage legal counsel within 30 days after the written request contemplated by clause (A) above, Landlord may cause such claim, action or proceeding to be resisted and defended by legal counsel designated by Landlord, in which event Tenant shall reimburse Landlord, upon demand made from time to time, for the costs thereby incurred by Landlord (including the reasonable fees of attorneys, paralegals, experts, court reporters and others) and actual amounts paid to resolve any such claim, action or proceeding.
ARTICLE 12
Insurance

12.01. Tenant’s Insurance. Tenant shall obtain and maintain in full force and effect throughout the Lease Term, at Tenant’s expense, the following insurance:
(A)    Commercial general liability (CGL) and, if necessary, commercial umbrella insurance, with liability limits of not less than $5,000,000 combined single limit coverage. If such CGL insurance contains a general aggregate limit, it shall apply separately to the Premises. Such CGL insurance shall be provided pursuant to a stand-alone policy or as part of a commercial aviation liability policy and shall cover liability on an occurrence basis arising from premises, operations, independent contractors, products-completed operations, personal and advertising injury and liability assumed under an insured contract.
(B)    Automobile Liability insurance with liability limits of not less than $5,000,000 combined single limit per accident (without annual aggregate) for bodily injury and property damage. Defense costs shall apply in addition to the limit of liability. Coverage shall include contractual liability and shall apply to owned, leased, hired and non-owned autos, both on and off the Premises.
(C)    Statutory workers’ compensation coverage as required by the State of Ohio and employer’s liability with limits of not less than $1,000,000 bodily injury by accident, $1,000,000 bodily injury by disease, and $1,000,000 bodily injury by disease, each employee.
(D)    Commercial property insurance covering the Fixtures. Such insurance shall cover the perils covered under the ISO special causes of loss form (CP 10 30) and shall cover the replacement cost of the property insured.
(E)    Commercial property insurance covering the Premises, including the Project. Such insurance shall cover the perils covered under the ISO special causes of loss form (CP 10 30) and shall cover the replacement cost of the Project.
Tenant shall cause Landlord to be identified, by endorsement, as an additional insured in connection with any and all insurance policies (other than the commercial property insurance policy, workers’ compensation policies and employer’s liability policies) provided for under this Lease Agreement and, upon Landlord’s request, shall deliver or cause to be delivered to Landlord evidence of said insurance coverages in the form of appropriate certificates of insurance and endorsements to the underlying policies. If, and only if, the provisions of Exhibit E are not in effect, Landlord shall be named as a loss payee with respect to any insurance policy described in clause (E), above. Such policies and certificates of insurance shall provide that Landlord will be notified in writing at least 30 days prior to the cancellation, material change or non-renewal of any such insurance policy. Notwithstanding any provision of this Section 12.01 to the contrary, during any period that the provisions of Exhibit E remain in effect: (i) any insurance policy described in clause (E), above, shall (x) in all events provide coverage of type and amounts required by Sections 5.4 and 5.5 of the Loan Agreement, and (y) name the Director as the loss payee, and (z) contain a clause requiring all Net Proceeds resulting from any claim for loss or damage, if the Net Proceeds of such claim are in excess of $100,000, to be paid to the Trustee for deposit in the Collateral Proceeds Account to be paid and applied as provided in Section 7.2 of Exhibit E, (ii) any insurance policy described in clause (A), (B), (D) or (E), above, shall be with a generally recognized, responsible insurance company unless otherwise agreed to by Landlord and the Director, and (iii) the Director and the Trustee shall have the same rights as Landlord as described in the two preceding sentences.
12.02. Waiver of Subrogation. Landlord and Tenant hereby waive recovery of damages against each other for loss or damage to their property to the extent the same is or could be covered by the commercial property insurance required in Section 12.01 above. Because the provisions of this Section 12.02 preclude the assignment of any claim mentioned herein, by way of subrogation or otherwise, to an insurance company or any other person, each party to this Lease Agreement shall give to each insurance company which has issued to it one or more policies of commercial property insurance notice of the terms of the mutual releases contained in this Section 12.02, and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of insurance coverages by reason of these mutual releases.
ARTICLE 13
Maintenance and Repair; Alterations; Signage

13.01. Maintenance and Operation. Tenant shall, at its sole cost and expense, cause the Premises at all times during the Lease Term to be operated, maintained and repaired in good condition and repair and in compliance with all present and future laws, codes, rules, orders, ordinances, regulations, statutes and requirements of any federal, state, county, or other governmental entity having jurisdiction, including, without limitation, the Americans with Disabilities Act of 1990. Tenant shall not use, permit or suffer the use of the Premises, and shall not use or permit the use of the Common Use Facilities, or any part of either of them, for any unlawful purpose or for any dangerous or noxious trade or business, or in violation of any occupancy permit issued in respect thereof. Tenant shall not commit, suffer or permit waste in or to the Premises, and shall not commit or permit waste in or to the Common Use Facilities. Notwithstanding any provision of this Section 13.01 to the contrary, for so long as the terms and conditions of Exhibit E attached hereto are in effect, the terms and conditions of this Section 13.01 shall be superseded by the terms and conditions of Section 5.2 of Exhibit E, if, and only to the extent, the terms and conditions of Section 5.2 of Exhibit E do not reduce or diminish the nature and scope of Tenant’s obligations described in this Section 13.01.

13.02. Alterations. Tenant shall not make any alterations, improvements or additions to the Premises or the Project, unless and until Tenant has received Landlord’s prior written consent and approval of the complete plans and specifications therefor, which consent and approval shall not be unreasonably withheld, conditioned or delayed by Landlord. All such alterations, improvements or additions shall be performed in all material respects in accordance with the approved plans and specifications. Notwithstanding any provision of this Section 13.02 to the contrary, for so long as the terms and conditions of Exhibit E attached hereto are in effect, the terms and conditions of this Section 13.02 shall be superseded by the terms and conditions of Section 5.3 of Exhibit E.

13.03. Signage. Tenant shall not install signs at the Premises unless and until Tenant has received Landlord’s prior written consent and approval of the complete plans and specifications therefor, which consent and approval shall not be unreasonably withheld, conditioned or delayed by Landlord. All such signage shall be constructed and displayed in all material respects in accordance with the approved plans and specifications and in compliance with local, state and federal laws, ordinances and regulations.

ARTICLE 14
Casualty Damage

14.01. Landlord Election. In the event that any portion of the Premises is damaged or destroyed by fire or any other casualty (“Casualty Damage”), Landlord may elect, at its option, by written notice to Tenant given within 60 days after the occurrence of the Casualty Damage, to: (a) repair and restore the Premises (but not any of the Fixtures); or (b) effect a Partial Termination (as defined herein), or (c) terminate this Lease Agreement. Notwithstanding the foregoing, in the event that Casualty Damage occurs to the Premises that is covered by the commercial property insurance to be obtained and maintained by Tenant pursuant to Section 12.01 hereof, then Tenant, at Tenant’s option exercised by written notice to Landlord given within 10 days following Tenant’s receipt of Landlord’s election not to repair and restore the Premises pursuant to Section 14.01(b) or (c) hereof, may repair and restore the Premises (but not any of the Fixtures), on behalf of Landlord, in which case any election by Landlord not to repair and restore the Premises pursuant to Section 14.01(b) or (c) hereof shall be deemed to have been overridden and Tenant may repair and restore the Premises (but not any of the Fixtures); provided, however, that Tenant shall be responsible for the costs of such repair and restoration to the extent such costs exceed the proceeds of commercial property insurance payable as a result of the Casualty Damage.

14.02. Restoration. In the event Landlord elects or is required to allow Tenant to repair and restore the Premises under Section 14.01 hereof, then (a)Tenant shall promptly commence repair and restoration of the Premises to the condition the Premises were in immediately prior to the Casualty Damage and diligently pursue such repair and restoration to completion, and (b) this Lease Agreement shall continue in full force and effect; provided, that Base Rent shall temporarily abate from the date of the Casualty Damage through the completion by Tenant of the repair and restoration of the Premises in order to reflect the portion of the Premises rendered temporarily unusable by the Casualty Damage and shall be determined by multiplying the annual Base Rent then in effect by a fraction, the numerator of which shall be the number of square feet of the Project which remain usable by Tenant during such repair and restoration and the denominator of which shall be 100,000.

14.03. Partial Termination. If any Casualty Damage results in the destruction of a portion but not all of the Premises, Landlord may elect pursuant to Section 14.01(b) to terminate this Lease Agreement only with respect to the portion of the Premises which was materially affected by such Casualty Damage and maintain this Lease Agreement in full force and effect with respect to the portion of the Premises not materially affected by the Casualty Damage (a “Partial Termination”). In the event of a Partial Termination, annual Base Rent shall be permanently reduced to reflect the reduced area of the Premises and shall be determined by multiplying the annual Base Rent then in effect by a fraction, the numerator of which shall be the number of square feet contained in the Project after such Partial Termination and the denominator of which shall be 100,000.

14.04. Tenant Election Upon Substantial Damage. If Landlord has elected to repair and restore the Premises under Section 14.01(a) or to cause a Partial Termination under Section 14.01(b) (a “Continuation Election”), but Casualty Damage is so extensive as to result in a permanent substantial adverse impact upon Tenant’s business conducted on or from the Premises, Tenant may elect to terminate this Lease Agreement upon written notice to Landlord together with documentation which clearly demonstrates the basis for Tenant’s election to terminate, which notice and supporting documentation shall be given, if at all, within 20 days following receipt of the Continuation Election. In addition, if the Master Lease has been terminated by either party as a result of a casualty, Tenant may elect to terminate this Lease Agreement upon written notice to Landlord, which notice shall be given, if at all, within 20 days following such termination of the Master Lease.

14.05. Total Termination. In the event this Lease Agreement is properly terminated in accordance with Section 14.01(c) or Section 14.04 of this Lease Agreement, this Lease Agreement and all rights and obligations hereunder shall terminate effective as of the 30th day after the party electing to terminate this Lease Agreement has provided notice of such election to the other party. All Base Rent and other sums required to be paid by Tenant hereunder shall be apportioned and paid as of the effective date of such termination.

14.06. Casualty Provision Superseded. Notwithstanding anything herein to the contrary, but subject to Section 14.07, for so long as the terms and conditions of Exhibit E attached hereto are in effect, the terms and conditions of this Article 14 shall be superseded in their entirety by the terms and conditions of Article VII of Exhibit E.

14.07. Prepayment Upon Casualty. In the event that the provisions of Exhibit E cease to be effective as a result of a prepayment of all remaining Rent (as defined in Exhibit E) for the Loan Term (as defined in Exhibit E) by paying the Discharge Amount (as defined in Exhibit E) following a casualty pursuant to Section 7.1(c) of Exhibit E, then (a) this Lease Agreement shall terminate, and (b) any Net Proceeds remaining after such prepayment (which remaining Net

Proceeds may have been paid to Landlord pursuant to Section 7.1(c) of Exhibit E and/or the last sentence of Section 10.2 of the Loan Agreement), shall be first applied to stabilize or demolish the Project and the Premises and remedy any health and safety hazards relating to the Project and the Premises (a “Clean Up”), with the remainder of the Net Proceeds, if any, paid to Tenant; provided, however, that nothing in this Section 14.07 shall limit in any way Tenant’s indemnification obligations as described in this Lease Agreement including, without limitation, Section 10.03 and Article 11.

ARTICLE 15
Condemnation

15.01. Total Condemnation. If all of the Premises and/or the Air Park are taken by any condemning authority under the power of eminent domain or otherwise, or by any purchase or other acquisition in lieu of eminent domain or otherwise (a “Total Take”), or if Tenant has the right to and does terminate this Lease Agreement in accordance with Section 15.02(A)(i) below, then this Lease Agreement and the Lease Term shall terminate as of the date when possession of the Premises is required by the condemning authority, and all Base Rent and other sums required to be paid by Tenant hereunder shall be apportioned and paid to the date of such taking.

15.02. Partial Condemnation.
(A)    In the event that only a portion of the Premises and/or the Air Park is taken or condemned by any condemning authority, Landlord shall immediately send written notice thereof to Tenant. If said portion of the Premises and/or the Air Park so taken or condemned constitutes a “substantial portion of the Premises” as defined in Section 15.02 (C) below, then Tenant shall have the right to elect, by written notice to Landlord within 20 days after receipt from Landlord of the aforesaid notice of condemnation, either: (i) to terminate this Lease Agreement as of the date of the taking of possession by the condemning authority, in which event the Base Rent and all other charges shall be apportioned and paid to the date of the taking, or (ii) to terminate this Lease Agreement only with respect to the portion of the Premises taken by such condemning authority and otherwise to continue this Lease Agreement in full force and effect. In the event that any such taking or condemnation involves less than a “substantial portion of the Premises”, or if it does involve a “substantial portion of the Premises” but Tenant makes the election set forth in clause 15.02(A)(ii) above, then Base Rent will be reduced to reflect the reduced area of the Premises and will be determined by multiplying the annual Base Rent then in effect by a fraction, the numerator of which shall be the number of square feet contained in the Project after the taking and the denominator of which shall be 100,000 and such reduced Base Rent will become effective upon the date of such taking.

(B)    If this Lease Agreement is not terminated as set forth in Section 15.01 or 15.02(A)(i) hereof, then the award or payment for the taking that is related to the Premises shall be paid to and used by Tenant to restore, with reasonable dispatch, the portion of the Premises remaining, after the taking, to substantially the same condition and tenantability as existed immediately preceding the taking.

(C)    A “substantial portion of the Premises” shall be deemed to have been condemned if such condemnation relates to a portion of the Premises and/or the Air Park the absence of which would reasonably result in a permanent substantial adverse impact upon Tenant’s business conducted on or from the Premises.

(D)    Termination of this Lease Agreement because of condemnation shall be without prejudice to the rights of either Landlord or Tenant to recover from the condemning authority compensation and damages for the injury and loss sustained by them as a result of the taking. Landlord shall have the right to recover from the condemning authority compensation and damages for the injury and loss sustained by Landlord as a result of the taking of the Premises, including land and any improvements. Tenant shall have the right to make an independent claim against the condemning authority for the Fixtures, interruption or dislocation of business in the Premises, loss of good will, and for moving expenses as long as such claim by Tenant does not reduce the amount payable to Landlord.

15.03. Condemnation Provision Superseded. Notwithstanding anything herein to the contrary, but subject to Section 15.04, for so long as the terms and conditions of Exhibit E attached hereto are in effect, the terms and conditions of this Article 15 shall be superseded in their entirety by the terms and conditions of Article VII of Exhibit E.

15.04. Prepayment Upon Condemnation. In the event that the provisions of Exhibit E cease to be effective as a result of a prepayment of all remaining Rent for the Loan Term by paying the Discharge Amount following a condemnation pursuant to Section 7.2(b) of Exhibit E, then (a) this Lease Agreement shall terminate, and (b) any Net Proceeds remaining after such prepayment (which remaining Net Proceeds may have been paid to Landlord pursuant to Section 7.2(b) of Exhibit E and/or the last sentence of Section 10.2 of the Loan Agreement) shall be first applied to a Clean Up (as defined in Section 14.07) (if applicable), with the remainder apportioned between Landlord and Tenant pro rata in accordance with the allocation method generally described in Section 15.02(D), above.

ARTICLE 16
Assignment and Subletting

16.01. Assignment. Tenant shall not assign this Lease Agreement or its rights in or to the Premises or the Common Use Facilities, or permit the assumption of all or any part of the obligations of Tenant under this Lease Agreement, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord. Notwithstanding any such consent, and unless otherwise agreed in writing, Tenant will remain jointly and severally liable (along with any approved assignee), and Landlord shall be permitted to enforce the provisions of this Lease Agreement directly against Tenant and/or any assignee without being required to proceed in any way against the other. For purposes of this Section 16.01, (a) an assignment shall mean the direct or indirect sale, conveyance, mortgage, hypothecation, pledge, transfer or assignment of this Lease Agreement by Tenant, or the assumption of Tenant’s obligations hereunder, to or by any Persons, but shall not include (i) any security interest granted by Tenant in this Lease Agreement as required by the terms of any credit facility of Tenant and/or its Affiliates, or (ii) an assignment of Tenant's rights under this Agreement to a successor or parent corporation in connection with any sale of substantially all of the assets or stock of Tenant, whether via merger or otherwise and (b) a “merger” refers to any merger in which Tenant participates, regardless of whether it is the surviving or disappearing entity.

16.02. Subletting.     Tenant shall not sublease all or any part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord. For purposes of this Lease Agreement, a “sublease” shall include subleases, licenses, concessions, and all other possessory arrangements entered into by Tenant in respect of the Premises. If Landlord consents to a sublease, no such subletting shall release or relieve Tenant from any of its obligations under this Lease Agreement. Notwithstanding the foregoing, Landlord shall be deemed to have consented to the Operating Sublease, a copy of which is attached hereto as Exhibit F.

16.03. Assignment and Subletting Subject to Exhibit E. Notwithstanding anything herein to the contrary, for so long as the terms and conditions of Exhibit E attached hereto are in effect, any assignment or sublease under this Article 16 must also comply with Section 11.1 of Exhibit E, and Section 11.1 of Exhibit E shall control to the extent of any inconsistency.

ARTICLE 17
Conveyance or Encumbrancing by Landlord

17.01. Conveyances. Landlord shall have the unrestricted right to sell, assign, convey or transfer to any Person all or any part of its right, title or interest in or to the Premises; subject, however, to the Loan Agreement, this Lease Agreement, the Mortgage and the RNDA. In the event of a sale or transfer of the Premises, Landlord (or, in the case of a subsequent transfer, the transferor) shall, after the date of such transfer, be automatically released from all further liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder, and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations, it being intended hereby that such terms, conditions, covenants and obligations shall be binding upon Landlord, its successors and assigns, only during and in respect of their successive periods of ownership during the Lease Term. Upon Tenant’s request, Landlord shall deliver to Tenant copies of the recorded deed and any lease assignment executed and delivered by Landlord in connection with any such conveyance by Landlord.

17.02. Subordination and Attornment. This Lease Agreement and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any mortgage of Landlord’s right, title and interest in and to the Premises (a “Fee Mortgage”), now existing or hereafter created on or against the Air Park or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such Fee Mortgage (a “Fee Mortgagee”), to attorn to any such holder, provided that the Fee Mortgagee agrees to not disturb the possession, use or enjoyment of the Premises by Tenant, or disaffirm this Lease Agreement, so long as Tenant shall fully perform its obligations under this Lease Agreement. Tenant agrees to execute, acknowledge and deliver, within 10 days following Landlord’s request therefor, such commercially reasonable instruments confirming such subordination and attornment as shall be requested by any Fee Mortgagee. Notwithstanding the foregoing, any Fee Mortgagee may at any time subordinate its Fee Mortgage to this Lease Agreement, without notice or Tenant’s consent, and thereupon this Lease Agreement shall be deemed prior to such Fee Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Fee Mortgagee shall have the same rights with respect to this Lease Agreement as though this Lease Agreement had been executed prior to the execution, delivery and recording of such Fee Mortgage.

17.03. Notice and Cure Rights. If Tenant shall serve Landlord with any notice claiming a default or breach of this Lease Agreement by Landlord, Tenant shall serve a duplicate of said notice upon each Fee Mortgagee, provided that Tenant has received the name and address of such Fee Mortgagees. The Fee Mortgagees shall be permitted to correct or remedy the breach or default complained of within a reasonable time after the expiration of Landlord’s time to do so and with the same effect as if Landlord itself had done so.

17.04. Landlord’s Conveyance and Encumbrance Rights Subject to Exhibit E. Notwithstanding anything herein to the contrary, for so long as the terms and conditions of Exhibit E attached hereto are in effect, any conveyance or encumbrance by Landlord under this Article 17 must also comply with Sections 11.2 and 11.3 of Exhibit E, and those Sections shall control to the extent of any inconsistency. Any Fee Mortgage must be subordinate to the Mortgage, and Tenant may not attorn to any Fee Mortgage unless such agreement to attorn is subordinate to the RNDA.

ARTICLE 18
Default; Termination

18.01. Default by Tenant. There shall exist an event of default (herein called an “Event of Default”) under this Lease Agreement if:

(A)    Tenant shall fail to pay any installment of Base Rent required to be paid by Tenant within 10 days after the same shall become due for payment; or

(B)    Tenant shall fail in any material respect to perform or comply with any other obligation of Tenant under this Lease Agreement, and such failure is not performed or corrected within 30 days after notice of such default from Landlord (or, if such failure is not capable of being performed or corrected within such 30-day period, if Tenant shall not commence the correction of such default within 30 days after notice of such default from Landlord and proceed with due diligence to complete such correction within a reasonable time, but in no event longer than 90 days from the notice of such default); or

(C)    Tenant, ATSG, or AMES shall make a general assignment for the benefit of creditors, or if Tenant’s interest in the Premises is sold upon execution or other legal process; or

(D)    Tenant shall suffer a receiver to be appointed in any action or proceeding by or against Tenant, and such appointment is not stayed or discharged within 60 days after the commencement thereof, or if Tenant is a debtor in any insolvency proceeding conducted pursuant to the laws of any state or of a political subdivision of any state and such proceeding is not stayed or discharged within 60 days after the commencement thereof, or if Tenant shall be or become, either voluntarily or involuntarily, a debtor in any case commenced under the provisions of the U.S. Bankruptcy Code, as amended, and such case is not stayed or discharged within 60 days after the commencement thereof.

18.02. Rights of Landlord upon Tenant’s Default. In the event that Tenant shall create or suffer an Event of Default under this Lease Agreement, in addition to the other rights and remedies available to Landlord hereunder, in equity or at law, Landlord, at its option, shall have the following remedies:

(A)        Without cancelling or terminating this Lease Agreement or the Lease Term, Landlord shall have the right to repossess the Premises and terminate all rights of Tenant with respect to the Premises and the Common Use Facilities, to possess the Premises and each and every part thereof and to expel Tenant therefrom and to endeavor to relet all or any part of the Premises from time to time for any unexpired part of the Lease Term. In the event of such repossession and reletting by Landlord, Landlord may collect the rents from any such reletting, applying the same first to the payment of reasonable expenses of such repossession and reletting (the “Reletting Expenses”, which shall include attorneys’ fees, brokerage fees, expenses for redecoration, alterations and other costs in connection with preparing the Premises for new tenants) and then as a credit against the Base Rent and additional charges due or to become due from Tenant under this Lease Agreement, with Tenant to pay to Landlord each month following any such repossession by Landlord any deficiency between Base Rent and other sums due and payable hereunder by Tenant for such month and the amount of any rent (net of Reletting Expenses) collected by Landlord during such month from any reletting tenant. Except as expressly provided in this Section 18.02(A), neither such termination of the right of Tenant to occupy the Premises and the Project, nor such repossession and possession by Landlord, shall relieve Tenant from its obligations to pay Base Rent and all other amounts payable by Tenant under the terms of this Lease Agreement, and/or to perform and observe all of the obligations of Tenant under this Lease Agreement.
(B)        Landlord shall have the right to cancel and terminate this Lease Agreement and the Lease Term at any time (including any time after Landlord has elected to terminate Tenant’s right of possession as provided in subsection 18.02(A) of this Lease Agreement), which termination shall not impair in any manner Landlord’s right to recover from Tenant any damages arising as a consequence of an Event of Default hereunder or such termination of this Lease Agreement; provided that, in no event shall Tenant be liable for consequential, indirect or punitive damages.

18.03. Landlord Right To Cure Tenant Defaults. If Tenant shall create or suffer an Event of Default under this Lease Agreement, Landlord may (but shall not be required to) cure such default on behalf of Tenant (without thereby waiving any of the rights otherwise afforded to Landlord under Article 18 of this Lease Agreement by reason of such default), and the amount of the reasonable cost to Landlord of curing any such default shall be paid by Tenant to Landlord on demand, together with interest thereon at a per annum rate equal to the “prime rate” of Bank of America (as such rate is announced or disclosed from time to time), plus 4% (the “Default Rate”), or at the maximum rate of interest permitted by law if less than the Default Rate, from the date or dates of payment thereof by Landlord.

18.04. Default/Termination Provision Superseded. Notwithstanding anything herein to the contrary, for so long as the terms and conditions of Exhibit E attached hereto are in effect, the terms and conditions of this Article 18 shall be superseded in their entirety by the terms and conditions of Article X of Exhibit E.

ARTICLE 19
Surrender

Upon the exercise by Landlord of its right to obtain possession of the Premises upon the occurrence of an Event of Default hereunder, or upon the expiration or sooner termination of this Lease Agreement, Tenant shall (i) surrender the Premises to Landlord, with all improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted and (ii) appropriately effect, at Tenant’s sole cost and expense and in accordance with all applicable Environmental Laws, the closure of all Resource Conservation and Recovery Act (“RCRA”) storage areas, if any, in and on the Premises and/or the Common Use Facilities (and such other areas in and on the Premises and/or the Common Use Facilities which should have been designated and permitted as RCRA storage areas in accordance with applicable Environmental Laws) wherein Tenant or any Person acting through or on behalf of Tenant caused, suffered or permitted the storage of Hazardous Waste either prior to or during the Lease Term.

ARTICLE 20
Quiet Enjoyment

Landlord covenants with and warrants and represents to Tenant that, so long as no Event of Default occurs or exists hereunder, and except as otherwise expressly provided herein, Tenant shall, at all times during the Lease Term, peaceably and quietly have, hold, occupy and enjoy the Premises, without hindrance or molestation by Landlord or by any Person claiming rights through Landlord in respect of the Premises, other than rights created by Tenant.

ARTICLE 21
Inspection

Landlord and its duly authorized representatives may enter the Premises at all reasonable times, upon at least 24-hours’ prior written notice to Tenant (or, in the event of an emergency, such notice as may be reasonable under the circumstances), to view and inspect the

Premises and to inspect all repairs, additions and alterations or to perform any work which may be necessary by reason of Tenant’s default under the terms of this Lease Agreement; provided, that any such inspections shall not unreasonably interfere with the activities of Tenant or its agents or contractors in or on the Premises, nor cause or result in any damage to the Premises. Notwithstanding anything herein to the contrary, for so long as the terms and conditions of Exhibit E attached hereto are in effect, the terms and conditions of this Article 21 shall be superseded in their entirety by the terms and conditions of Article V and Section 8.1 of Exhibit E, if, and only to the extent, such terms and conditions of Article V and Section 8.1 of Exhibit E do not reduce or diminish the nature and scope of Tenants obligations described in this Article 21.

ARTICLE 22
Notices and Payments

22.01. Notices. Any notice or other communication required or permitted to be given to a party under this Lease Agreement shall be in writing and shall be given by one of the following methods to such party, at the address set forth below: (i) it may be sent by registered or certified U.S. mail, return receipt requested and postage prepaid, or (ii) it may be sent by ordinary U.S. mail or delivered in person or by courier, telecopier, fax transmission, electronic mail or any other means for transmitting a written communication. Any such notice shall be deemed to have been given as follows: (i) if sent by registered or certified U.S. mail, as of the second business day after it was mailed, and (ii) if sent or delivered by any other means, upon receipt, with written or electronic confirmation thereof. Either party may change its address for notice by giving written notice thereof to the other party. The address of each party for notice initially is as follows:

Landlord	Tenant
Clinton County Port Authority Wilmington Air Park	Air Transport International Limited Liability Company
1113 Airport Road	145 Hunter Drive
Wilmington, OH 45177	Wilmington, OH 45177
Attn: Kevin Carver, Executive Director	Attn: Russ Smethwick, Director, Strategic Planning
Fax No.:	Fax No.: (937) 382-2452
E-Mail Address: kcarver@portauthority.com	E-Mail Address: Russ.Smethwick@abxair.com

With copies to:	With copies to:
Vorys, Sater, Seymour and Pease LLP	W. Joseph Payne, Esq., General Counsel
52 East Gay Street	Air Transport Services Group, Inc.
Columbus, OH 43215	145 Hunter Drive
Attn: D. Scott Powell Fax No.: (614) 719-4912	Wilmington, OH 45177 Fax No.: (937) 382-2452
E-Mail Address: dspowell@vorys.com	E-Mail Address: Joe.Payne@atsginc.com

Notwithstanding anything herein to the contrary, for so long as the terms and conditions of Exhibit E attached hereto are in effect, any notice or other communication required or permitted to be given to a party under this Lease Agreement shall be given in accordance with Section 12.1 of Exhibit E.

22.02. Place of Payment; No Setoff. All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord at the address specified in Section 22.01 hereof, or any other address Landlord may specify from time to time by written notice given to Tenant, provided that so long as the terms and conditions of Exhibit E attached hereto are in effect, payments shall be made directly to the Trustee and to the Director as provided in Section 3.1 of Exhibit E, without notice or demand and without abatement, deduction or setoff of any amount whatsoever.

ARTICLE 23
Compliance with Laws

23.01. General Compliance. At all times during the Lease Term, Tenant shall, in respect of this Lease Agreement and its use and occupancy of the Premises, comply with all applicable federal, state and local laws, codes, ordinances, rules and regulations, and any other applicable requirements.

23.02. Incorporation of Provisions of Law. Each and every provision required by applicable federal, state or local laws, codes, ordinances, rules and regulations to be included in this Lease Agreement shall be deemed to be incorporated herein by reference and included in this Lease Agreement, and this Lease Agreement shall be read, construed and enforced as though each such provision were set forth herein.

ARTICLE 24
Miscellaneous Provisions

24.01. Brokers, Finders and Others. Landlord and Tenant each warrant and represent to the other that it has had no compensable dealings, negotiations, agreements, consultations or other transactions with any broker, finder, or other intermediary in respect of the Premises or this Lease Agreement, and that no Person is entitled to any brokerage fee, commission, or other payment in respect of this Lease Agreement, the transactions contemplated thereby and/or the Premises, arising from agreements, arrangements or undertakings made or effected by it with any third Persons.

24.02. Memorandum of Lease Agreement. This Lease Agreement shall not be filed in any public office or records. Landlord and Tenant shall, upon request by the other, execute, deliver and record a memorandum of lease complying with Section 5301.251, Ohio Revised Code, and containing a description of the Reserved Easements, and such other terms of this Lease Agreement as may be acceptable to the parties.

24.03. Estoppel Certificates. Each party shall, within 10 days after written request from the other party, from time to time and at any time, complete, execute, acknowledge and deliver to the requesting party a written instrument, in a form prepared and presented by the requesting party and acceptable to the other party, certifying that this Lease Agreement is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified and stating the modifications), and the dates to which Base Rent and other charges have been paid in advance, if any, and stating whether, to the knowledge of such party, the requesting party is in default in the performance of any obligation of such requesting party under this Lease Agreement, and, if so, specifying each such default of which such party has knowledge and certifying any other fact reasonably requested to be certified by the requesting party, it being intended that any such instrument may be delivered to and relied upon by any prospective purchaser of Landlord’s interest in the Premises and any prospective assignee of Tenant’s leasehold estate in the Premises, or any mortgagee or prospective mortgagee in respect thereof or any part thereof.

24.04. Successors and Assigns. Except as otherwise specifically provided herein, this Lease Agreement shall inure to the benefit of and be binding upon the respective successors and assigns (including successive, as well as immediate, successors and assigns) of Landlord and of Tenant. Notwithstanding any provision of this Section 24.04 to the contrary, for so long as the terms and conditions of Exhibit E attached hereto are in effect, the terms and conditions of this Section 24.04 shall be superseded by the terms and conditions of Section 12.2 of Exhibit E.

24.05. Governing Law. This Lease Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

24.06. Remedies Cumulative. All rights and remedies of Landlord and of Tenant enumerated in this Lease Agreement shall be cumulative and, except as specifically contemplated otherwise by this Lease Agreement, none shall exclude any other right or remedy allowed at law or in equity, and said rights or remedies may be exercised and enforced concurrently. No waiver by Landlord or by Tenant of any covenant or condition of this Lease Agreement, to be kept or performed by any other party, shall constitute a waiver by the waiving party of any subsequent breach of such covenant or condition, or authorize the breach or nonobservance on any other occasion of the same or any other covenant or condition of this Lease Agreement.

24.07. Duplicate Originals. This Lease Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which, taken together, shall constitute a single instrument.

24.08. Article and Section Captions. The Article and Section captions contained in this Lease Agreement are included only for convenience of reference and do not define, limit, explain or modify this Lease Agreement or its interpretation, construction or meaning, and are in no way to be construed as a part of this Lease Agreement.

24.09. Severability. If any provision of this Lease Agreement or the application of any provision to any Person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Lease Agreement or the application of said provision to any other Person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of Landlord and of Tenant that if any provision of this Lease Agreement is susceptible of two or more constructions, one of which would render the provision valid and the other or others of which would render the provision invalid, then such provision shall have a meaning which renders it valid.

24.10. Amendments in Writing; Annexes. No officer, employee, or other servant or agent of Landlord or of Tenant is authorized to make any representation, warranty, or other promise not contained in this Lease Agreement in respect of the subject matter hereof. No amendment, change, termination or attempted waiver of any of the provisions of this Lease Agreement shall be binding upon Landlord or Tenant, unless in writing and signed by the party affected; provided, however, that for so long as the terms and conditions of Exhibit E attached hereto are in effect, this sentence shall be superseded by the terms and conditions of Section 12.3 of Exhibit E.. Each of the annexes, exhibits or instruments attached hereto are hereby expressly incorporated herein by this reference.

24.11. No Third Party Beneficiaries. Except as otherwise expressly provided herein (including, without limitation, in Section 12.2 of Exhibit E for so long as the terms and conditions of Exhibit E remain in effect): (a) the provisions of this Lease Agreement are for the exclusive benefit of the parties hereto and are not for the benefit of any other Person, and (b) this Lease Agreement shall not be deemed to have conferred any rights, express or implied, upon any third Person.

24.12.    Security. Tenant acknowledges and agrees that Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other injury (including death) or damage suffered or incurred by Tenant or its employees or agents in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant will cooperate with Landlord in connection with any security conducted by or on behalf of Landlord in connection with the Air Park.

24.13.    Miscellaneous Requirements.

In connection with its use and occupancy of the Premises, Tenant hereby agrees as follows:

(A)
Tenant understands and agrees that nothing herein contained will be construed to grant or authorize the granting of an exclusive right to provide aeronautical services to the public as prohibited by 49 USC 40103(e), as amended, and Landlord reserves the right to grant to others the privilege and right of conducting any one or all activities of an aeronautical nature;

(B)
Tenant agrees to comply with the notification and requirements covered in Part 77 of the Federal Aviation Regulations (to the extent applicable to Tenant and to the extent Landlord notifies Tenant of such applicability) in the event any future structure or building is planned for the Premises, or in the event of any planned modification or alteration of any present or future building or structure situated on the Premises;

(C)
Landlord reserves for the use and benefit of the public, a right of flight for the passage of aircraft in the airspace above the surface of the Premises. This public right of flight will include the right to cause in said airspace any noise inherent in the operation of any aircraft used for navigation or flight through the said airspace or landing at, taking off from, or operation on the Air Park; and

(D)
Tenant agrees that it will not make use of the Premises in any manner which might interfere with the landing and taking off of aircraft from the Air Park or otherwise constitute a hazard. In the event the aforesaid covenant is breached, Landlord reserves the right to enter upon the Premises and cause the abatement of such interference at the expense of Tenant.

In the event that Landlord is advised that the owners and tenants of the Air Park will be subjected to government-mandated requirements (“Funding Requirements”) regarding the use and operation of the Air Park as a result of governmental grants, loans and/or other funds obtained by Landlord in connection with its operations, development and/or improvement of the Air Park (the “Government Funding”), Landlord shall provide to Tenant copies of the pertinent Government Funding agreements that give rise to the pertinent Funding Requirements and, thereupon, Tenant shall comply with the following provisions if, and to the extent included in such Funding Requirements and disclosed to Tenant, and such other Funding Requirements, if any, as may be agreed upon by Landlord and Tenant:

(1)
In the event facilities are constructed, maintained, or otherwise operated on the Premises, Tenant will maintain and operate such facilities and services in compliance with all requirements imposed pursuant to 49 CFR Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation, and as said Regulations may be amended;

(2)
Tenant covenants and agrees that: (1) no Person, on the grounds of race, color or national origin, will be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in, the use of the Premises; (2) in the construction of any leasehold improvements on, over or under the Premises and the furnishing of services thereon, no Person on the grounds of race, color or national origin will be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination by Tenant; and (3) Tenant will use the Premises in compliance with all other requirements imposed by or pursuant to 49 CFR Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation, and as said Regulations may be amended;

(3)
Tenant agrees to furnish service on a fair, equal and not unjustly discriminatory basis to all users thereof, and to charge fair, reasonable and not unjustly discriminatory prices for each unit or service; provided, that

Tenant may be allowed to make reasonable and nondiscriminatory discounts, rebates or other similar types of price reductions to volume purchasers;

(4)
Tenant assures that it will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, to insure that no person will on the grounds of race, creed, color, national origin or sex be excluded from participating in any employment activities covered by 14 CFR Part 152, Subpart E. Tenant assures that no person will be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by 14 CFR Part 152, Subpart E. Tenant assures that it will require that its covered suborganizations provide assurances to Landlord that they similarly will undertake affirmative action programs, and that they will require assurances from their suborganizations, as required by 14 CFR Part 152, Subpart E, to the same effect; and

(5)
Tenant agrees that it will insert the above four provisions in any lease, sublease or other such document by which Tenant grants a right or privilege to any person, firm or corporation to render accommodations and/or services to the public on the Premises.

24.14.    Survival. The provisions of this Lease Agreement shall survive the expiration or earlier termination of this Lease Agreement for so long as either party bears any liability or responsibility hereunder and until such time as Landlord or Tenant, as the case may be, shall have realized upon all of their respective rights or exercised all of their respective remedies hereunder.

24.15.    Terms Relevant to Ohio Development Services Agency Financing. During the Loan Term, the terms and conditions of Exhibit E attached hereto and fully incorporated herein shall be in effect, notwithstanding anything herein to the contrary. In the event of any inconsistency between the terms of Exhibit E and the terms of this Agreement, the terms of Exhibit E shall be controlling unless otherwise specifically set forth herein. The terms and conditions of Exhibit E shall automatically terminate and be of no further force or effect upon the expiration of the Loan Term.

24.16.    Patriot Act. Tenant certifies to Landlord that: (i) it is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specifically Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly, on behalf of any such person, group, entity, or nation.

24.17.    Administrative and Professional Fees. Landlord and Tenant agree that Landlord shall be entitled to be reimbursed in an amount of up to $100,000 out of the proceeds of the State Loan and the LDI Loan for administrative and professional fees incurred by Landlord in connection with the Project, the Adjacent Hangar Demolition and the Related Area Improvements and/or obtaining and documenting the State Assistance, the State Loan and the LDI Loan. On or

before the Effective Date, Tenant, in its capacity as Construction Agent and with the cooperation of Landlord, shall prepare and submit a Disbursement Request Form pursuant to the terms of Exhibit E with respect to such amount of such fees as Landlord may direct. Landlord and Tenant shall act in good faith to take such further steps as may be in the control of such party to obtain the Director’s approval of the disbursement request.

IN WITNESS WHEREOF, this Lease Agreement was executed on behalf of Landlord and Tenant by the duly authorized officials or officers thereof, to be effective as of the date first above written.

LANDLORD: CLINTON COUNTY PORT AUTHORITY By: /s/ Kevin J. Carver . Name: Kevin J. Carver . Title: Executive Director .	TENANT: AIR TRANSPORT INTERNATIONAL LIMITED LIABILITY COMPANY By: /s/ W. Joseph Payne . .Name: W. Joseph Payne . Title: Manager .

STATE OF OHIO
COUNTY OF CLINTON, SS:

The foregoing instrument was acknowledged before me this 21 day of December, 2012, by Kevin J. Carver, the Executive Director of the Clinton County Port Authority, a body corporate and politic and a port authority duly organized and validly existing under the State of Ohio, on behalf of said port authority.

/s/ C. Kimbra Rader                            Notary Public

STATE OF OHIO
COUNTY OF CLINTON, SS:

The foregoing instrument was acknowledged before me this 19th day of December, 2012, by W. Joseph Payne, Manager of Air Transport International Limited Liability Company, a Nevada limited liability company, on behalf of said limited liability company.

/s/ Trisha L. Richards
Notary Public

841464

FISCAL OFFICER’S CERTIFICATE

The undersigned fiscal officer of the Clinton County Port Authority (the “Port”) hereby certifies that the money required to meet the obligations of the Port for fiscal year 2012 under the agreement to which this certificate is attached has been lawfully appropriated by the Port for that purpose and is in the treasury of the Port or is in the process of collection to the credit of an appropriate fund, free from any previous encumbrances, and is not appropriated for any other purpose. This certificate is given in compliance with Sections 5705.41 and 5705.44 of the Ohio Revised Code.

Dated: December 27, 2012

/s/ Brian C. Smith            .
Fiscal Officer
Clinton County Port Authority

EXHIBIT A

The Air Park
TRACT 1:
SITUATE IN THE CITY OF WILMINGTON, CLINTON COUNTY, OHIO, VIRGINIA MILITARY SURVEY NUMBERS 625, 1162, 1170, 2027, 2690 AND NUMBER 2694 AND BEING PART OF THE LANDS AS CONVEYED BY DEED TO WILMINGTON AIR PARK, INC. AS RECORDED IN (SEE TABLE I) THE CLINTON COUNTY DEED RECORDS AND CLINTON COUNTY OFFICIAL RECORDS AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCING FOR REFERENCE AT A CONCRETE MONUMENT FOUND IN THE LINE OF VMS NUMBER 1162 AND NUMBER 1170, BEING THE NORTHWESTERLY CORNER OF WILMINGTON AIR, INC.'S 74.578 ACRE TRACT (DEED NO. 24, TABLE I) AND CORNER TO THE GREAT OAKS JOINT VOCATIONAL SCHOOL DISTRICT'S REMAINING PART 92.076 ACRE TRACT (DEED BOOK 239, PAGE 482), AND ALSO BEING IN THE NORTHWESTERLY RIGHT OF WAY OF AIRPORT ROAD; THENCE WITH A LINE OF SAID REMAINING PART 92.076 ACRE TRACT, SAID 74.578 ACRE TRACT AND SAID MILITARY SURVEY LINE S 41°17'49" E 53.28' TO A RAILROAD SPIKE FOUND IN THE CENTERLINE OF AIRPORT ROAD AND BEING THE TRUE POINT OF BEGINNING FOR THIS TRACT HEREIN DESCRIBED; THENCE WITH THE PROLONGATION OF SAID PREVIOUS LINE S 41°17'49" E 39.79' TO AN IRON PIN SET IN THE SOUTHEASTERLY RIGHT OF WAY OF AIRPORT ROAD; THENCE WITH THE SOUTHEASTERLY RIGHT OF WAY OF AIRPORT ROAD S 51°30'20" W 189.75' TO A CONCRETE MONUMENT FOUND AT THE INTERSECTION WITH THE NORTHWESTERLY RIGHT OF WAY OF AIRBORNE ROAD; THENCE WITH SAID RIGHT OF WAY OF AIRBORNE ROAD S 37°48'06" W 635.35' TO A CONCRETE MONUMENT FOUND AT THE CORNER OF THE RIGHT OF WAY OF WEIL WAY; THENCE WITH THE RIGHT OF WAY OF WEIL WAY N 52°08'40" W 154.89' TO A CONCRETE MONUMENT FOUND IN THE SOUTHEASTERLY RIGHT OF WAY OF AIRPORT ROAD; THENCE WITH SAID RIGHT OF WAY OF AIRPORT ROAD S 51°30'20" W 102.90' TO A CONCRETE MONUMENT FOUND; THENCE CONTINUING WITH RIGHT OF WAY OF WEIL WAY S 52°08'40" E 179.27' TO CONCRETE MONUMENT FOUND IN THE RIGHT OF WAY OF AIRBORNE ROAD; THENCE WITH SAID RIGHT OF WAY OF AIRBORNE ROAD S 37°48'06" W 630.25' TO AN IRON PIN SET AT THE CORNER OF THE RIGHT OF WAY OF RUANE DRIVE; THENCE WITH RIGHT OF WAY OF RUANE DRIVE N 52°09'47" W 332.94' TO A CONCRETE MONUMENT FOUND IN THE RIGHT OF WAY OF AIRPORT ROAD; THENCE WITH THE RIGHT OF WAY OF AIRPORT ROAD S 51°30'20" W 102.92' TO A RAILROAD SPIKE FOUND AT THE CORNER OF THE RIGHT OF WAY OF RUANE DRIVE; THENCE WITH SAID RIGHT OF WAY S 52°09' 47" E 357.33' TO A CONCRETE MONUMENT FOUND IN THE RIGHT OF WAY OF AIRBORNE ROAD; THENCE WITH SAID RIGHT OF WAY OF AIRBORNE ROAD S 37°48'06" W 1382.49' TO A CONCRETE MONUMENT FOUND AT THE CORNER OF EWE WAREHOUSE INVESTMENTS V, LTD'S 7.243 ACRE TRACT (OFFICIAL RECORD 312, PAGE 140); THENCE WITH THE LINE OF SAID 7.243 ACRE TRACT N 52°10'13" W 372.54' TO AN IRON PIN SET; THENCE CONTINUING WITH LINE OF SAID 7.243 ACRE TRACT S 37°46'04" W 775.93' TO A 5/8" IRON PIN FOUND IN THE LINE OF SAID EWE WAREHOUSE INVESTMENTS V, LTD'S

6.518 ACRE TRACT (OFFICIAL RECORD 312, PAGE 131); THENCE WITH THE LINE OF SAID 6.518 ACRE TRACT N 48°25'41" W 542.03' TO A RAILROAD SPIKE FOUND IN AIRPORT ROAD; THENCE CONTINUING WITH THE LINE OF SAID 6.518 ACRE TRACT S 46°51'16" W 384.78' TO A RAILROAD SPIKE FOUND IN THE CENTERLINE OF OLD STATE ROUTE 73 AND CORNER TO AIRLINE PROFESSIONAL ASSOCIATION TEAMSTER LOCAL 1224 1.000 ACRE TRACT (OFFICIAL RECORD 328, PAGE 711); THENCE WITH THE LINE OF SAID 1.000 ACRE TRACT S 47°56'48" W 19.22' TO A 5/8" IRON PIN FOUND, A CORNER TO GREAT OAKS JOINT VOCATIONAL SCHOOL DISTRICT'S REMAINING PART 262.282 ACRE TRACT (OFFICIAL RECORD 239, PAGE 482); THENCE WITH SAID SCHOOL DISTRICT'S LINES ON THE FOLLOWING COURSES: N 48°25'35" W 554.05' TO AN IRON PIN SET; THENCE S 38°12'31" W 502.96' TO A 1/2" IRON PIN FOUND; THENCE S 47°59'29" W 295.07' TO A 1/2" IRON PIN FOUND; THENCE N 42°02'27" W 339.91 TO AN IRON PIN SET; THENCE S 48°18'06" W 118.31' TO A 1/2" IRON PIN FOUND; THENCE N 42°25'19" W 261.00', A PK NAIL FOUND IN CONCRETE BEARS S 25°47'38" E 0.11'; THENCE S 48°18'06" W 750.00' TO A 1/2" IRON PIN FOUND; THENCE S 41°41'28" E 399.97' TO A 1/2" IRON PIN FOUND; THENCE N 48°19'32" E 206.62' TO A 1/2" IRON PIN FOUND BENT; THENCE S 41°38'10" E 689.93' TO AN IRON PIN SET; THENCE N 47°31'40" E 275.00' TO AN IRON PIN SET; THENCE S 41°38'01" E 628.96' TO AN IRON PIN SET AT THE CORNER OF AVIATION FUEL, INC.'S 6.092 ACRE TRACT (DEED BOOK 285, PAGE 339); THENCE WITH THE NORTHWESTERLY LINE OF SAID 6.092 ACRE TRACT S 48°21'17" W 762.89' TO AN IRON PIN SET; THENCE CONTINUING WITH THE LINE OF SAID 6.092 ACRE TRACT S 41°39'36" E (PASSING AN IRON PIN SET AT 345.53') 347.53'; THENCE CONTINUING WITH THE SOUTHEASTERLY LINE OF SAID 6.092 ACRE TRACT N 48°19'41" E 764.87' TO AN IRON PIN SET IN THE LINE OF SAID SCHOOL DISTRICT'S REMAINING PART 262.282 ACRE TRACT; THENCE WITH THE LINE OF SAID SCHOOL DISTRICT'S LAND S 41°59'12" E 223.37' TO A CONCRETE MONUMENT FOUND AT A CORNER TO THE AIRBORNE ROAD RIGHT OF WAY; THENCE WITH SAID RIGHT OF WAY OF AIRBORNE ROAD ON THE FOLLOWING COURSES: S 37°48'06" W 2918.18' TO A CONCRETE MONUMENT MARKING THE BEGINNING OF A CURVE TO THE RIGHT HAVING A RADIUS OF 1150.00'; THENCE WITH SAID CURVE MEASURED ALONG THE ARC A DISTANCE OF 903.21' FROM WHICH THE LONG CHORD BEARS S 60°18'06" W 880.17' TO A CONCRETE MONUMENT FOUND; THENCE S 82°48'06" W 2331.02' TO A CONCRETE MONUMENT FOUND MARKING A CURVE TO THE LEFT HAVING A RADIUS OF 1250.00'; THENCE WITH SAID CURVE MEASURED ALONG THE ARC A DISTANCE OF 730.74' FROM WHICH ALONG CHORD BEARS S 66°03'16" W 720.38' TO A CONCRETE MONUMENT FOUND; THENCE S 49°18'25" W 911.14' TO A CONCRETE MONUMENT FOUND MARKING THE BEGINNING OF A CURVE TO THE RIGHT HAVING A RADIUS OF 1150.00'; THENCE WITH SAID CURVE MEASURED ALONG THE ARC A DISTANCE OF 385.70' FROM WHICH A LONG CHORD BEARS S 58°54'55" W 383.89' TO A, CONCRETE MONUMENT FOUND; THENCE S 68°31'24" W 2263.22' TO A CONCRETE MONUMENT FOUND; THENCE N 65°31'24" W 48.63' TO A CONCRETE MONUMENT FOUND IN THE RIGHT OF WAY OF STATE ROUTE 134; THENCE WITH SAID RIGHT OF WAY S 19°31'15" E 133.17' TO A CONCRETE MONUMENT FOUND IN THE LINE OF THE CITY OF WILMINGTON'S 25.52 ACRE TRACT (DEED BOOK 196, PAGE 45); THENCE WITH THE CITY'S LINE S 68°31'24" W 30.03' TO A PK NAIL FOUND IN THE CENTERLINE OF SAID STATE ROUTE 134; THENCE WITH SAID CENTERLINE

N 19°31'57" W 2517.43' TO A RAILROAD SPIKE FOUND; THENCE N 71°42'34" E AND BECOMING THE SOUTHEASTERLY RIGHT OF WAY OF DAVIDS DRIVE (PASSING AN IRON PIN SET AT 30.00') 184.98' TO AN IRON PIN SET, A CORNER TO THE COMMUNITY IMPROVEMENT CORPORATION'S (ALSO REFERRED TO AS CIC) REMAINING PART 84.791 ACRE TRACT (OFFICIAL RECORD 66, PAGE 559); THENCE WITH THE LINE OF SAID 84.791 ACRE TRACT ON THE FOLLOWING COURSES: S 25°31'18" E 83.08' TO AN IRON PIN SET; THENCE S 71°17'58" E 144.92' TO AN IRON PIN SET; THENCE S 14°02'40" E 129.25' TO AN IRON PIN SET; THENCE N 86°08'22" E 343.76' TO AN IRON PIN SET THENCE S 41°22'12" E 1033.98' TO AN IRON PIN SET; THENCE N 46°19'30" E 230.15' TO AN IRON PIN SET; THENCE N 37°47'40" E 600.49' TO AN IRON PIN SET; THENCE N 52°10'47" W 50.00' TO AN IRON PIN SET AT THE SOUTHEASTERLY CORNER OF THE BOARD OF COUNTY COMMISSIONERS' 14.500 ACRE TRACT (OFFICIAL RECORD 302, PAGE 717); THENCE WITH THE LINE OF SAID 14.500 ACRE TRACT AND BECOMING THE LINE OF SAID COMMISSIONERS' 5.000 ACRE TRACT, CIC'S REMAINING PART 187.99 ACRE TRACT (DEED BOOK 281, PAGE 698), AND NAVIGATOR GROUP OF OCALA, INC.'S 30.000 ACRE TRACT (OFFICIAL RECORD 342, PAGE 564) N 37°47'40" E 4501.42' TO AN IRON PIN SET IN THE LINE OF R.L.R. INVESTMENTS, L.L.C.'S 17.393 ACRE TRACT (OFFICIAL RECORD 331, PAGE 121); THENCE WITH THE LINE OF SAID 17.393 ACRE TRACT S 52°12'20" E 44.50' TO A 1/2" IRON PIN FOUND; THENCE CONTINUING WITH THE LINE OF SAID 17.393 ACRE TRACT AND BECOMING THE LINE OF R.L.R. INVESTMENTS, L.L.C.'S 15.854 ACRE TRACT (OFFICIAL RECORD 311, PAGE 337), DAVID H. STEWART'S 5.969 ACRE TRACT (OFFICIAL RECORD 249, PAGE 661), SANDRA K. WHITLEY'S 5.900 ACRE TRACT (OFFICIAL RECORD 277, PAGE 32) AND JOHN M. STANFORTH'S 10.240 ACRE TRACT (OFFICIAL RECORD 339, PAGE 134) N 37°47'38" E 4220.18' TO A 5/8" IRON PIN FOUND; THENCE CONTINUING WITH STANFORTH'S LINE N 48°28'45" W 344.86' TO A 5/8" IRON PIN FOUND IN THE LINE OF THE CLINTON COUNTY ANIMAL PROTECTIVE ASSOCIATION FOR THE PREVENTION OF CRUELTY TO ANIMALS 1.322 ACRE TRACT (DEED BOOK 268, PAGE 139); THENCE WITH THE LINE OF SAID 1.322 ACRE TRACT AND BECOMING THE LINE OF WILMINGTON COLLEGE'S 60.45 ACRE TRACT (OFFICIAL RECORD 231, PAGE 735), THE NATIONAL BANK AND TRUST CO.'S 205.51 ACRE TRACT (OFFICIAL RECORD 180, PAGE 818), AND THE LINE OF B. ANTHONY WILLIAMS TRUST'S REMAINING PART 536.23 ACRE TRACT (OFFICIAL RECORD 349, PAGE 119) N 37°48'39" E 4357.17' TO A 1" IRON PIN FOUND; THENCE WITH THE WILLIAMS TRUST'S LANDS ON THE FOLLOWING COURSES: S 52°13'32" E 309.65' TO A 1/2" IRON PIN FOUND; THENCE N 29°16'39" E 908.59', A 5/8" IRON PIN FOUND BEARS S 6°19'35" E 0.16'; THENCE S 52°11'31" E 524.99' TO A 5/8" IRON PIN FOUND; THENCE N 37°48'29" E 900.00' TO A 5/8" IRON PIN FOUND; THENCE S 52°11'31" E 400.00', A 5/8" IRON PIN, FOUND BEARS S 31°27'27" E 0.16'; THENCE S 37°48' 29" W 900.00' TO A 1/2" IRON PIN FOUND; THENCE S 52°11'31" E 524.99' TO A 5/8" IRON PIN FOUND AT A CORNER TO ABX AIR, INC.'S REMAINING PART 113.525 ACRE TRACT (OFFICIAL RECORD 88, PAGE 438); THENCE WITH THE LINE OF SAID 113.525 AND BECOMING THE LINE OF WILMINGTON COMMERCE PARK PARTNERSHIP'S 6.130 ACRE TRACT (OFFICIAL RECORD 350, PAGE 505) AND THE LINE OF PREVIOUS SAID GREAT OAKS JOINT VOCATIONAL SCHOOL DISTRICT'S REMAINING PART 92.076 ACRE TRACT S 46°19'54" W 1373.16' TO A 1/2" IRON PIN FOUND; THENCE WITH SAID SCHOOL

DISTRICT'S LINE S 52°11'49" E 938.65' TO AN IRON PIN SET AT THE CORNER OF AVIATION FUEL, INC.'S 4.586 ACRE TRACT (DEED BOOK 285, PAGE 337), AN IRON PIN SET BEARS S 69°20'39" W 0.36'; THENCE WITH THE LINES OF SAID 4.586 ACRE TRACT ON THE FOLLOWING COURSES: S 40°42'14" W 400.42' TO A 5/8" IRON PIN FOUND; THENCE N 52°08'36" W 118.01' TO A MAG NAIL SET; THENCE S 37°49'33" W 27.76' TO A DRILL HOLE FOUND IN CONCRETE; THENCE S 52°16'50" E (PASSING A NAIL FOUND AT 50.00') 587.82' TO A 5/8" IRON PIN FOUND; THENCE N 37°47'15" E 426.46' TO A 1/2" IRON PIN FOUND IN THE LINE OF SAID SCHOOL DISTRICT'S LANDS; THENCE WITH THE LINE OF SAID SCHOOL DISTRICT'S REMAINING PART 92.076 ACRE TRACT S 52°14'24" E 317.64' TO A 1/2" IRON PIN FOUND; THENCE CONTINUING WITH SAID SCHOOL DISTRICT'S LINE S 37°55'13" W 565.93' TO A 1" IRON PIN FOUND; THENCE STILL WITH THE LINE OF SAID SCHOOL DISTRICT'S LAND S 52°12'33" E 451.34' TO A 1/2" IRON PIN FOUND AT THE CORNER OF THE CITY OF WILMINGTON'S 0.84 ACRE TRACT (OFFICIAL
RECORD 204, PAGE 219); THENCE WITH THE LINE OF SAID 0.84 ACRE TRACT S 37°50'00" W 244.92' TO AN IRON PIN SET AT THE CORNER OF ROTARY FORMS PRESS, INC.'S 4.896 ACRE TRACT (DEED BOOK 264, PAGE 1); THENCE WITH THE LINE OF SAID 4.896 ACRE TRACT N 52°15'20" W 554.15' TO A 3/4" IRON PIN FOUND IN THE LINE OF R.L.R. INVESTMENTS, L.L.C.'S REMAINING PART 5.362 ACRE TRACT (OFFICIAL RECORD 298, PAGE 283); THENCE WITH THE LINE OF SAID R.L.R. INVESTMENTS ON THE FOLLOWING COURSES: N 37°44'43" E 14.01' TO A 5/8" IRON PIN FOUND; THENCE N 52°14'57" W 330.66' TO A CHISELED "X" FOUND IN CONCRETE; THENCE S 37°49'36" W 310.99' TO A CHISELED "X" FOUND IN CONCRETE; THENCE S 52°15'28" E AND BECOMING THE CENTERLINE OF HUNTER DRIVE 365.11' TO A RAILROAD SPIKE FOUND; THENCE WITH THE CENTERLINE OF HUNTER DRIVE S 37°48'20" W 497.69' TO A RAILROAD SPIKE FOUND AT THE INTERSECTION WITH THE CENTERLINE OF RUANE DRIVE; THENCE WITH THE CENTERLINE OF RUANE DRIVE S 52°08'34" E 684.83' TO A RAILROAD SPIKE FOUND, A CORNER TO WILMINGTON AIR PARK INC.'S 0.392 ACRE TRACT (OFFICIAL RECORDS 492, PAGE 324); THENCE WITH THE LINES OF SAID 0.392 ACRE TRACT ON THE FOLLOWING COURSES: S 37°46'29" W 159.87'; THENCE S 52°08'20" E 106.84'; THENCE N 37°45'40" E 159.87' TO A RAILROAD SPIKE FOUND IN THE CENTERLINE OF RUANE DRIVE; THENCE WITH SAID CENTERLINE S52°08'34" E 264.73' TO A PK NAIL FOUND IN THE CENTERLINE OF AIRPORTROAD; THENCE WITH THE CENTERLINE OF AIRPORT ROAD N 51°30'59" E 1654.26' TO THE TRUE POINT OF BEGINNING CONTAINING 1105.562 ACRES OF LAND, MORE OR LESS.
TOGETHER WITH A NON-EXCLUSIVE ACCESS EASEMENT FOR THE BENEFIT OF TRACT 1, AS CREATED BY AN ACCESS EASEMENT FROM THE BOARD OF EDUCATION OF GREAT OAKS INSTITUTE OF TECHNOLOGY AND CAREER DEVELOPMENT, FKA GREAT OAKS JOINT VOCATIONAL SCHOOL DISTRICT TO WILMINGTON AIR PARK, INC., FILED IN DEED VOLUME 145, PAGE 662, RECORDER'S OFFICE, CLINTON COUNTY, OHIO, WHICH EASEMENT IS MORE SPECIFICALLY DESCRIBED AS FOLLOWS:
SITUATED IN UNION TOWNSHIP, CLINTON COUNTY, OHIO, AND BEING A PART OF M.S. #1162 . BEGINNING AT A PIN AT THE SOUTHERLY CORNER OF THE 52.038 ACRE TRACT AS RECORDED IN VOLUME 24, PLAT NO. 252, OF THE CLINTON COUNTY ENGINEERS RECORD OF LAND DIVISION: RUNNING THENCE, FROM SAID POINT OF BEGINNING,

WITH THE LINES OF SAID 52.038 ACRE TRACT, ON THE FOLLOWING COURSES: (1) N. 41° 59' 35" W., 570.29 FEET TO A PIPE; (2) N. 41° 38' 23" W., 75.00 FEET TO A POINT; THENCE, ON THE FOLLOWING COURSES: (1) N. 48° 21' 37" E., 30.00 FEET TO A POINT; (2) S. 41° 38' 23" E., 74.91 FEET TO A POINT; (3) S. 41° 59' 35" E., 564.79 FEET TO A POINT; THENCE, WITH A LINE OF SAID 52.038 ACRE TRACT, S. 37° 47' 49" W., 30.48 FEET TO THE POINT OF BEGINNING.

NOTE: THE ABOVE DESCRIBED TRACT 1 SAVES AND EXCEPTS A 5.001 ACRE TRACT AS CONVEYED BY DEED TO AVIATION FUEL AS RECORDED IN CLINTON COUNTY OFFICIAL RECORD 212, PAGE 848 AND DESCRIBED AS FOLLOWS: SITUATE IN THE CITY OF WILMINGTON, CLINTON COUNTY, OHIO, AND BEING A PART OF MS NO. 1162 AND BOUNDED AND DESCRIBED AS FOLLOWS: COMMENCING AT A 3/4" IRON PIPE (FOUND) AT THE NORTHERLY CORNER OF A 6.092 ACRE TRACT AS CONVEYED TO AVIATION FUEL, INC. IN VOLUME 285, PAGE 339 OF THE CLINTON COUNTY, OHIO, DEED RECORDS, SAID PIPE BEING AT A CORNER OF A 195.568 ACRE TRACT AS RECORDED IN VOLUME 24, PAGE NO. 12 OF THE CLINTON COUNTY ENGINEERS RECORD OF LAND DIVISION AND AT A CORNER OF A 52.038 ACRE TRACT AS RECORDED IN VOLUME 24, PLAT NO. 254 OF SAID RECORD OF LAND DIVISION; THENCE, WITH A LINE OF SAID 195.568 ACRE TRACT AND SAID 52.038 ACRE TRACT, N 41°38'23" W 75.00 FEET TO A POINT; THENCE, S 48°08'00" W 542.30 FEET TO A 1/2" IRON PIN (SET) AT THE POINT OF BEGINNING FOR THE HEREIN DESCRIBED TRACT: RUNNING THENCE, FROM SAID POINT OF BEGINNING, BY NEW DIVISION LINES, ON THE FOLLOWING COURSES: (1) S 48°37'45" W 561.48 FEET TO A 1/2" IRON PIN (SET); (2) N 41°22'15" W 388.00 FEET TO A 1/2" IRON PIN (SET); (3) N 48°37'45" E 561.48 FEET TO A 1/2" IRON PIN (SET); (4) S 41°22'15" E 388.00 FEET TO THE POINT OF BEGINNING, CONTAINING FIVE AND ONE THOUSANDTH (5.001) ACRES.
THE ABOVE DESCRIBED CONTAINS 43.743 ACRES IN VMS NUMBER 625, 412.687 ACRES IN VMS NUMBER 1162, 35.261 ACRES IN VMS 1170, 542.797 ACRES IN VMS NUMBER 2027, AND 69.871 ACRES IN VMS NUMBER 2690 AND 1.20 ACRES IN VMS 2694.
THIS SURVEY IS BASED UPON A FIELD SURVEY CONDUCTED UNDER THE DIRECTION OF R. DOUGLAS SUTTON, OHIO PROFESSIONAL SURVEYOR NO. 7124 BY CLINCO & SUTTON SURVEYORS IN SEPTEMBER, 2001. IRON PINS REFERRED TO AS SET ARE 5/8" DIAMETER STEEL AND 30" IN LENGTH WITH A YELLOW CAP STAMPED "CLINCO & SUTTON". BEARINGS ARE BASED UPON AN ASSUMED AZIMUTH AND ARE FOR ANGULAR MEASUREMENT PURPOSES ONLY. RECORDED IN VOLUME 33, PAGE 203, OF THE CLINTON COUNTY ENGINEERS RECORD OF LAND DIVISION.

NOTE: THE ABOVE DESCRIBED TRACT 1 SAVES AND EXCEPTS A 0.843 ACRE TRACT FURTHER DESCRIBED AS FOLLOWS:
SITUATED IN UNION TOWNSHIP, CLINTON COUNTY, OHIO, AND BEING A PART OF MILITARY SURVEY NO. 1162 AND BOUNDED AND DESCRIBED AS FOLLOWS:
BEGINNING AT A ½" IRON PIN (FOUND) AT THE SOUTHERLY CORNER OF THE 8.370 ACRE TRACT AS RECORDED IN VOLUME 20, PLAT NO. 197, OF THE CLINTON COUNTY ENGINEERS RECORD OF LAND DIVISION:

RUNNING THENCE, FROM SAID POINT OF BEGINNING, WITH A LINE OF SAID 8.370 ACRE TRACT, N. 52° 15' 44" W. 150.00 FEET TO A ½" IRON PIN (SET); THENCE, BY A NEW DIVISION LINE, N. 37° 47' 36" E. 244.98 FEET TO A ½" IRON PIN (SET); THENCE, WITH THE LINES OF THE AFORESAID 8.370 ACRE TRACT, ON THE FOLLOWING COURSES: (1) S. 52° 13' 33" E. 150.00 FEET TO A ½" IRON PIN (FOUND); (2) S. 37° 47' 36" W. 244.88 FEET TO THE POINT OF BEGINNING, CONTAINING EIGHT HUNDRED FOURTY THREE THOUSANDTHS (0.843) OF AN ACRE.

NOTE: THE ABOVE DESCRIBED TRACT 1 SAVES AND EXCEPTS A 47.225 ACRE TRACT FURTHER DESCRIBED AS FOLLOWS:
Situated in the State of Ohio, County of Clinton, Township of Union, City of Wilmington, lying in Virginia Military Surveys 625, 2694 and 2027, and being part of that 1100.621 acre tract conveyed as Tract 1 to Wilmington Air Park LLC by deed of record in Official Record 516, Page 610 (all references are to the records of the Recorder's Office, Clinton County, Ohio) and being more particularly described as follows:
BEGINNING at a railroad spike found at the intersection of the southerly right-of-way line of Airborne Road as dedicated in the "Dedication Plat Airborne Road & Extensions of Ruane Drive and Weil Way" of record in Plat Book 7, Pages 50A-51B (width varies) and the easterly right-of-way line of State Route 134 (60 feet wide), being a southeasterly corner of said 1100.621 acre tract and being in a northerly line of that 25.52 acre tract as conveyed to the City of Wilmington of record in Deed Book 196, Page 45;
Thence South 68° 51' 20" West, with the northerly line of said 25.52 acre tract, a distance of 30.02 feet to a magnetic nail found on the centerline of State Route 134 at the corner common to said 1100.621 acre tract and said 25.52 acre tract and on easterly line of that 102.36 acre tract conveyed to James W. Foland and Betty M. Foland of record in Deed Book 216, Page 176;
Thence North 19° 11' 59" West, with the centerline of said State Route 134 and with the easterly line of said 102.36 acre tract and with the easterly line of that 94.658 acre tract conveyed to Homer Wendell Harding, Trustee of record in Official Record 507, Page 897 and also conveyed to Ruth Alice Harding, Trustee of record in Official Record 507, Page 906, a distance of 2517.39 feet (passing a railroad spike found at the centerline intersection of said State Route 134 and said Airborne Road at 48.29 feet) to a magnetic nail found at a north westerly corner of said 1100.621 acre tract, and on the westerly projection of the southerly right-of-way of Davids Drive as dedicated in the "Dedication Plat Davids Drive" of record in Plat Book 7 Page 70C;
Thence North 72° 01' 51" East, with the southerly projection and southerly right-of-way line of Davids Drive (100 feet wide), a distance of 184.96 feet (passing a 5/8 inch rebar found capped "Clinco" at 29.99 feet), to a 5/8 inch rebar found capped "Clinco" at a northwesterly corner of the original 84.791 acre tract conveyed to Community Improvement Corporation of Wilmington of record in Official Record 66, Page 559;
Thence with the perimeter of said original 84.791 acre tract, the following courses and distances:

South 25° 12' 30" East, a distance of 83.04 feet to a 5/8 inch rebar found capped "Clinco";

South 70° 58' 01" East, a distance of 144.91 feet to a 5/8 inch rebar found capped "Clinco";

South 13° 43' 22" East, a distance of 129.25 feet to a 5/8 inch rebar found capped "Clinco";

North 86° 28' 00" East, a distance of 343.77 feet to a 5/8 inch rebar found capped "Clinco";

South 41° 01' 45" East, a distance of 1025.53 feet to an iron pin set;

Thence across said 1100.621 acre tract, the following courses and distances:

South 46° 37' 19" West, a distance of 109.25 feet to an iron pin set;

South 41° 19' 48" East, a distance of 1058.33 feet to an iron pin set on the northerly right-of-way line of said Airborne Road;

Thence with the northerly right-of-way line of said Airborne Road, the following courses and distances:

South 68° 51' 21" West, a distance of 1242.20 feet to a 1/2 inch rebar found in concrete;

North 65° 11' 27" West, a distance of 48.64 feet to a 1/2 inch rebar found in concrete at the intersection of the northerly right-of-way line of said Airborne Road and the easterly right-of-way line of said State Route 134;

Thence South 19° 11' 59" East, with the westerly terminus of the "Dedication Plat Airborne Road & Extensions of Ruane Drive and Weil Way", a distance of 133.19 feet to the POINT OF BEGINNING and containing 47.225 acres of land, more or less of which 1.733 acres is located in the right-of-way of State Route 134, approximately 1.244 acres is located in Virginia Military Survey 2694, approximately 43.583 acres is located in Virginia Military Survey 625 and approximately 2.398 acres is located in Virginia Military Survey 2027, 45.492 acres are located in the City of Wilmington and 1.733 acres are located in Union Township.

Iron pins set, where indicated, are iron pipes, thirteen sixteenths (13/16) inch inside diameter, thirty (30) inches long with a plastic plug placed in the top bearing the initials EMHT INC.

This description is based on existing records and an actual field survey performed in November 2009.

The bearings contained herein are based on the Ohio State Plane Coordinate System, South Zone, NAD83 (1995). Said bearings originated from a field traverse which was tied (referenced) to said coordinate system by GPS observations and observations of selected NGS monuments AIRBORNE and AIRBORNE AZ MK. The portion of the right-of-way line of Airborne Road, having a bearing of North 38° 08' 03" East, is designated the "basis of bearing" for this survey.

TRACT 2:

Situated in the State of Ohio, County of Clinton, Township of Union, lying in Virginia Military Surveys 1162, 1170 and 2027, and being part of that original 784.989 acre tract conveyed as Tract 2 to Wilmington Air Park LLC by deed of record in Official Record 516, Page 610 (all references are to the records of the Recorder's Office, Clinton County, Ohio) and being more particularly described as follows:

BEGINNING at a 1/2 inch rebar found in concrete at the a northwesterly corner of said original 784.989 acre tract in the easterly line of Virginia Military Survey Number 1162 and in the westerly line of Virginia Military Survey Number 1170, in the southerly line of the original 92.076 acre tract conveyed to Great Oaks Joint Vocational School District, Ohio of record in Deed Book 239, Page 482 and in the northerly right-of-way line of Airport Road (width varies);

Thence North 51° 58' 29" East, partially with the northerly right-of-way line of said Airport Road, with the southerly line of said original 92.076 acre tract, with the southerly line of the original 50.00 acre tract conveyed to The Board of Education of Great Oaks Institute of Technology and Career Development of record in Official Record 145, Page 647, with the southerly line of that 0.387 acre tract conveyed as Parcel 26 WDV to the City of Wilmington of record in Official Record 701, Page 1 and with the southerly line of the original 7.707 acre tract conveyed to Wilmington Air Park LLC of record in Official Record 515, Page 662 a distance of 1875.30 feet, (passing a magnetic nail found at 459.51 feet) to a magnetic nail set in the centerline of State Route 73 (width varies) [Ohio Department of Transportation Plan CLI-73 (11.81-13.42)] at the northerly corner of said original 784.989 acre tract and on the westerly line of that 2.013 acre tract conveyed as Parcel 22E to the State of Ohio by deed of record in Official Record 666, Page 558;

Thence with a curve to the right having a central angle of 16° 36' 48", a radius of 3819.72 feet, an arc length of 1107.55 feet, and a chord that bears South 29° 16' 12" East, a chord distance of 1103.67 feet, along the centerline of said State Route 73, with the westerly line of said Parcel 22E and with the westerly line of that 6.036 acre tract conveyed as Parcel 22WL to the State of Ohio by deed of record in Official Record 666, Page 558, (passing the centerline of Airborne Road [Ohio Department of Transportation Plan CLI-73 (12.03)] at an arc length of 51.55 feet, referenced by a 1 inch solid iron pipe found in a monument box, being South 47° 02' 59" West a distance of 0.58 feet) to a magnetic nail set;

Thence across said original 784.989 acre tract, the following courses and distances:

South 25° 35' 02" West, a distance of 1303.28 feet to an iron pin set;

South 47° 07' 29" West, a distance of 702.68 feet to an iron pin set;

South 47° 07' 28" West, a distance of 1181.16 feet to an iron pin set;

South 26° 41' 52" West, a distance of 348.20 feet to an iron pin set;

South 15° 22' 12" West, a distance of 544.70 feet to an iron pin set;

South 31° 41' 51" West, a distance of 711.99 feet to an iron pin set;

South 37° 27' 01" West, a distance of 614.23 feet to an iron pin set;

South 39° 29' 40" West, a distance of 257.45 feet to a magnetic nail set;

South 53° 12' 36" East, a distance of 51.19 feet to a railroad spike found at the northeasterly corner of that 72.25 acre tract conveyed as Tract 71 to Wilmington College by deed of record in Deed Book 184, Page 306;

Thence South 47° 10' 33" West, with the northerly line of said 72.25 acre tract, a distance of 2580.78 feet to a 5/8 inch rebar found capped "Clinco" found at the northwesterly corner of said 72.25 acre tract in the easterly line of Virginia Military Survey Number 2027 and in the westerly line of Virginia Military Survey Number 1162;

Thence across said original 784.989 acre tract, the following courses and distances:

North 40° 45' 33" West, with the easterly line of Virginia Military Survey Number 2027 and with the westerly line of Virginia Military Survey Number 1162, a distance of 31.89 feet to an iron pin set;

South 38° 10' 31" West, a distance of 1484.61 feet to an iron pin set;

South 40° 53' 07" East, a distance of 648.98 feet to an iron pin set;

South 46° 47' 14" West, a distance of 232.26 feet to an iron pin set;

South 32° 10' 47" East, a distance of 209.16 feet to a railroad spike set in the centerline of Jenkins Road (Township Road 261) (40 feet wide), being the northerly line of Virginia Military Survey Number 2386 and being the southerly line of Virginia Military Survey Number 2027 and being the northerly line of that 300 acre tract conveyed to David W. Fife and James G. Fife by deed of record in Official Record 677, Page 235;

Thence South 50° 24' 05" West, with the centerline of said Jenkins Road, the northerly line of Virginia Military Survey Number 2386, the southerly line of Virginia Military Survey Number 2027 and with the northerly line of said 300 acre tract, a distance of 1110.95 feet to a magnetic nail found at the northwesterly corner of said 300 acre tract and at the northeasterly corner of that 150 acre tract conveyed as Parcel One to Wilmington Air Park, Inc. by deed of record in Official Record 79, Page 218,

Thence South 50° 29' 14" West, partially with the centerline of said Jenkins Road, the northerly line of Virginia Military Survey Number 2386, the southerly line of Virginia Military Survey Number 2027 and with the northerly line of said 150 acre tract, a distance of 3009.80 feet (passing a 1/2 inch rebar capped "Clinco" found at 2969.90 feet) to a 5/8 inch rebar capped "Clinco"

found at the southeasterly corner of that 107.305 acre tract conveyed to Suburban Investments Co. by deed of record in Official Record 191, Page 337;

Thence North 41° 09' 10" West, with the easterly line of said 107.305 acre tract, a distance of 674.51 feet to an iron pin set;

Thence across said Original 784.989 acre tract, the following courses and distances:

North 38° 07' 29" East, a distance of 1243.38 feet to an iron pin set;

North 41° 34' 04" West, a distance of 578.26 feet to an iron pin set;

North 38° 36' 07" East, a distance of 2458.81 feet to an iron pin set on the southerly right-of-way line of Airborne Road (width varies) as dedicated in the "Dedication Plat Airborne Road & Extensions of Ruane Drive and Weil Way" of record in Plat Book 7, Pages 50A-51B;

Thence with the southerly right-of-way line of said Airborne Road, the following courses and distances:

With a curve to the left having a central angle of 06° 48' 03", a radius of 1250.00 feet, an arc length of 148.37 feet and a chord that bears North 41° 32' 04" East, a chord distance of 148.29 feet to a 1/2 inch rebar found in concrete at the point of tangency;

North 38° 08' 03" East, a distance of 1785.93 feet to a 1/2 inch rebar found in concrete;

North 39° 00' 07" East, a distance of 660.08 feet to a 1/2 inch rebar found in concrete;

North 38° 08' 03" East, a distance of 2098.06 feet to a 1/2 inch rebar found in concrete;

North 37° 15' 58" East, a distance of 660.08 feet to a 1/2 inch rebar found in concrete;

North 38° 08' 03" East, a distance of 576.77 feet to a 1/2 inch rebar found in concrete;

North 39° 00' 07" East, a distance of 660.08 feet to a 1/2 inch rebar found in concrete;

North 38° 08' 03" East, a distance of 2043.92 feet to a 1/2 inch rebar found in concrete at a point of curvature;

With said curve to the right, having a central angle of 13° 42' 14", a radius of 1958.82 feet, an arc length of 468.51 feet and a chord that bears North 44° 59' 10" East, a chord distance of 467.39 feet (passing a 1/2 inch rebar found in concrete at an arc length of 40.22 feet, being on the easterly line of Virginia Military Survey 1162 and being on the westerly line of Virginia Military Survey 1170) to a 1/2 inch rebar found in concrete at a point of tangency;

North 51° 50' 17" East, a distance of 142.79 feet to a 1/2 inch rebar found in concrete;

North 38° 09' 43" West, a distance of 11.56 feet to an iron pin set at the easterly terminus of said Airborne Road, in the southerly right-of-way line of said Airport Road;

Thence South 52° 40' 03" West, with the easterly terminus of said Airborne Road, a distance of 570.99 feet to a magnetic nail set at the southeasterly corner of that 1100.621 acre tract conveyed as Tract 1 to Wilmington Air Park LLC by deed of record in Official Record 516, Page 610, in the easterly line of Virginia Military Survey 1162 and in the westerly line of Virginia Military Survey Number 1170;

Thence North 40° 57' 32" West, with the easterly line of said 1100.621 acre tract, with the easterly line of said original 92.076 acre tract, with the easterly line of Virginia Military Survey 1162 and with the westerly line of Virginia Military Survey Number 1170, a distance of 93.30 feet (passing a magnetic nail set at 40.05 feet on the centerline of said Airport Road) to the POINT OF BEGINNING and containing 481.033 acres of land, more or less of which 7.591 acres is located in the right-of-way of Airport Road, State Route 73 and Jenkins Road, approximately 58.279 acres is located in Virginia Military Survey Number 1170, approximately 222.766 acres is located in Virginia Military Survey Number 1162 and approximately 199.988 acres is located in Virginia Military Survey Number 2027.

Iron pins set, where indicated, are iron pipes, thirteen sixteenths (13/16) inch inside diameter, thirty (30) inches long with a plastic plug placed in the top bearing the initials EMHT INC.

This description is based on existing records and an actual field survey performed in November 2009.

The bearings contained herein are based on the Ohio State Plane Coordinate System, South Zone, NAD83 (1995). Said bearings originated from a field traverse which was tied (referenced) to said coordinate system by GPS observations and observations of selected NGS monuments AIRBORNE and AIRBORNE AZ MK. The portion of the right-of-way line of Airborne Road, having a bearing of North 38° 08' 03" East, is designated the "basis of bearing" for this survey.

Note: The above described tract saves and excepts a 0.980 acre tract conveyed as parcel 23WDV to The City of Wilmington of record in Official Record 673, Page 226, and of record in Survey Record 36, Pages 86-109, further described by the legal description prepared by Kevin L. Stacy, Professional Surveyor 7531, and described as follows:

Situated in Union Township, Clinton County, State of Ohio, and being part of the Military Survey 1170, being conveyed to Wilmington Air Park LLC by instrument of record in Official Record 516 Page 610 and is bounded and described as follows;

Commencing for reference at the intersection of Airborne Road and existing S .R. 73;

Thence South 52° 01' 17" West 75.37 feet to a point in the southerly right-of-way line of said existing S.R. 73;

Thence South 43° 00' 06" East 38.42 feet to a point in the existing southerly right-of-way line of said S.R. 73 and in the existing southerly right-of-way line of Airborne Road, said point also being at 38.28 feet right of centerline Station 42+08.76 (proposed Airborne Road), said point also being the TRUE POINT OF BEGINNING of the parcel herein described;

Thence South 43° 00' 06" East, 8.31 feet along the existing southerly right-of-way line of Township Road 153 to a point at 46.56 feet right of centerline Station 42+09.49 (proposed Airborne Road);

Thence South 35° 40' 13" East, 58.49 feet along the existing southerly right-of-way line of Township Road 153 to an iron pin set at 105.00 feet right of centerline Station 42+07.13 (proposed Airborne Road);

Thence South 52° 53' 35" West, 657.21 feet to an iron pin set at 95.00 feet right of centerline Station 35+50.00 (proposed Airborne Road);

Thence South 80° 49' 27" West, 112.89 feet to an iron pin set on the existing southerly right-of-way line of Airborne Road at 40.61 feet right of centerline Station 34+51.07 (proposed Airborne Road);

Thence North 51° 50' 42" East, 757.69 feet along the existing southerly right-of-way line of Airborne Road to the TRUE POINT OF BEGINNING.

The above described area contains 0.980 acres of land, more or less, of which the present road occupies 0.000 acres of land, more or less.

This description was prepared under the direct supervision and reviewed on June 5, 2005 by Kevin L. Stacy, Professional Surveyor Number 7531.

This description is based on a survey made under the direction and supervision of Paul Feie Professional Surveyor Number 6723 in 2004 and 2005.

The Grantor claims title by instrument of record in Official Record 73, Page 687, Recorder's Office, Clinton County, Ohio.

The basis of bearings in this description are based upon the Ohio State Plane Coordinate System, Ohio South Zone NAD 83 (1995) utilizing NGS monuments stamped "GPS 19 2000", "GPS 18 2000" and "GPS 22 2000".

The stations referred to herein are from the centerline of Right-of-Way of Airborne Road as found on the Ohio Department of Transportation Right-of-Way Centerline Plat CLI-73-12.03 to be recorded in the Clinton County Recorder's Office.

Monuments referred to as iron pins set are 3/4 inch diameter, 30 inch long iron bars with a 2 1/2 inch diameter aluminum cap marked 'ODOT R/W, District 8'.

TRACT 3:

SITUATE IN UNION TOWNSHIP, CLINTON COUNTY, OHIO VIRGINIA MILITARY SURVEY NUMBER 1162, AND BEING PART OF THE REMAINING PART OF A 10.942 ACRE TRACT AS CONVEYED BY DEED TO WILMINGTON AIR PARK, INC. AS RECORDED IN VOLUME 64, PAGE 154 OF THE CLINTON COUNTY OFFICIAL RECORDS AND BEING MORE PARTICULARLY DESCRIBED, AS FOLLOWS: COMMENCING FOR REFERENCE AT A RAILROAD SPIKE FOUND AT THE INTERSECTION OF THE CENTERLINES OF OLD STATE ROUTE 73 AND AIRPORT ROAD; THENCE WITH THE CENTERLINE OF OLD STATE ROUTE 73, S 48°25'58" E 235.20' TO A RAILROAD SPIKE FOUND AT THE SOUTHEASTERLY CORNER OF AIRLINE PROFESSIONAL ASSOCIATION'S, TEAMSTER LOCAL 1224, 1.000 ACRE TRACT (OFFICIAL RECORD 328, PAGE 711) AND BEING THE TRUE POINT OF BEGINNING FOR THIS TRACT HEREIN DESCRIBED; THENCE WITH THE PROLONGATION OF SAID CENTERLINE S 48°25'58" E 50.03' TO A RAILROAD SPIKE FOUND AT THE CORNER OF EWE WAREHOUSE INVESTMENTS V, LTD.'S 6.252 ACRE TRACT, (OFFICIAL RECORD 312, PAGE 135); THENCE WITH THE LINE OF SAID 6.252 ACRE TRACT S 43°22'44" W 360.46' TO A 5/8" IRON PIN FOUND IN THE LINE OF GREAT OAKS JOINT VOCATIONAL SCHOOL DISTRICT'S REMAINING PART 262.282 ACRE TRACT. (DEED BOOK 239, PAGE 482); THENCE WITH SAID SCHOOL DISTRICT'S LINE N 48°21'44" W 279.27' TO A 1" O.D. PIPE FOUND; THENCE CONTINUING WITH SCHOOL DISTRICT'S LINE N 48°02'14" E 151.88' TO A 5/8" IRON PIN FOUND AT THE CORNER OF SAID AIRLINE PROFESSIONAL ASSOCIATION'S 1.000 ACRE TRACT; THENCE WITH THE LINE OF SAID 1.000 ACRE TRACT S 48°26'31" E 217.06' TO A 5/8" IRON PIN FOUND; THENCE CONTINUING WITH THE LINE OF SAID 1.000 ACRE TRACT N 43°20'16" E 209.09' TO THE TRUE POINT OF BEGINNING CONTAINING 1.187 ACRES OF LAND, MORE OR LESS.

THIS SURVEY IS BASED UPON A FIELD SURVEY CONDUCTED UNDER THE DIRECTION OF R. DOUGLAS SUTTON, OHIO PROFESSIONAL SURVEYOR NO. 7124 BY CLINCO & SUTTON SURVEYORS IN SEPTEMBER, 2001. IRON PINS REFERRED TO AS SET ARE 5/8" DIAMETER STEEL AND 30" IN LENGTH WITH A YELLOW CAP STAMPED "CLINCO & SUTTON". BEARINGS ARE BASED UPON AN ASSUMED AZIMUTH AND ARE FOR ANGULAR MEASUREMENT PURPOSES ONLY. RECORDED IN VOLUME 33, PLAT NO. 203, OF THE CLINTON COUNTY ENGINEERS RECORD OF LAND DIVISION.

TRACT 4:

SITUATE IN UNION TOWNSHIP, CLINTON COUNTY, OHIO, VIRGINIA MILITARY SURVEY NUMBER 1162, AND BEING PART OF THE REMAINING PART OF A 3.367 ACRE TRACT AND PART OF A 0.41 ACRE TRACT AS CONVEYED BY DEED TO WILMINGTON AIR PARK, INC. AS RECORDED IN VOLUME 64, PAGE 401 AND VOLUME 148, PAGE 65 OF THE CLINTON COUNTY OFFICIAL RECORDS AND BEING MORE PARTICULARLY

DESCRIBED AS FOLLOWS: BEGINNING AT A MAG NAIL SET AT THE INTERSECTION OF THE NORTHWESTERLY RIGHT OF WAY OF AIRBORNE ROAD AND THE CENTERLINE OF OLD STATE ROUTE 73; THENCE WITH THE CENTERLINE OF OLD STATE ROUTE 73, N 53°56'30" W 182.12' TO A MAG NAIL SET AT THE CORNER OF EWE WAREHOUSE INVESTMENTS V, LTD'S 7.243 ACRE TRACT (OFFICIAL RECORD 312, PAGE 140); THENCE WITH THE LINE OF SAID 7.243 ACRE TRACT N 34°58'16" E (PASSING A 5/8" IRON PIN FOUND AT 54.06') 120.22' TO A 5/8" IRON PIN FOUND; THENCE CONTINUING WITH THE LINE OF SAID 7.243 ACRE TRACT N 67°10'58" E 296.11' TO A 5/8" IRON PIN FOUND;

THENCE STILL WITH THE LINE OF SAID 7.243 ACRE TRACT S 55°30'32" E
42.71' TO A CONCRETE MONUMENT FOUND IN THE NORTHWESTERLY RIGHT OF WAY OF AIRBORNE ROAD; THENCE WITH SAID RIGHT OF WAY S 37°47'37" W 375.02' TO THE POINT OF BEGINNING CONTAINING 1.183 ACRES OF LAND, MORE OR LESS.

THIS SURVEY IS BASED UPON A FIELD SURVEY CONDUCTED UNDER THE DIRECTION OF R. DOUGLAS SUTTON, OHIO PROFESSIONAL SURVEYOR NO. 7124 BY CLINCO & SUTTON SURVEYORS IN AUGUST, 2001. IRON PINS REFERRED TO AS SET ARE 5/8" DIAMETER STEEL AND 30" IN LENGTH WITH A YELLOW CAP STAMPED "CLINCO & SUTTON". BEARINGS ARE BASED UPON AN ASSUMED AZIMUTH AND ARE FOR ANGULAR MEASUREMENT PURPOSES ONLY. RECORDED IN VOLUME 33, PLAT NO. 203, OF THE CLINTON COUNTY ENGINEERS RECORD OF LAND DIVISION.

TRACT 5:    INTENTIONALLY OMITTED AND NOTHING SUBSTITUTED THEREFOR

TRACT 6:    INTENTIONALLY OMITTED AND NOTHING SUBSTITUTED THEREFOR

TRACT 7:    INTENTIONALLY OMITTED AND NOTHING SUBSTITUTED THEREFOR

TRACT 8:

SITUATE IN THE CITY OF WILMINGTON, COUNTY OF CLINTON AND STATE OF OHIO: BEING PT MS 1162 AND PART OF VMS NO. 2027, AND BEING 6.092 ACRES OF LAND OUT OF TRACT NO. 3 AS CONVEYED IN DEED BOOK 120, PAGE 83 IN THE RECORDER'S OFFICE OF CLINTON COUNTY, OHIO; AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING FOR REFERENCE ONLY AT THE RAILROAD SPIKE IN THE INTERSECTION OF COUNTY ROAD 26 NORTH, COUNTY ROAD 26 EAST AND ABANDONED S.R. 73 WEST; THENCE WITH THE CENTER OF A 22.00 FOOT ACCESS EASEMENT S 48°13'35" W 1238.63 FEET TO A SPIKE; THENCE S 41°38'48" E 624.94 FEET TO A SPIKE; THENCE S 48°19'21" W 24.82 FEET TO A POINT; THENCE LEAVING SAID 22.00 FOOT ACCESS EASEMENT S 42°00'03" E 62.73 FEET TO AN IRON PIN, THE TRUE POINT OF BEGINNING, THENCE WITH THE NORTHEAST LINE WHICH ENCLOSES THE FUEL STORAGE AREA (1972) S 42°00'03" E 347.27 FEET TO AN IRON PIN, THENCE WITH THE SOUTHEAST LINE OF SAID FUEL STORAGE AREA (1972) S 48°19'15" W 764.87 FEET TO A FENCE CORNER POST; THENCE WITH THE SOUTHWEST LINE OF SAID FUEL

STORAGE AREA (1972) N 41°40'29" W 347.53 FEET TO A FENCE CORNER POST; THENCE WITH THE NORTHWEST LINE OF SAID FUEL STORAGE AREA (1972) N 48°20'27" E 762.89 FEET TO SAID TRUE POINT OF BEGINNING, CONTAINING 6.092 ACRES OF LAND.

SURVEY VOLUME 27-108

TOGETHER WITH A NON-EXCLUSIVE ACCESS EASEMENT FOR THE BENEFIT OF TRACT 8, AS CREATED BY AN ACCESS EASEMENT FROM THE BOARD OF EDUCATION OF GREAT OAKS INSTITUTE OF TECHNOLOGY AND CAREER DEVELOPMENT, FKA GREAT OAKS JOINT VOCATIONAL SCHOOL DISTRICT TO WILMINGTON AIR PARK, INC., FILED IN DEED VOLUME 145, PAGE 662, RECORDER'S OFFICE, CLINTON COUNTY, OHIO, WHICH EASEMENT IS MORE SPECIFICALLY DESCRIBED AS FOLLOWS:

SITUATED IN UNION TOWNSHIP, CLINTON COUNTY, OHIO, AND BEING A PART OF M.S. #1162 . BEGINNING AT A PIN AT THE SOUTHERLY CORNER OF THE 52.038 ACRE TRACT AS RECORDED IN VOLUME 24, PLAT NO. 252, OF THE CLINTON COUNTY ENGINEERS RECORD OF LAND DIVISION: RUNNING THENCE, FROM SAID POINT OF BEGINNING, WITH THE LINES OF SAID 52.038 ACRE TRACT, ON THE FOLLOWING COURSES: (1) N. 41° 59' 35" W., 570.29 FEET TO A PIPE; (2) N. 41° 38' 23" W., 75.00 FEET TO A POINT; THENCE, ON THE FOLLOWING COURSES: (1) N. 48° 21' 37" E., 30.00 FEET TO A POINT; (2) S. 41° 38' 23" E., 74.91 FEET TO A POINT; (3) S. 41° 59' 35" E., 564.79 FEET TO A POINT; THENCE, WITH A LINE OF SAID 52.038 ACRE TRACT, S. 37° 47' 49" W., 30.48 FEET TO THE POINT OF BEGINNING.

TRACT 9:

SITUATE IN THE CITY OF WILMINGTON, CLINTON COUNTY, OHIO, AND BEING A PART OF MS NO. 1162 AND BOUNDED AND DESCRIBED AS FOLLOWS: BEGINNING AT A 5/8" IRON PIN (FOUND) AT THE EASTERLY CORNER OF A 4.576 ACRE TRACT AS RECORDED IN VOLUME 13, PAGE 137 OF THE CLINTON COUNTY SURVEYORS RECORD: RUNNING THENCE, FROM SAID POINT OF BEGINNING, WITH THE NORTHEASTERLY LINE OF SAID 4.576 ACRE TRACT AND WITH THE NORTHEASTERLY TERMINUS OF RUANE DRIVE N 52°18'49" W (PASSING A NAIL (FOUND) AT 537.82 FEET) A DISTANCE OF 587.82 FEET TO A POINT; THENCE WITH THE LINES OF THE HEREIN GRANTOR'S LANDS, ON THE FOLLOWING COURSES:

1. N 37°47'34" E 27.76 FEET TO A NAIL (FOUND);

2. S 52°10'35" E 118.01 FEET TO A 5/8" IRON PIN (FOUND);

3. N 40°40'15" E 400.37 FEET TO A 1/2" IRON PIPE (FOUND);

4. S 52°12'13" E 449.65 FEET TO A 1/2" IRON PIN (SET);

THENCE, BY A NEW DIVISION LINE S 37°47'06" W 426.44 FEET TO THE POINT

OF BEGINNING, CONTAINING FOUR AND FIVE HUNDRED EIGHTY-SIX THOUSANDTHS (4.586) ACRES.

THIS DESCRIPTION IS THE RESULT OF A NEW SURVEY MADE UNDER THE
DIRECTION OF RICHARD D. ROLL, REGISTERED SURVEYOR NO. 4957, BY CLINCO ENGINEERS & SURVEYORS, WILMINGTON, OHIO, IN MAY, 1984, AS RECORDED IN VOLUME 17, PLAT NO. 246 OF THE CLINTON COUNTY ENGINEERS RECORD OF LAND DIVISION. THE BEARINGS IN THIS DESCRIPTION WERE DERIVED FROM THE SURVEY OF THE AFORESAID 4.576 ACRE TRACT.

TRACT 10:

SITUATE IN THE CITY OF WILMINGTON, CLINTON COUNTY, OHIO, AND BEING A PART OF MS NO. 1162 AND MS NO. 2027 AND BOUNDED AND DESCRIBED AS FOLLOWS: COMMENCING AT A 3/4" IRON PIPE (FOUND) AT THE NORTHERLY CORNER OF A 6.092 ACRE TRACT AS CONVEYED TO AVIATION FUEL, INC. IN VOLUME 285, PAGE 339 OF THE CLINTON COUNTY, OHIO DEED RECORDS, SAID PIPE BEING AT A CORNER OF A 195.568 ACRE TRACT AS RECORDED IN VOLUME 24, PLAT NO. 12 OF THE CLINTON COUNTY ENGINEERS RECORD OF LAND DIVISION AND AT A CORNER OF A 52.038 ACRE TRACT AS RECORDED IN VOLUME 24, PLAT NO. 254 OF SAID RECORD OF LAND DIVISION; THENCE, WITH A LINE OF SAID 195.568 ACRE TRACT AND SAID 52.038 ACRE TRACT, N 41°38'23" W 75.00 FEET TO A POINT; THENCE S 48°08'00" W 542.30 FEET TO A 1/2" IRON PIN (SET) AT THE POINT OF BEGINNING FOR THE HEREIN DESCRIBED TRACT: RUNNING THENCE, FROM SAID POINT OF BEGINNING, BY NEW DIVISION LINES, ON THE FOLLOWING COURSES:

1. S 48°37'45" W 561.48 FEET TO A 1/2" IRON PIN (SET);

2. N 41°22' 15" W 388.00 FEET TO A 1/2" IRON PIN (SET);

3. N 48°37'45" E 561.48 FEET TO A 1/2" IRON PIN (SET);

4. S 41°22'15" E 388.00 FEET TO THE POINT OF BEGINNING, CONTAINING
FIVE AND ONE THOUSANDTH (5.001) ACRES.

ALSO, A NON-EXCLUSIVE EASEMENT AND RIGHT-OF-WAY, FOR ACCESS PURPOSES, OVER THE FOLLOWING DESCRIBED TRACT: BEGINNING AT THE IRON PIN AT THE EASTERLY CORNER OF THE ABOVE DESCRIBED 5.001 ACRE TRACT, RUNNING THENCE, FROM SAID POINT OF BEGINNING, N 48°08'00" E 542.30 FEET TO A POINT; THENCE, WITH A LINE OF THE AFORESAID 52.038 ACRE TRACT, S 41°38'23" E 75.00 FEET TO A PIPE; THENCE, WITH A LINE OF THE AFORESAID 6.092 ACRE TRACT, S 48°20'55" W 762.89 FEET TO A POINT; THENCE, WITH A LINE OF THE AFORESAID 5.001 ACRE TRACT, N 48°37'45" E 220.63 FEET TO THE POINT OF BEGINNING.

TRACT 11:

SITUATE IN THE STATE OF OHIO, COUNTY OF CLINTON, CITY OF WILMINGTON, AND BEING PART OF VIRGINIA MILITARY SURVEY NO. 1162, AND BEING 0.392 ACRES OF LAND OUT OF TRACT NO. 41, AS CONVEYED TO THE UNITED STATES OF AMERICA IN DEED BOOK 165, PAGE 645, RECORDER'S OFFICE, CLINTON COUNTY, OHIO, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING FOR REFERENCE ONLY AT A CONCRETE MONUMENT BEING THE NORTHEASTERLY CORNER OF SAID TRACT NO. 41; THENCE WITH THE NORTHEAST LINE OF SAID TRACT NO. 41 AND A COMMON LINE OF VIRGINIA MILITARY SURVEY NO. 1162 AND VIRGINIA MILITARY SURVEY NO. 1170, NORTH 41°13'04" WEST 129.66 FEET TO A SPIKE; THENCE WITH THE CENTERLINE OF COUNTY ROAD 26 SOUTH, SOUTH 51°30'11" WEST 1654.33 FEET TO A SPIKE; THENCE LEAVING THE CENTERLINE OF SAID COUNTY ROAD 26, NORTH 52°08'41" WEST 264.77 FEET TO A SPIKE, THE TRUE POINT OF BEGINNING;

THENCE WITH THE SOUTHEASTERLY LINE OF THE HEREIN DESCRIBED TRACT SOUTH 37°45'12" WEST 159.87 FEET TO AN IRON PIN; THENCE NORTH 52°08'26" WEST 106.84 FEET TO A SPIKE; THENCE NORTH 37°46'03" EAST 159.87 FEET TO A SPIKE; THENCE SOUTH 52°08'41" EAST 106.80 FEET TO THE SAID TRUE POINT OF BEGINNING, CONTAINING 0.392 ACRES OF LAND.

TRACT 12:

SITUATE IN THE CITY OF WILMINGTON, CLINTON COUNTY, OHIO, VIRGINIA
MILITARY SURVEY NUMBER 1162 AND 1170, AND BEING PART OF THE REMAINING PART OF A 92.076 ACRE TRACT AS CONVEYED BY DEED TO THE GREAT OAKS JOINT VOCATIONAL SCHOOL DISTRICT AS RECORDED IN VOLUME 239, PAGE 482 OF THE CLINTON COUNTY DEED RECORDS AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCING FOR REFERENCE AT A RAILROAD SPIKE FOUND IN THE CENTERLINE OF STATE ROUTE 73 AT THE NORTHERLY CORNER OF WILMINGTON AIR PARK L.L.C.'S 784.989 ACRE TRACT (OFFICIAL RECORD 516, PAGE 610) AS SURVEYED AND RECORDED IN VOLUME 33, PLAT NO. 203 OF THE CLINTON COUNTY ENGINEERS RECORD OF LAND DIVISION; THENCE WITH THE NORTHWESTERLY LINE OF SAID 784.989 ACRE TRACT AND BECOMING THE NORTHWESTERLY RIGHT OF WAY OF AIRPORT ROAD AND ALSO THE CORPORATION LINE OF THE CITY OF WILMINGTON S 51°38'32" W 1415.09' TO THE SOUTHERLY CORNER OF THE BOARD OF EDUCATION OF GREAT OAKS INSTITUTE OF TECHNOLOGY AND CAREER DEVELOPMENT'S 36.500 ACRE TRACT (OFFICIAL RECORD 145, PAGE 647); THENCE WITH THE WESTERLY LINE OF SAID 36.500 ACRE TRACT N 52°09'19" W 1731.57' TO AN IRON PIN SET MARKING THE TRUE POINT OF BEGINNING FOR THIS TRACT HEREIN DESCRIBED; THENCE BY NEW DIVISION LINE THROUGH THE GRANTOR'S LANDS S 37°59'53" W 457.90' TO AN IRON PIN SET IN THE LINE OF WILMINGTON AIR PARK L.L.C.'S 1105.622 ACRE TRACT (OFFICIAL RECORD 516, PAGE 610); THENCE WITH THE LINE OF SAID 1105.622 ACRE TRACT N 52°14'24" W 20.83' TO A 1/2" IRON PIN FOUND AT THE CORNER OF AVIATION

FUEL INC.'S 4.586 ACRE TRACT (DEED BOOK 285, PAGE 337); THENCE WITH THE LINE OF SAID 4.586 ACRE TRACT N 52°09'59" W 449.42' TO THE CORNER OF SAID WILMINGTON AIR PARK L.L.C.'S 1105.622 ACRE TRACT, AN IRON PIN SET BEARS S 69°20'39" W 0.36'; THENCE WITH THE LINE OF SAID 1105.622 ACRE TRACT N 52°11'49" W 938.65' TO A 1/2" IRON PIN FOUND; THENCE CONTINUING WITH THE LINE OF SAID 1105.622 ACRE TRACT N 46°19'54" E 463.78' TO A 1/2" IRON PIN FOUND AT A CORNER TO CORPORATION LINE OF SAID WILMINGTON CITY AND ALSO BEING THE CORNER OF WILMINGTON COMMERCE PARK PARTNERSHIP'S 6.130 ACRE TRACT (OFFICIAL RECORD 350, PAGE 505); THENCE WITH SAID CORPORATION LINE, THE LINE OF SAID 6.130 ACRE TRACT AND BECOMING THE LINE OF SAID WILMINGTON COMMERCE PARK PARTNERSHIP'S 7.325 ACRE TRACT (OFFICIAL RECORD 219, PAGE 275), THE LINE OF WILMINGTON COMMERCE PARK PARTNERSHIP'S 8.697 ACRE TRACT (OFFICIAL RECORD 280, PAGE 89) AND THE LINE OF THE PREVIOUSLY STATED 36.500 ACRE TRACT S 52°09'19" E 1341.67' TO THE TRUE POINT OF BEGINNING CONTAINING 14.467 ACRES OF LAND.

NOTE: THE 14.467 ACRE TRACT CONTAINS 9.643 ACRES IN VMS NUMBER 1162 AND 4.824 ACRES IN VMS NUMBER 1170.

IRON PINS REFERRED TO AS SET ARE 5/8" DIAMETER STEEL AND 30" IN LENGTH WITH A YELLOW CAP STAMPED "CLINCO & SUTTON". BEARINGS ARE BASED UPON AN ASSUMED AZIMUTH AND ARE FOR ANGULAR MEASUREMENT PURPOSES ONLY. RECORDED IN VOLUME 34, PLAT NO. 177, OF THE CLINTON COUNTY ENGINEERS RECORD OF LAND DIVISION.

TRACT 13:

SITUATE IN THE TOWNSHIP OF WASHINGTON, COUNTY OF CLINTON AND STATE OF OHIO, BEING A PART OF VIRGINIA MILITARY SURVEY NO. 1457 AND BEING PART OF THE 10.405 ACRE TRACT AS CONVEYED TO KENNETH L. HAWK AND VIOLET I. HAWK (OFFICIAL RECORD VOLUME 587, PAGE 367) AND RECORDED IN VOLUME 34, PLAT NO. 251 OF THE CLINTON COUNTY ENGINEERS RECORD OF LAND DIVISIONAND BEING AN AREA PRESENTLY LEASED BY ABX AIR, INC. FOR UTILITYPURPOSES, LEASE DATED FEBRUARY 24, 1989, AND BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE CENTER OF U.S. ROUTE 68 MARKING THE
SOUTHWESTERLY CORNER OF THE 1.00 ACRE TRACT AS CONVEYED TO KENNETH L.AND VIOLET I. HAWK (OFFICIAL RECORD VOLUME 605, PAGE 231) AND RECORDED IN VOLUME 14, PLAT NO. 394, OF THE AFORESAID RECORD OF LAND DIVISION AND MARKING A SOUTHEASTERLY CORNER OF THE AFORESAID 10.405 ACRE TRACT:

RUNNING THENCE, FROM SAID POINT OF BEGINNING, WITH THE PRESENT LEASE LINES AND WITH THE CENTER OF U.S. ROUTE 68 ON THE FOLLOWING COURSES:

(1) S 60° 56' 58" W 129.73 FEET TO A NAIL (FOUND); (2) S 58° 39' 28"

W 69.88 FEET TO A POINT; THENCE WITH THE PRESENT LEASE LINES AND BY NEW DIVISION LINES ON THE FOLLOWING COURSES: (1) N 29° 03' 02" W
(PASSING A 1/2" PIN (FOUND) AT 29.06 FEET) A DISTANCE OF 220.59 FEET
TO A 1/2" PIN (FOUND); (2) N 60° 56' 58" E 199.55 FEET TO A PIN
(FOUND) IN A TREE MARKING THE NORTHWESTERLY CORNER OF THE AFORESAID 1.000 ACRE TRACT; THENCE WITH A PRESENT LEASE LINE AND WITH THE WESTERLY LINE OF SAID 1.000 ACRE TRACT S 29° 03' 02" E (PASSING A1/2" PIN (FOUND) AT 190.10 FEET) A DISTANCE OF 217.80 FEET TO THE POINT OF BEGINNING, CONTAINING ONE (1.000) ACRE, MORE OR LESS.

THIS DESCRIPTION IS THE RESULT OF A NEW SURVEY MADE UNDER THE
DIRECTION OF STEVEN D. WEBB, REGISTERED SURVEYOR NO. 7250, BY A.S.A.P. SURVEYS, SABINA, OHIO, IN MAY, 2005, AND RECORDED IN VOLUME 35, PLAT NO. 117, OF THE CLINTON COUNTY ENGINEERS RECORD OF LAND DIVISION. THE BEARINGS IN THIS DESCRIPTION WERE BASED UPON THE 10.405 ACRE TRACT (OFFICIAL RECORD VOLUME 587, PAGE 367) AND RECORDED IN VOLUME 34, PLAT NO. 251 OF THE CLINTON COUNTY ENGINEERS RECORD OF LAND DIVISION (S 60° 56' 58" W ON THE CENTER OF U.S. ROUTE 68). ALL PINS (SET) ARE5/8" IRON PINS WITH PLASTIC CAPS STAMPED A.S.A.P. SUR. L.S. 7250.

TRACT 14:

SITUATED IN THE COUNTY OF CLINTON IN THE STATE OF OHIO AND IN THE TOWNSHIP OF UNION, AND BEING A PART OF SURVEY NO. 885 AND BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE CENTER OF MELVIN ROAD (NO. 9) AT THE
EASTERLY CORNER OF ELIZABETH CLEMENT COLLINGHAM'S 30 ACRE TRACT AS RECORDED IN VOL. 7, PAGE 625 OF THE CLINTON SURVEYORS RECORD; THENCE WITH THE SOUTHEASTERLY LINE OF SAID 30 ACRE TRACT, S. 51° 10' W. 25 FEET TO THE REAL POINT OF BEGINNING FOR THE HEREIN DESCRIBED TRACT:

RUNNING THENCE FROM SAID REAL POINT OF BEGINNING, WITH THE
SOUTHEASTERLY LINE OF SAID 30 ACRE TRACT, S. 51° 10' W. 125 FEET TO A
POINT; THENCE ON THE FOLLOWING COURSES: (1) N. 39° 36' 25" W. 125
FEET TO A POINT; (2) N. 51° 10' E. 125 FEET TO A POINT; (3) PARALLEL
TO MELVIN ROAD S. 39° 36' 25" E. 125 FEET TO THE REAL POINT OF
BEGINNING, CONTAINING .359 OF AN ACRE. SURVEY RECORD VOL. 20, PAGE 84.

TRACT 15:

Situated in the State of Ohio, County of Clinton, Township of Union, located in Virginia Military Survey Number 2027 being a part of that Original 784.989 acre tract conveyed as Tract 2 to Wilmington Air Park LLC of record in Official Record 516, Page 610 (all references refer to the records of the Recorder's Office, Clinton County, Ohio), and being more particularly bounded and described as follows:

Beginning, for reference, at a magnetic nail, with no head, found at the centerline intersection of Township Road 261 (known as Jenkins Road to the West and known as McCoy Road to the East) (40 feet wide) and County Road 35 (Old State Route 73) at a northerly corner of that 149.319 acre tract conveyed as Tract II to L.T. Land Development, LLC of record in Official Record 597, Page 441, the southeasterly corner of that 72.25 acre tract conveyed as tract 71 to Wilmington College of record in Deed Book 184, Page 306, a southerly corner of said original 784.989 acre tract and the northwesterly corner of that 5.03 acre tract conveyed to Glen William Ramseyer and Mary Alice Ramseyer of record in Deed Book 246, Page 282, being on the southerly line of Virginia Military Survey 1162 and being on the northerly line of Virginia Military Survey 2386;

Thence South 46° 56' 14" West, a distance of 3310.76 feet to a magnetic nail found on the centerline of said Jenkins Road, on the southerly line of Virginia Military Survey 2027 and on the northerly line of Virginia Military Survey 2386, at a southwesterly corner of that 25.54 acre tract conveyed as Tract 74 to Wilmington College by deed of record in Deed Book 184, Page 306, and being on the northerly line of that 300 acre tract conveyed to David W. Fife and James G. Fife of record in Official Record 677, Page 235;

Thence South 49° 24' 42" West, with the centerline of said Jenkins Road, the northerly line of said 300 acre tract, the southerly line of Virginia Military Survey 2027 and the northerly line of Virginia Military Survey 2386, a distance of 843.96 feet to the TRUE POINT OF BEGINNING;

Thence South 49° 24' 42" West, with the centerline of said Jenkins Road, the northerly line of said 300 acre tract, the southerly line of Virginia Military Survey 2027 and the northerly line of Virginia Military Survey 2386, a distance of 110.70 feet to a point;

Thence across said Tract 2, the following courses and distances:

North 39° 01' 32" West, a distance of 141.68 feet to a point;

North 50° 47' 22" East, a distance of 108.26 feet to a point;

South 40° 00' 51" East, a distance of 139.03 feet to the TRUE POINT OF BEGINNING and containing 0.353 acre, more or less.

The bearings contained herein are based on the Ohio State Plane Coordinate System, South Zone, NAD83 (1995). Said bearings originated from a field traverse which was tied (referenced) to said coordinate system by GPS observations and observations of selected NGS monuments AIRBORNE and AIRBORNE AZ MK. The portion of the right-of-way line of Airborne Road, having a bearing of North 38° 08' 03" East, is designated the "basis of bearing" for this survey.

Together with a non-exclusive access easement for the benefit of Tract 15, as created in the lease between Wilmington Air Park, LLC and Clinton County Port Authority, as evendenced in the Memorandum of Lease filed June 3, 2010, and recorded in O.R.V. 783, Page 327 Recorder's Office Clinton County, Ohio, which easement is more specifically described as follows:

Situated in the State of Ohio, County of Clinton, Township of Union, located in Virginia Military Survey Number 2027 being a part of that Original 784.989 acre tract conveyed as Tract 2 to Wilmington Air Park

LLC of record in Official Record 516, Page 610 (all references refer to the records of the Recorder's Office, Clinton County, Ohio), and being more particularly bounded and described as follows:

Beginning, for reference, at a magnetic nail, with no head, found at the centerline intersection of Township Road 261 (known as Jenkins Road to the West and known as McCoy Road to the East) (40 feet wide) and County Road 35 (Old State Route 73) at a northerly corner of that 149.319 acre tract conveyed as Tract II to L.T. Land Development, LLC of record in Official Record 597, Page 441, the southeasterly corner of that 72.25 acre tract conveyed as tract 71 to Wilmington College of record in Deed Book 184, Page 306, a southerly corner of said original 784.989 acre tract and the northwesterly corner of that 5.03 acre tract conveyed to Glen William Ramseyer and Mary Alice Ramseyer of record in Deed Book 246, Page 282, being on the southerly line of Virginia Military Survey 1162 and being on the northerly line of Virginia Military Survey 2386;

Thence South 46° 56' 14" West, a distance of 3310.76 feet to a magnetic nail found on the centerline of said Jenkins Road, on the southerly line of Virginia Military Survey 2027 and on the northerly line of Virginia Military Survey 2386, at a southwesterly corner of that 25.54 acre tract conveyed as Tract 74 to Wilmington College by deed of record in Deed Book 184, Page 306, and being on the northerly line of that 300 acre tract conveyed to David W. Fife and James G. Fife of record in Official Record 677, Page 235;

Thence South 49° 24' 42" West, with the centerline of said Jenkins Road, the northerly line of said 300 acre tract, the southerly line of Virginia Military Survey 2027 and the northerly line of Virginia Military Survey 2386, a distance of 790.66 feet to the TRUE POINT OF BEGINNING;

Thence South 49° 24' 42" West, with the centerline of said Jenkins Road, the northerly line of said 300 acre tract, the southerly line of Virginia Military Survey 2027 and the northerly line of Virginia Military Survey 2386, a distance of 53.30 feet to a point;

Thence across said Tract 2, the following courses and distances:

North 40° 00' 51" West, a distance of 139.03 feet to a point;

South 50° 47' 22" West, a distance of 108.26 feet to a point;

South 39° 01' 32" East, a distance of 141.68 feet to a point on the centerline of said Jenkins Road, the northerly line of said 300 acre tract, the southerly line of Virginia Military Survey 2027 and the northerly line of Virginia Military Survey 2386;

Thence South 49° 24' 42" West, with said centerline, said northerly line of said 300 acre tract, said southerly line of Virginia Military Survey 2027 and said northerly line of Virginia Military Survey 2386, a distance of 40.57 feet to a point;

Thence across said Tract 2, the following courses and distances:

North 40° 35' 18" West, a distance of 201.48 feet to a point;

North 49° 24' 42" East, a distance of 204.58 feet to a point;

South 40° 35' 18" East, a distance of 201.48 feet to the TRUE POINT OF BEGINNING and containing 0.594 acre, more or less.

The bearings contained herein are based on the Ohio State Plane Coordinate System, South Zone, NAD83 (1995). Said bearings originated from a field traverse which was tied (referenced) to said coordinate system by GPS observations and observations of selected NGS monuments AIRBORNE and AIRBORNE AZ MK. The portion of the right-of-way line of Airborne Road, having a bearing of North 38° 08' 03" East, is designated the "basis of bearing" for this survey.

EXHIBIT B

The Premises

4.457 ACRES

Situated in the State of Ohio, County of Clinton, City of Wilmington, lying in Virginia Military Survey 1162, and being part of that original 1105.562 acre tract conveyed as Tract 1 to Clinton County Port Authority of record in Official Record 783, Page 266, Official Record 796, Page 167 and Official Record 796, Page 188 (all references are to the records of the Recorder's Office, Clinton County, Ohio) and being more particularly described as follows:

Beginning, for reference, at the centerline intersection of Airborne Road (Width Varies) with Old State Route 73 (County Road 35) (60 feet wide);

Thence with the centerline of Old State Route 73, the following courses and distances:

North 53° 39' 54" West, a distance of 355.80 feet, to a railroad spike found;

Thence North 48° 05' 26" West, a distance of 669.31 feet, to a railroad spike found on the southerly line of said Tract 1, being the corner common of that 1.000 acre tract conveyed to Airline Professionals Association Teamsters Local 1224 of record in Official Record 328, Page 711, and that 6.518 acre tract conveyed to EWE Warehouse Investments V, Ltd. of record in Official Record 312, Page 131, being the TRUE POINT OF BEGINNING;

Thence South 48° 20' 11" West, with the northerly line of said 1.000 acre tract, a distance of 19.27 feet, to a 1/2 inch rebar capped "CLINCO" at a southeasterly corner of that original 266.282 acre tract conveyed to Great Oaks Joint Vocational School District, Ohio by deed of record in Deed Book 239, Page 482;

Thence North 48° 06' 06" West, along the easterly line of said Great Oaks Joint Vocational School District, and with the easterly line of that 5.267 acre tract conveyed to The Board of County Commissioners of Clinton County, Ohio of record in Official Record 672, Page 152 and across said Tract 1, a distance of 701.08 feet, to an iron pin set;

Thence across said Tract 1, the following courses and distances:

South 45° 37' 34" West, a distance of 473.26 feet, to an iron pin set;

North 44° 20' 57" West, a distance of 345.43 feet, to an iron pin set;

North 45° 39' 03" East, a distance of 467.62 feet, to an iron pin set;

B-1

South 49° 51' 22" East, a distance of 1051.38 feet, to an iron pin set in the northerly line of said 6.518 acre tract;

Thence South 47° 11' 41" West, along the northerly line of said 6.518 acre tract, a distance of 30.13 feet to the TRUE POINT OF BEGINNING and containing 4.457 acres of land, more or less.

Subject, however, to all legal rights-of-way and/or easements, if any, of previous record.

Iron pins set, where indicated, are iron pipes, thirteen sixteenths (13/16) inch inside diameter, thirty (30) inches long with a plastic plug placed in the top bearing the initials EMH&T INC.

This description is based on existing records and an actual field survey performed by EMH&T in November 2009, and June 2012

The bearings contained herein are based on the Ohio State Plane Coordinate System, South Zone, NAD83 (1995). Said bearings originated from a field traverse which was tied (referenced) to said coordinate system by GPS observations and observations of selected NGS monuments AIRBORNE and AIRBORNE AZ MK. The portion of the right-of-way line of Airborne Road, having a bearing of North 38° 08' 03" East, is designated the "basis of bearing" for this survey.

D-2

SURVEY OF ACREAGE PARCEL FOR CLINTON COUNTY PORT AUTHORITY
VIRGINIA MILITARY SURVEY NO. 1162
CITY OF WILMINGTON, COUNTY OF CLINTON, STATE OF OHIO

N45°39'03"E 467.62'
24.1'
4.457 AC. (SURVEY)
N44°20'57"W 345.43'
Existing Bldg.
Proposed Bldg.
Existing Bldg.
S45°37'34"W 473.26'
CLINTON COUNTY PORT AUTHORITY
TRACT 1
ORIGINAL 1105.562 AC. (DEED)
O.R. 783, P. 266
O.R. 796, P. 167
O.R. 796, P. 188
S.R. 33, PL. NO. 203-209
1/2" REBAR
CAPPED "CLINCO"
CITY OF WILMINGTON
UNION TOWNSHIP
CLINTON COUNTY PORT AUTHORITY
TRACT 1
ORIGINAL 1105.562 AC. (DEED)
O.R. 783, P. 266
O.R. 796, P. 167
O.R. 796, P. 188
S.R. 33, PL. NO. 203-209
S49°51'22"E 1051.38'
N48°06'06"W 701.08'
THE BOARD OF COUNTY COMMISSIONERS OF CLINTON COUNTY, OHIO
5.267 AC. (DEED)
O.R. 672, P. 152
S.R. 35, PL. NO. 98
CITY OF WILMINGTON
UNION TOWNSHIP
GREAT OAKS JOINT VOCATIONAL SCHOOL DISTRICT, OHIO
ORIGINAL 266.282 AC. (DEED)
D.B. 239, P. 482
35.20'
TPOB
1/2" REBAR
CAPPED "CLINCO"
S48°20'11"W
19.27'
N48°05'26"W 669.31'
S47°11'41"W
30.13'
CITY OF WILMINGTON
UNION TOWNSHIP
AIRLINE PROFESSIONALS
ASSOCIATION TEAMSTERS
LOCAL 1224
1.000 AC. (DEED)
O.R. 328, P. 711
EWE WAREHOUSE INVESTMENTS V, LTD
6.518 AC. (DEED)
O.R. 312, P. 131
S.R. 20, PL. NO. 196
OLD S.R. 73
(C.R. 35)
60' WIDE
293.45'
1/2" REBAR
CAPPED "CLINCO"
232.13'
R/W
R/W
N53°39'54"W 355.80'
R/W
RPOB
AIRBORNE ROAD (WIDTH VARIES)
DEDICATION PLAT AIRBORNE ROAD &
EXTENSIONS OF RUANE DRIVE AND WEIL WAY
P.B. 7, PP. 50A, 50B, 51A, 51B
S.R. 25, PL. NO. 5

CLINTON COUNTY ENGINEERS RECORD OF LAND DIVISION
VOLUME _____ PLAT NO. ______
DATE ____________
SCALE ________
DEED REFERENCE
DEED BOOK ______ PAGE ______
TOWNSHIP __________
MILITARY SURVEY NO. ______

APPROVED BY THE CITY OF WILMINGTON, OHIO ON THIS ________ DAY OF ______________, 2010

____
MAYOR

____
CLERK

REFERENCE DOCUMENTS USED:
Deeds, Plats, and Surveys as shown hereon.

SURVEY NOTE:
This survey was prepared using documents of record, prior plats of survey, and observed evidence located by an actual field survey.

● = STONE FND.
■ = MON. FND.
● = I.P. FND.
○ = I.P. SET
● = MAG. NAIL FND.
O = MAG. NAIL SET
▲ = R.R. SPK. FND.
△ = R.R. SPK. SET
⬟ = P.K. NAIL FND.
I.P. Set are 13/16" I.D. iron pipe with cap inscribed EMHT INC

80 0 80 160
GRAPHIC SCALE (in feet)

STATE OF OHIO — JOSHUA M. MEYER S-8485 — REGISTERED PROFESSIONAL SURVEYOR

By: Joshua M. Meyer 8-3-2012
Joshua M. Meyer — Date
Professional Surveyor No. 8485

EMH&T Evans, Mechwart, Hambleton & Tilton, Inc. Engineers • Surveyors • Planners • Scientists 5500 New Albany Road, Columbus, OH 43054 Phone: 614.775.4500 Toll Free: 888.775.3648 emht.com	Date: August 3, 2012 Scale: 1" = 80' Job No: 2012-0895 Sheet: 1 of 1

REVISIONS

MARK	DATE	DESCRIPTION

J:\20120895\DWG\02SURVEY\20120895-BOUNDARY.DWG plotted by MEYER, JOSH on 8/3/2012 10:13:18 AM last saved by JMEYER on 8/3/2012 10:03:07 AM

Vorys, Sater, Seymour & Pease, LLC / Wilmington Airpark-new hanger lot split / 2012-0895 / 20120895-BOUNDARY

D-3

EXHIBIT C

Description of Generator

[Attached]

C-1

Exhibit D

The Roadway

[See attached description of the Roadway.]

SURVEY OF ACREAGE PARCEL FOR CLINTON COUNTY PORT AUTHORITY

VIRGINIA MILITARY SURVEY NO. 1162

CITY OF WILMINGTON, COUNTY OF CLINTON, STATE OF OHIO

N45°39'03"E 467.62'
Existing Building to be removed
4.457 AC. (SURVEY)
N44°20'57"W 345.43'
24.1'
Existing Bldg.
Proposed Bldg.
Existing Bldg.
Existing Building to be removed.
S45°37'34"W 473.26'
CLINTON COUNTY PORT AUTHORITY
TRACT 1
ORIGINAL 1105.562 AC. (DEED)
O.R. 783, P. 266
O.R. 796, P. 167
O.R. 796, P. 188
S.R. 33, PL. NO. 203-209
1/2" REBAR CAPPED "CLINCO"
CITY OF WILMINGTON
UNION TOWNSHIP
S49°51'22"E 1051.38'
THE BOARD OF COUNTY COMMISSIONERS OF CLINTON COUNTY, OHIO
5.267 AC. (DEED)
O.R. 672, P. 152
S.R. 36, PL. NO. 98
"Roadway" designated by cross-hatch.
GREAT OAKS JOINT VOCATIONAL SCHOOL DISTRICT, OHIO
ORIGINAL 266.282 AC. (DEED)
D.B. 239, P. 482
TPOB
1/2" REBAR CAPPED "CLINCO"
S48°20'11"W 19.27'
S47°11'41"W 30.13'
N48°08'25"W 669.31'
AIRLINE PROFESSIONALS ASSOCIATION TEAMSTERS LOCAL 1224
1.000 AC. (DEED)
O.R. 328, P. 711
EWE WAREHOUSE INVESTMENTS V, LTD
6.518 AC. (DEED)
O.R. 312, P. 131
S.R. 20, PL. NO. 198
STATE OF OHIO
REGISTERED
PROFESSIONAL SURVEYOR
OLD S.R. 73 (C.R. 35) 60' WIDE
293.45'
232.13'
1/2" REBAR CAPPED "CLINCO"
R/W
N53°39'54"W 385.80'
RPOB
AIRBORNE ROAD (WIDTH VARIES)
DEDICATION PLAT AIRBORNE ROAD & EXTENSIONS OF RUANE DRIVE AND WEIL WAY
P.B. 7, PP. 50A, 50B, 51A, 51B
S.R. 25, PL. NO. 5
80 0 80 160
GRAPHIC SCALE (In feet)

CLINTON COUNTY ENGINEERS
RECORD OF LAND DIVISION

VOLUME 39 PLAT NO. 157
DATE 8-28-12
SCALE ______
DEED REFERENCE
DEED BOOK ______ PAGE ______
TOWNSHIP ______
MILITARY SURVEY NO. ______

APPROVED BY THE CITY OF WILMINGTON, OHIO ON THIS 21st DAY OF August 2012

MAYOR
CLERK

APPROVED FOR MATHEMATICAL ACCURACY
Clinton County Engineer
Per: ______
Date: 8-28-12

REFERENCE DOCUMENTS USED:
Deeds, Plats, and Surveys as shown hereon.

SURVEY NOTE:
This survey was prepared using documents of record, prior plats of survey, and observed evidence located by an actual field survey.

- ● = STONE FND.
- ■ = MON. FND.
- ● = I.P. FND.
- ○ = I.P. SET
- ● = MAG. NAIL FND.
- ○ = MAG. NAIL SET
- ▲ = R.R. SPK. FND.
- △ = R.R. SPK. SET
- ● = P.K. NAIL FND.

I.P. Set are 13/16" I.D. iron pipe with cap inscribed EMHT INC

By: Joshua M. Meyer, Professional Surveyor No. 8485 — 8-16-2012 (Date)

EMH&T
Evans, Mechwart, Hambleton & Tilton, Inc.
Engineers • Surveyors • Planners • Scientists
5500 New Albany Road, Columbus, OH 43054
Phone: 614.775.4500 Toll Free: 888.775.3648
emht.com

Date:	August 16, 2012
Scale:	1" = 80'
Job No:	2012-0895
Sheet:	1 of 1

REVISIONS

MARK	DATE	DESCRIPTION

Vorys, Sater, Seymour & Pease, LLC / Wilmington Airpark—new hanger lot split / 2012-0895 / 20120895-BOUNDARY

EXHIBIT E

Terms Relevant to Ohio Development Services Agency Financing

ARTICLE I
DEFINITIONS
Section 1.1.    Use of Defined Terms. In addition to the words and terms elsewhere defined in this Lease Agreement or by reference to any other Operative Document, the words and terms set forth in Section 1.2 below shall have the meanings therein set forth, unless the context or use indicates another or different meaning or intent. Such definitions shall be equally applicable to both the singular and plural forms of the words and terms therein defined.
Section 1.2.    Definitions. As used herein:
“Act” means Chapter 166, Ohio Revised Code, as from time to time amended.
“Additional Lease Agreement Payments” means collectively, amounts payable by Tenant to Landlord pursuant to the terms and provisions of this Exhibit E equal to the Additional Payments and all other amounts payable by Landlord pursuant to the terms of the Loan Agreement, the Trust Agreement, the Supplement or any other Loan Document.
“Additional Payments” means such term as defined in the Loan Agreement.
“Adjacent Hangar Demolition” means the demolition, rehabilitation and restoration of the hangar located at the Air Park and commonly referred to as Building No. 207, in accordance with the Plans and Specifications and for purposes of the Provision of the Project, constituting an Eligible Project, as described and illustrated in Appendix A to this Exhibit E.
“Allowable Costs” means “allowable costs” of the Project, the Adjacent Hangar Demolition and the Related Area Improvements within the meaning of the Act.
“AMES” means Airborne Maintenance and Engineering Services, Inc., a corporation organized under the laws of the State of Delaware and authorized to do business in the State, and any successor thereto or assignee under the Operating Sublease.
“Application” means the Application of AMES submitted to the Director requesting assistance under the Act.
“Assignment” means the Assignment of Landlord’s Interest in Rent and Other Rights dated as of the date hereof, from Landlord to the Director and the Consent and Acknowledgment of Tenant, as the same may be amended or supplemented from time to time in accordance with its terms.

“ATSG” means Air Transport Services Group, Inc., a corporation organized under the laws of the State of Delaware and authorized to do business in the State, and any successor thereto.
“Authorized Borrower Representative” means the person(s) at the time designated to act on behalf of Landlord by written certificate furnished to the Director and the Trustee, containing the specimen signature(s) of such person(s) and signed on behalf of Landlord by the Executive Director of Landlord. Such certificate may designate an alternate or alternates. In the event that all such incumbents become unavailable or unable to act, and Landlord fails to designate at least one replacement within ten Business Days after notice to Landlord from the Director of such unavailability or inability to act, the Director may appoint a successor.
“Authorized Lessee Representative” means the person at the time designated to act on behalf of Tenant by written certificate furnished to the Director and the Trustee, containing the specimen signature of such person and signed on behalf of Tenant by an authorized officer of Tenant. Such certificate may designate an alternate or alternates. In the event that all such incumbents become unavailable or unable to act, and Tenant fails to designate at least one replacement within ten Business Days after notice to Tenant from the Director of such unavailability or inability to act, the Director may appoint a successor.
“Base Rent” means, collectively, the State Assistance Rental Payments, the State Loan Rental Payments and the LDI Loan Rental Payments.
“Bonds” means the State Economic Development Revenue Bonds (Ohio Enterprise Bond Fund), Series 2012-9 (Clinton County Port Authority – AMES Project) (Tax-Exempt Bonds) in the principal amount of $9,055,000 authorized by the General Bond Order and the Series Bond Order.
“Business Day” means such term as defined in the Loan Agreement.
“City” means the City of Wilmington, Clinton County, Ohio, a municipality validly existing under the laws of the State.

“Code” means the Internal Revenue Code of 1986, as amended, including, when appropriate, the statutory predecessor of the Code, and all applicable regulations (whether proposed, temporary or final) under that Code and the statutory predecessor of the Code, and any official rulings and judicial determinations under the foregoing applicable to the Bonds.

“Cleanup Notice” means such term as defined in Section 5.5(c) of this Exhibit E.

“Closing Date” means such term as defined in the Loan Agreement.
“Collateral” means the Collateral as such term is defined in the Mortgage.
“Collateral Proceeds Account” means the Series 2012-9 Collateral Proceeds Account, established pursuant to the General Bond Order and the Series Bond Order, in the Economic Development Bond Service Fund.

“Commitment” means the Loan Approval and Commitment dated June 19, 2012 between Landlord and the Director and acknowledged and accepted by Tenant.
“Completion Date” means the date of completion of the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements in accordance with this Lease Agreement, but in any event no later than June 30, 2014.
“Construction Agent” means Tenant, in its capacity as Construction Agent under Section 2.2 of this Exhibit E.
“Construction Period” means the period commencing on the Closing Date and ending on the Completion Date.
“Controlling Board” means the Controlling Board of the State.
“Cost Certification” means a certification of, or provided by the Construction Agent on behalf of, Landlord, as of a specified date, setting forth in reasonable detail the costs incurred and, if appropriate, to be incurred, by Landlord in completing the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements including a detail by category of all Allowable Costs, in the form of Appendix C attached to this Exhibit E.
“Debt Service Account” means the Debt Service Account, established pursuant to the General Bond Order, in the Economic Development Bond Service Fund.
“Default Rental Payment Date” has the meaning set forth in Section 10.2(d) of this Exhibit E.
“Determination of Taxability” shall have the meaning set forth in the Series Bond Order.
“Development Financing Advisory Council” means the Development Financing Advisory Council of the State.
“Director” means the officer of the State, appointed pursuant to Section 121.03 of the Ohio Revised Code, who administers and is the executive head of the Development Services Agency, the officer who by law performs the functions of that office, and any individual acting on behalf of the Director of Development Services Agency pursuant to any delegation permitted by law.
“Discharge Amount” means,
(a)    with respect to the State Assistance Note, the sum of the following:
(i)    an amount of money which, when added to (A) the moneys and investments held to the credit of the Collateral Proceeds Account and Primary Reserve Account and (B) the aggregate loan payments made by Landlord and not theretofore applied to the payment of principal of or interest on the Bonds, will be sufficient pursuant to the provisions of the Trust Agreement, to pay and discharge all then outstanding Bonds on the date of prepayment of the State Assistance, including, without limitation, the principal of, premium and interest due or to become due with respect to the Bonds upon the redemption of the Bonds resulting from such prepayment of State Assistance; plus

(ii)    an amount of money equal to the Trustee’s fees and expenses, and the Additional Payments relating the State Assistance, payable by Landlord pursuant to the Loan Agreement, accrued and to accrue until such final payment and redemption of the Bonds; plus
(iii)    if no amount of the State Loan or the LDI Loan is outstanding on the date of such payment, or if the outstanding State Loan and the LDI Loan are to be paid at the time of such payment, all other amounts required to be paid by Landlord under any of the Loan Documents;
(b)    with respect to the State Loan Note the sum of the following:
(i)    an amount of money equal to the outstanding principal of and interest on the State Loan Note due or to become due until final payment of the State Loan Note; plus
(ii)    an amount equal to the Director’s fees and expenses, and the Additional Payments relating to the State Loan, payable by Landlord pursuant to the Loan Agreement and the State Loan Note, accrued and to accrue until final payment of the State Loan Note; plus
(iii)    if no amount of the State Assistance or the LDI Loan is outstanding on the date of such payment, or if the State Assistance and the LDI Loan are to be paid at the time of such payment, all other amounts required to be paid by Landlord under any of the Loan Documents; and
(c)    with respect to the LDI Loan Note the sum of the following:
(i)    an amount of money equal to the outstanding principal of and interest on the LDI Loan Note due or to become due until final payment of the LDI Loan Note; plus
(ii)    an amount equal to the Director’s fees and expenses, and the Additional Payments relating to the LDI Loan, payable by Landlord pursuant to the Loan Agreement and the LDI Loan Note, accrued and to accrue until final payment of the LDI Loan Note; plus
(iii)    if no amount of the State Assistance or the State Loan is outstanding on the date of such payment, or if the State Assistance and the State Loan are to be paid at the time of such payment, all other amounts required to be paid by Landlord under any of the Loan Documents.
“Director’s Administrative Fee” means the Director’s Administrative Fee as defined in the Loan Agreement.
“Economic Development Bond Service Fund” means the Economic Development Bond Service Fund created by Section 166.08(S) of the Ohio Revised Code.
“Eligible Investments” means Eligible Investments as defined in the Trust Agreement.

“Eligible Project” means an “eligible project” within the meaning of the Act and, with respect to the State Loan, the State Assistance and the LDI Loan, means the Project, the Adjacent Hangar Demolition and the Related Area Improvements.
“Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.
“Environmental Complaint” means such term as defined in Section 5.5(c) of this Exhibit E.
“Environmental Laws” means any applicable federal, state, local, municipal, foreign, international, multinational or other applicable constitutions, laws, ordinances, principles of common law, regulations, statutes or treaties designed to minimize, prevent, punish or remedy the consequences of actions that damage or threaten the Environment or public health and safety.
“Environmental Report” means, collectively, that certain Phase I Environmental Site Assessment, Future Hangar Wilmington Airpark, dated September 24, 2012, prepared by URS and all reports referred to and summarized therein and that certain Limited Phase II Environmental Site Investigation, Wilmington Air Park, dated November 30, 2012, prepared by URS and all reports referred to and summarized therein.
“ERISA” means the Employee Retirement Income Security Act of 1974, as from time to time amended.
“Event of Default” means any of the events described as an Event of Default in Section 10.1 of this Exhibit E.
“Fair Market Value” shall be the fair market of goods or services, as the case may be, determined (i) in good faith and by Tenant and Landlord, (ii) in accordance with Section 11.4(g) of this Exhibit E or (iii) in accordance with Section 12.7 of this Exhibit E.
“Federal Income Tax Compliance Agreement” means the Federal Income Tax Compliance Agreement by and among the Treasurer, the Trustee, Landlord, Tenant and AMES relating to the Bonds.
“Final Cost Certification” means the Cost Certification dated as of the Completion Date.
“Financing Approval Documents” means, with respect to the Loan Agreement, the Resolution of the Development Financing Advisory Council dated April 25, 2012, the Approval of the Controlling Board dated June 11, 2012 and the Commitment.
“First Half Account” shall have the meaning set forth in the General Bond Order.
“Force Majeure” means, without limitation:
(i)     acts of God; strikes, lockouts, or other industrial disturbances; acts of public enemies; acts of terrorism; orders or restraints of any kind of the government of the United

States or of the State or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; civil disturbances; riots; epidemics; landslides; nuclear accidents; lightning; earthquakes; fires; hurricanes; tornadoes; storms; droughts; floods; arrests; restraint of government and people; explosions, breakage, malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities; shortages of labor, materials, supplies or transportation; or
(ii)    any other cause, circumstance or event not reasonably within the control of Landlord, ATSG, AMES or Tenant.
“General Bond Order” means the General Bond Order of the Treasurer, dated April 11, 1988, as the same may be amended from time to time in accordance with its provisions or the provisions of the Trust Agreement.
“Governing Instruments” means, with respect to Landlord, the ordinances, resolutions and agreements pursuant to which Landlord was created, with respect to Tenant, the articles of organization, operating agreement and other governing documents of Tenant, and with respect to AMES and ATSG, means the respective certificates of incorporation, bylaws and other governing documents of AMES and ATSG.
“Governmental Authority” means, collectively, the United States of America, the State, any political subdivision thereof, any municipality, and any agency, department, commission, board or bureau of any of the foregoing having jurisdiction over the Project, the Adjacent Hangar Demolition and the Related Area Improvements.
“Guarantor” means any of ATSG, Tenant and AMES and “Guarantors” means ATSG, Tenant and AMES.
“Guaranty” means the Guaranty Agreement dated as of the date hereof among ATSG, Tenant and AMES, as guarantors, Landlord, the Director and the Trustee, as the same may be amended or supplemented from time to time in accordance with its terms.
“Hazardous Discharge” has the meaning set forth in Section 5.5(d) of this Exhibit E.
“Hazardous Substance” means a hazardous substance as defined under the Comprehensive Emergency Response Compensation and Liability Act of 1980, 42 U.S.C. §§6901, et seq., as from time to time amended.
“Hazardous Waste” means a hazardous waste as defined under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901,et seq, as from time to time amended.
“Indebtedness” means all obligations for money borrowed and obligations for the payment of money in respect of purchase contracts or capitalized leases (but not including trade accounts payable and accrued expenses incurred in the ordinary course of business) and any other obligation for payment of principal and interest with respect to money borrowed, incurred or assumed by, Landlord, ATSG, AMES or Tenant, as the case may be.
“Independent Consultant” means an environmental consultant or consulting firm qualified to practice the profession of environmental consulting under the laws of the State and who or which is not a member, officer or employee of Landlord, the Guarantors (or any Affiliates of any of the Guarantors) or any lessee of the Project.
“Independent Engineer” means an engineer or engineering firm or an architect or architectural firm qualified to practice the profession of engineering or architecture under the laws of the State and who or which is not an officer or employee of Landlord, the Guarantors (or any Affiliates of any of the Guarantors) or any lessee of the Project.
“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, between the Director and the Trustee, as the same may be amended or supplemented from time to time in accordance with its terms.
“Interest Rate for Advances” means a rate which is three (3) percent above the interest rate borne by the Bonds.
“Landlord Financing Charges” means all amounts payable in respect of the Notes, including principal, premium, if any, and interest, whether payable in accordance with the terms of the Notes, upon mandatory or optional prepayment or redemption, upon acceleration or otherwise.
“LDI Loan” means the loan from the Director to Landlord pursuant to Section 166.25 of the Act in the total sum of the LDI Loan Amount.
“LDI Loan Amount” is the amount advanced on the LDI Loan pursuant to Section 3.2 of the Loan Agreement, provided that the amount of the LDI Loan shall not exceed the lesser of (a) 15% of Allowable Costs as determined by the Director in the Director’s sole discretion or (b) $1,595,000.
“LDI Loan Note” means the Taxable LDI Loan Revenue Bond, issued by Landlord in the principal amount of the LDI Loan Amount in the Form of Exhibit A-3 to the Loan Agreement and dated the Closing Date, evidencing the obligation of Landlord to repay the LDI Loan.
“LDI Loan Rental Payments” means the amounts payable pursuant to Section 3.1 of this Exhibit E with respect to the LDI Loan, which shall, on any date, equal the payments of the principal and interest, if any, required to be made on the LDI Loan Note, on such date.
“Loan Agreement” means the Loan Agreement, dated the date hereof, by and between the Director and Landlord, as from time to time amended or supplemented in accordance with its terms.
“Loan Documents” means, collectively, the Loan Agreement, this Lease Agreement, the Notes, and the Security Documents and any other documents delivered pursuant to the Loan Agreement to evidence the State Assistance, the State Loan or the LDI Loan, or any of them.
“Loan Term” means the period commencing upon the date of the Loan Agreement and ending on the date on which all obligations of Landlord thereunder have been paid or deemed paid.
“Local Grants” means, collectively, the following grants received by Landlord to be applied to the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements: (i) $150,000 grant from the City, (ii) $250,000 grant from Clinton County, Ohio and (iii) $125,000 from the Wilmington Community Improvement Corporation.

“Market Conditions” means those conditions determined by the Director, with advice from the Federal Reserve Bank of Cleveland, provided that the Director shall consider the following:

(i)
Two consecutive quarters of decline in manufacturing employment in the State of Ohio as a whole or when possible by relevant manufacturing sector (employment figures will be those reported by the Department of Job and Family Services of the State);

(ii)	A decline, as a whole or by relevant sector, in 12 of the last 36 months as detailed in the Federal Reserve Board’s national industrial production index; or

(iii)    A decline within the relevant sector of Standard & Poor’s “Industry Surveys.”
“Mortgage” means the Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, dated as of the date hereof, from Tenant in favor of the Director, as amended and supplemented from time to time in accordance with its terms, encumbering Tenant’s leasehold interest in the Premises.
“Net Proceeds” means, when used with respect to any insurance or condemnation award, the gross proceeds from the insurance or condemnation award with respect to which that term is used remaining after payment of all expenses incurred in the collection of such gross proceeds.
“Notes” means, collectively, the State Assistance Note, the State Loan Note and the LDI Loan Note.
“Notice Address” means:

(a)	as to the Director:	Director of Development Services Agency Ohio Development Services Agency Loans & Servicing Office 77 South High Street, 28th Floor Columbus, OH 43215-6130 Phone No: (614) 466-5420 Fax: (614) 644-1789
	with a copy to:	Brouse McDowell, LPA 388 S. Main St., Suite 500 Akron, Ohio 44311 Attn: James S. Hogg, Esq. Phone No: (330) 535-5711 Fax: (330) 253-8601
(b)	as to the Trustee:	The Huntington National Bank Corporate Trust Services 7 Easton Oval EA4E63 Columbus, Ohio 43219 Attn: Michelle Harmon Phone No: (614) 331-9803 Fax: (614) 331-5862

(c)	as to Landlord:	Clinton County Port Authority Wilmington Air Park 1113 Airport Road Wilmington, OH 45177 Attn: Kevin Carver, Executive Director Phone No: (937) 536-1783 Fax: (937) 366-5005
	With a copy to:	Vorys, Sater, Seymour and Pease LLP 52 East Gay Street Columbus, Ohio 43215 Attn: D. Scott Powell Phone No: (614) 464-5619 Fax: (614) 719-4912
(d)	as to Tenant, ATSG and AMES:	Air Transport International Limited Liability Company 145 Hunter Drive Wilmington, Ohio 45177 Attn: Russ Smethwick, Director, Strategic Planning Phone No: (937) 366-3314 Fax: (937) 382-2452
With a copy to:
W. Joseph Payne, Esq., General Counsel
Air Transport Services Group, Inc.
145 Hunter Drive
Wilmington, OH 45177
Phone No: (513) 583-5258
Fax: (937) 382-2452

and

Vorys, Sater, Seymour and Pease LLP
52 East Gay Street
Columbus, Ohio 43215
Attn: Scott J. Ziance
Phone No.: (614) 464-8287
Fax: (614) 719-5053

or such additional or different address, notice of which is given under Section 12.1 of this Exhibit E.
“Operating Sublease” means the Sublease Agreement, dated as of the date hereof, between Tenant and AMES, relating to the Premises and the Project, a copy of which is attached hereto as Exhibit F.
“Operative Documents” means this Lease Agreement, the Operating Sublease, the Guaranty, the Assignment, the RNDA and the Supplement.

“Original Deposit” means $909,000, which amount is to be provided by Tenant in cash, or by the Primary Reserve Letter of Credit, deposited with the Trustee to the credit of the Primary Reserve Account upon delivery of the Loan Agreement in accordance with Section 4.6 thereof.
“Permitted Encumbrances” means this Lease Agreement, the TIF Cooperative Agreement, the Security Documents and any items defined as Permitted Encumbrances in the Mortgage.
“Petroleum” means petroleum as defined under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901, et seq., as from time to time amended.
“Plan” means any plan maintained for the employees of Tenant, the Operating Company or ATSG and covered by Title IV of ERISA.
“Plans and Specifications” means the plans and specifications or other appropriate documents describing the Project, the Adjacent Hangar Demolition and the Related Area Improvements prepared by or at the direction of Tenant and approved by Landlord and provided in accordance with this Lease Agreement.
“Port Act” means Sections 4582.21 through 4582.71, Ohio Revised Code, as from time to time amended.
“Primary Reserve Account” means the Series 2012-9 Primary Reserve Account, established pursuant to the General Bond Order and the Series Bond Order, in the Economic Development Bond Service Fund.
“Primary Reserve Letter of Credit” means an irrevocable Approved Letter of Credit (as defined in the Trust Agreement) in the stated amount of the Original Deposit (or, if an amount of cash is to remain in the Primary Reserve Account after delivery of the Primary Reserve Letter of Credit, the difference between the amount of the Original Deposit and the aggregate amount of such cash), in form satisfactory to the Director and the Trustee, issued by the Primary Reserve Letter of Credit Issuer for the account of Tenant, which letter of credit may be drawn upon by the Trustee to provide funds for the Primary Reserve Account pursuant to Section 4.6 of the Loan Agreement. The Primary Reserve Letter of Credit must permit drawings thereunder for a period of not less than one year or until 15 days after the final maturity of the Bonds, whichever occurs first.
“Primary Reserve Letter of Credit Issuer” means a commercial bank organized under the laws of the United States of America or of any state thereof and acceptable to the Trustee, which is the issuer of the Primary Reserve Letter of Credit.
“Project” means the Provision of the Project Site and Project Facilities, constituting an Eligible Project.
“Project Debt” means the Bonds and the obligations of Landlord to the Trustee and the Director pursuant to the Loan Agreement.
“Project Facilities” means building and other improvements on the Premises, and all fixtures thereto, more particularly described on Exhibit B to the Loan Agreement.

“Project Funds” means, for the purpose of this Lease Agreement, the State Assistance Project Fund and the State Loan Proceeds Fund, established pursuant to Section 8 of the Series Bond Order.
“Project Purposes” means the Provision of the Project for use by Tenant and/or its permitted sublessees as an aircraft maintenance and/or painting hangar.
“Project Revenues” means the Rent and any other amounts derived by Landlord from the lease, sale or other disposition of the Project and from any other collateral that may from time to time be assigned to Landlord or the Director to secure payment thereof.
“Project Site” means the real property located at the Air Park that is legally described in Exhibit B to this Lease Agreement.
“Provision” means, as applicable, the acquisition, construction, renovation, related demolition and restoration, improvement, installation, equipping and furnishing of the Project, the Adjacent Hangar Demolition, and the Related Area Improvements.
“Qualified Business” means AMES’ aircraft maintenance operations at the Project Site, no part of which business shall include the following: (a) residential rental property; or (b) private or commercial golf course, country club, massage parlor, hot tub facility, suntan facility, racetrack, gambling facility or liquor store for off-premises consumption.
“Related Area Improvements” means the improvements to be made to the areas and facilities surrounding the Premises in accordance with the Plans and Specification and which are directly related to the Provision of the Project pursuant to this Lease Agreement, constituting an Eligible Project, as described and illustrated in Appendix B to this Exhibit E.
“Rent” means the Base Rent and the Additional Lease Agreement Payments.
“Rental Payment Date” means the 15th day of each month during the Lease Term, commencing January 15, 2014, and each date on which any of the Bonds or the Notes is to be redeemed or prepaid in whole or in part.
“Required Property Insurance Coverage” means the insurance required to be maintained pursuant to Sections 5.4 and 5.5 of the Loan Agreement, as described in more detail in Article 12 of this Lease Agreement.
“Required Public Liability Insurance Coverage” means the insurance required to be maintained pursuant to Sections 5.5 and 5.7 of the Loan Agreement, as described in more detail in Article 12 of this Lease Agreement.
“RNDA” means the Recognition, Non-Disturbance and Attornment Agreement, dated as of the date hereof, between the Director and Landlord, as the same may be amended or supplemented from time to time.
“Scheduled Lease Agreement Termination Date” means June 1, 2036.
“Second Half Account” shall have the meaning set forth in the General Bond Order.

“Security Documents” means the Mortgage, the Guaranty, the Intercreditor Agreement, the RNDA, the Assignment, and any other documents delivered pursuant to the Loan Agreement to secure the State Assistance, the State Loan or the LDI Loan or any or all of the foregoing.
“Senior Loan Agreement” means the Credit Agreement, dated as of May 9, 2011, between ATSG, Cargo Aircraft Management, Inc., the "Lenders" from time to time a party thereto, Suntrust Bank, as Administrative Agent, Regions Bank and JPMorgan Chase Bank, N.A., as Syndication Agents, and Bank of America, N.A., as Documentation Agent, as the same has been heretofore amended and as the same may be hereafter amended, and, following termination or expiration of such agreement, any loan agreement with a commercial bank which (i) provides a senior security interest in the assets of ATSG or (ii) permits borrowings in a stated principal amount of $25,000,000 or more.
“Series Bond Order” means Series Bond Order R9-12 of the Treasurer dated December 13, 2012, as the same may be amended from time to time in accordance with its provisions or the provisions of the Trust Agreement.
“Service Payments” means service payments in lieu of taxes paid with respect to the increase in the assessed value of the Premises pursuant to Ohio Revised Code Section 5709.42 and the TIF Ordinance.

“State” means the State of Ohio.
“State Assistance” means the loan by the Director to Landlord under the Ohio Enterprise Bond Program established pursuant to Section 166.08 of the Act in the total sum of the State Assistance Amount.
“State Assistance Amount” means $9,055,000; provided that in no event shall the sum of the State Assistance Amount and the State Loan Amount, less the cash amount of the Original Deposit, exceed 90% of the Allowable Costs, as determined by the Director in the Director’s sole discretion pursuant to the Loan Agreement.
“State Assistance Note” means the Taxable State Assistance Revenue Bond, issued by Landlord in the principal amount of the State Assistance Amount in the Form of Exhibit A-2 to the Loan Agreement and dated the Closing Date, evidencing the obligation of Landlord to repay the State Assistance.
“State Assistance Project Fund” means the Series 2012-9 Project Fund established in Section 8 of the Series Bond Order.
“State Assistance Rental Payments” means the amounts payable pursuant to Section 3.1 of this Exhibit E with respect to the State Assistance, which shall, on any date, equal the payments of the principal, premium, if any, and interest required to be made required to be made on the State Assistance Note, on such date.
“State Loan” means the loan by the Director to Landlord pursuant to Section 166.07 of the Act in the total sum of the State Loan Amount.

“State Loan Amount” means $4,000,000, provided that in no event shall the sum of the State Assistance Amount and the State Loan Amount, less the cash amount of the Original Deposit, exceed 90% of the Allowable Costs, as determined by the Director in the Director’s sole discretion pursuant to the Loan Agreement.
“State Loan Note” means the Taxable State Loan Revenue Bond, issued by Landlord in the principal amount of the State Loan Amount in the Form of Exhibit A-1 to the Loan Agreement and dated the Closing Date, evidencing the obligation of Landlord to repay the State Loan.
“State Loan Proceeds Fund” means the State Loan Proceeds Fund created in Section 8 of the Series Bond Order.
“State Loan Rental Payments” means the amounts payable pursuant to Section 3.1 of this Exhibit E with respect to the State Loan, which shall, on any date, equal the payments of the principal and interest required to be made on the State Loan Note, on such date.
“Supplement” means the One Hundred Twenty-Eighth Supplemental Trust Agreement dated as of the date hereof, between the Treasurer and the Trustee, of which the Series Bond Order is a part.
“Terms and Conditions to Disbursement” means the terms and conditions which must be satisfied by Tenant with respect to each request for disbursement of moneys from the Project Funds, which terms and conditions are set forth on Appendix D attached to this Exhibit E.
“TIF Cooperative Agreement” means the TIF Cooperative Agreement dated as of December 1, 2012 among Landlord, the Director, the City, the Wilmington City School District, AMES, and Tenant relating to the tax increment financing payments to be paid by Tenant and distributed in accordance with such TIF Cooperative Agreement.
“TIF Fund” means the JUMP Hangar Urban Redevelopment Tax Increment Equivalent Fund established by the TIF Ordinance.

“TIF Ordinance” means Ordinance No. 5060, passed by the City Council of the City on October 22, 2012 pursuant to Ohio Revised Code Section 5709.41 requiring, among other things, the payment of Service Payments with respect to the Premises.

“Toxic Chemical” means and includes any material which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§2601, et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances or that constitutes “toxic chemicals” as defined under Title III of the Superfund Amendments and Reauthorization Act of 1986 (also cited as the Emergency Planning and Community Right-to-Know Act) 42 U.S.C. §§11001, et seq., as from time to time amended. Toxic substance includes, but is not limited to, asbestos, polychlorinated biphenyls (PCBs) and lead based paints.
“Treasurer” means the Treasurer of State of the State, or the officer who by law performs the functions of that office.

“Trust Agreement” means the Trust Agreement, dated as of April 1, 1988, between the Treasurer and the Trustee, of which the General Bond Order is a part, as the same may be amended, modified or supplemented by any amendments or modifications thereof and any supplements thereto (including, but not limited to, the Supplement) entered into in accordance with the provisions thereof.
“Trustee” means The Huntington National Bank, Columbus, Ohio, or the trustee at the time serving as such under the Trust Agreement.
“Trustee’s Annual Administrative Fee” means the Trustee’s Annual Administrative Fee defined in the Loan Agreement.
Section 1.3.    Interpretation. Any reference herein to Landlord or to any member or officer of Landlord includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their functions. Landlord and any such successor shall provide, upon the request of Tenant, evidence of any such succession to the reasonable satisfaction of Tenant.
Any reference to a section or provision of the Constitution of the State or the Act, or to a section, provision or chapter of the Ohio Revised Code or to any statute of the United States of America, includes that section, provision or chapter as amended, modified, revised, supplemented or superseded from time to time; provided that, no amendment, modification, revision, supplement or superseding section, provision or chapter shall be applicable solely by reason of this provision, if it constitutes in any way an impairment of the rights or obligations of Landlord or Tenant under this Lease Agreement.
Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa; the terms “hereof,” “hereby,” “herein,” “hereto,” “hereunder” and similar terms refer to this Lease Agreement, including this Exhibit E,; and the term “hereafter” means after, and the term “heretofore” means before, the date of execution and delivery of this Lease Agreement. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.
Reference to a numbered or lettered Article, Exhibit, Section or subsection means that Article, Exhibit, Section or subsection of or to this Lease Agreement, unless the context indicates a different meaning or intent.
Section 1.4.    Captions and Headings. The captions and headings in this Lease Agreement are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses of this Exhibit E.
(End of Article I)

ARTICLE II
LEASE TERM AND REPRESENTATIONS
Section 2.1.    Lease Agreement Possession. Possession of the Premises and the Project pursuant to this Lease Agreement shall be delivered by Landlord and accepted by Tenant as lessee on the Closing Date.
Section 2.2.    Provision of the Project. (a) Landlord hereby appoints Tenant as Construction Agent to act as Landlord’s agent, and Tenant in its capacity as Construction Agent agrees to act as Landlord’s agent, for the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements in accordance with the Plans and Specifications, including the negotiation, management and supervision of any construction contracts therefor, subject to the approval and execution of those contracts by Landlord in accordance with this Lease Agreement. Tenant further agrees that, subject to Tenant’s interest therein and occupancy, possession and use thereof under this Lease Agreement, Landlord is the owner of the Premises, the Project; the Adjacent Hangar Demolition and the Related Area Improvements, and title to the foregoing, as acquired, constructed and installed, will vest in Landlord, and Tenant will take such actions as may be required, if any, in order to fully vest, and to evidence the full vesting of, that title in Landlord and to protect Landlord’s interests in the Premises, the Project, the Adjacent Hangar Demolition and the Related Area Improvements; and Landlord is and shall be the owner of same. Landlord agrees that it will accept title to the Project, the Adjacent Hangar Demolition and the Related Area Improvements, subject to Provision thereof by Tenant in its capacity as Construction Agent in accordance with the Plans and Specifications. Landlord will grant to Tenant such temporary construction easements in areas of the Air Park adjacent to the Premises as may be necessary to facilitate the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements, with the precise locations of any such temporary construction easements and the terms and conditions relating to Tenant’s use thereof to be mutually agreed upon by Landlord and Tenant in writing.
(b)    Tenant in its capacity as Construction Agent shall assume all responsibility for the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements, all in accordance with the Plans and Specifications. Tenant acknowledges and agrees that, in its capacity as Construction Agent, it is responsible, subject to the limitations set forth herein, for the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements in accordance with the Plans and Specifications and that Landlord does not have any responsibility for the performance of, or any duty or obligation to perform any aspect of, the Provision of the Project, the Adjacent Hangar Demolition or the Related Area Improvements, including, without limitation, the negotiation, management and supervision of any construction contracts therefor, except as otherwise expressly provided herein or any other Operative Document, and Landlord has not made, and does not and will not make, any warranty, express or implied, concerning the condition or suitability of the Premises, the Project, the Adjacent Hangar Demolition or the Related Area Improvements, or the quality or suitability of any construction, installation or other improvements or of the Plans and Specifications.
(c)    It is understood and agreed that any contract for the Provision of the Project, the Adjacent Hangar Demolition or the Related Area Improvements shall provide that Landlord does not have any obligation to pay any costs under such contract except from the proceeds of the

State Loan, the State Assistance, the LDI Loan and the Local Grants, and each such contract shall so state. Any such contract entered into by Tenant in its capacity as Construction Agent prior to the execution and delivery of this Lease Agreement shall be assigned to Landlord; provided that, prior to Landlord’s acceptance of any such assignment, that contract shall be in form and substance approved by Landlord in its reasonable discretion.
(d)    Landlord hereby expressly authorizes Tenant in its capacity as Construction Agent or any agent or contractor of Tenant in its capacity as Construction Agent, and Tenant in its capacity as Construction Agent unconditionally agrees, for the benefit of Landlord and as Landlord’s agent hereunder, to take all action necessary or desirable (1) for the Provision of the Project, the Adjacent Hangar Demolition or the Related Area Improvements pursuant to and in accordance with the Plans and Specifications on or before the Completion Date and (2) for the performance and satisfaction of any and all of Landlord’s obligations under any contract related thereto and to fulfill all of the obligations of Tenant in its capacity as Construction Agent hereunder, including, without limitation:
(i)    all design and supervisory functions relating to the Provision and testing of the Project, the Adjacent Hangar Demolition and the Related Area Improvements, including without limitation, performance of or contracting for all architectural and engineering work related thereto;
(ii)    negotiation, execution and performance of Landlord’s obligations, and enforcement of Landlord’s rights and remedies, under all contracts and arrangements for the Provision and testing of the Project, the Adjacent Hangar Demolition and the Related Area Improvements (including, without limitation, the removal of all waste and rubbish and the enforcement of all construction and product warranties) on such terms and conditions as are customary and reasonable in light of local and national standards and practices;
(iii)    negotiation, execution and performance of Landlord’s obligations under all contracts and arrangements to procure all labor, materials and equipment necessary for the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements;
(iv)    obtaining all necessary permits, licenses, consents, approvals, entitlements and other authorizations required under applicable laws (including, without limitation, Environmental Laws), from all Governmental Authorities in connection with the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements, all in accordance with the Plans and Specifications, or otherwise required for the use and occupancy of the Project, the Adjacent Hangar Demolition and the Related Area Improvements by Landlord or Tenant;
(v)    payment of any and all real property and personal property taxes, special taxes or assessments unless and except to the extent otherwise paid by Tenant pursuant to the Lease Agreement and all property taxes on tangible personal property included in the Project located on the Premises;
(vi)    payment of all charges for water, heat, gas, electricity, sewer and any and all other utilities, as well as any other expense, cost, charge or other fees with respect to the Project, or the operation, management, repair, rebuilding, use or occupancy thereof, or of any portion thereof;
(vii)    maintaining all books and records with respect to the Provision and testing of the Project, the Adjacent Hangar Demolition and the Related Area Improvements;
(viii)    payment of all costs and expenses and performance of all other acts necessary in connection with the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements in accordance with the Plans and Specifications and applicable law including, without limitation, the payment of: (x) any and all contractors, subcontractors, materialmen, suppliers, design and engineering professionals and all other persons providing goods or services in connection with the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements, (y) all cost overruns, and amounts necessary to remedy any funding shortfalls, relating to the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements and (z) any costs described in Section 3.7 of the Loan Agreement; and
(ix)    performance of all acts necessary for the disbursement of the State Assistance, the State Loan and the LDI Loan as set forth in the Loan Agreement including, without limitation, Section 3.4 of the Loan Agreement.
(e)    The Plans and Specifications have been prepared at the direction of Tenant and are, and shall remain, on file with Tenant in their then-current form. The final Plans and Specifications shall be subject to the review and written approval of Landlord prior to the commencement of construction, such approval not to be unreasonably withheld, conditioned or delayed. The final Plans and Specifications shall be placed on file with Tenant and may be changed from time to time by Tenant as Tenant determines is necessary or desirable to enable Tenant to occupy and use the Project for the Project Purposes; provided that, (i) Tenant shall provide prior written notice to Landlord and the Director of any such change, (ii) Landlord and the Director approve such change in writing, which approval shall not be unreasonably withheld, conditioned or delayed, (iii) any such change shall not materially diminish the Fair Market Value of the Project from that which it would be if the Project were completed in accordance with the existing Plans and Specifications, (iv) any such change shall not change the use to be made of the Project from the Project Purposes or cause the Project to be used in a manner not permitted under the Act or the Port Act, or that would jeopardize the tax-exempt status of the Bonds and (v) Tenant shall be responsible for any additional costs incurred as a result of any such change if the State Loan, the State Assistance, the LDI Loan and the Local Grants are not sufficient to pay such additional costs.
(f)    If a Notice of Commencement in proper form as provided in Section 1311.252 of the Ohio Revised Code is required to be filed by Landlord, such Notice of Commencement shall be prepared and filed by Tenant in its capacity as Construction Agent on behalf of Landlord. Tenant in its capacity as Construction Agent shall permit Landlord and the Director to review and approve such Notice of Commencement prior to its filing, such approval not to be unreasonably withheld, conditioned or delayed.
(g)    [Intentionally Omitted]

(h)    No later than the 10th Business Day of each February, May, August and November during the Construction Period, Tenant in its capacity as Construction Agent shall prepare, sign and submit a Construction Progress Certificate (each, a “Construction Progress Certificate”), to Landlord, Director and the Trustee setting forth, in reasonable detail, (a) the then current status of the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements, (b) all disbursements by the Trustee made to date, (c) the amounts remaining to be paid in connection with the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements and (d) that, to the best of Tenant’s, in its capacity as Construction Agent, knowledge, no Event of Default or event that, with the giving of notice or the lapse of time, or both, would constitute an Event of Default, has occurred and is continuing under any Operative Document.
(i)    The Project shall be deemed completed when the City of Wilmington shall have issued to Landlord a certificate of occupancy or a temporary certificate of occupancy with respect to the Project, and Tenant in its capacity as Construction Agent shall have certified to Landlord, Director and the Trustee:
(i)    the identity of each item of personal property, if any, acquired, constructed or otherwise improved with proceeds of the State Loan, the State Assistance, the LDI Loan or the Local Grants;
(ii)    the total costs of the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements;
(iii)    that all other facilities necessary for the proper functioning of the Project, the Adjacent Hangar Demolition and the Related Area Improvements have been acquired, constructed, installed, equipped and otherwise improved and developed, including all punch-list items;
(iv)    that the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements have been completed in accordance with the Plans and Specifications and that all costs have been paid for unless remaining in dispute, and all obligations, costs and expenses in connection with the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements and then payable have been paid, and that any and all lien affidavits and waivers required to be obtained under the terms of the Loan Documents and/or the Operative Documents have been appropriately obtained;
(v)    all materially significant disputes, controversies or claims arising out of or in connection with the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements have been resolved, satisfied or paid in full, as the case may be;
(vi)    that all other facilities necessary for the proper functioning of the Project, the Adjacent Hangar Demolition and the Related Area Improvements have been provided and all costs and expenses incurred in connection with such facilities have been paid or discharged, including all associated retainages;
(vii)    that the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements and any other facilities described in clause (iii),

have been accomplished in a manner that conforms to all applicable zoning, planning, building, environmental and other regulations of each Governmental Authority having jurisdiction over the Project, the Adjacent Hangar Demolition and the Related Area Improvements;
(viii)    that all licenses and approvals for the use and operation of the Project, the Adjacent Hangar Demolition and the Related Area Improvements then required by any Governmental Authority have been obtained; and
(ix)    that the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements have been accomplished in a manner that permits Landlord and Tenant to use and operate the Project for the Project Purposes.
The certificate shall also specify (A) the date by which the events described in clauses (iii), (iv) and (v) above have been completed, (B) which costs and expenses, if any, are not yet due, or are being contested and (C) what amounts should be retained for any other reasons. In reliance thereon, amounts shall be retained in the Project Funds in an aggregate amount equal to those costs and expenses, to be disbursed at the time the Construction Agent delivers a properly completed Disbursement Request Form (or Forms) with respect thereto, if applicable, to the Trustee. Notwithstanding the foregoing, the certificate shall state that it is given without prejudice to any rights against third parties that then exist or that may come into being subsequently.

The Construction Agent shall also deliver a Final Cost Certification to Landlord, the Director and the Trustee with that certificate. Any amount remaining in the Project Funds on the Completion Date, except for amounts that Tenant in its capacity as Construction Agent certifies to Landlord, the Director and the Trustee as being required to pay Allowable Costs not then due and payable, shall be applied in accordance with the Loan Agreement and the Supplement.
(j)    Tenant may from time to time, in its sole discretion and at its own expense, install personal property in or upon the Project, including without limitation, that which when installed becomes in whole or in part a fixture, all in accordance with Section 4.1 of this Exhibit E.
Tenant shall file with Landlord and the Director during the first two weeks of the calendar month succeeding each anniversary of the Completion Date, commencing with the month succeeding the first anniversary of the Completion Date, a certificate of the Authorized Lessee Representative describing each item of fixtures that has become a part of the Project and of any other additions, substitutions, remodeling, modifications or improvements to the Project that have been made during the twelve calendar months preceding the first of the month in which such certificate is filed; provided that, such a certificate shall not be required to be filed for a particular year unless the aggregate value of the personal property or fixtures that have become part of the Project and of any other additions, substitutions, remodeling, modifications or improvements to the Project that have been made since the Completion Date or the most-recent period for which a certificate was furnished, whichever is later, exceed $10,000.
Tenant shall execute and deliver such documents (if any) as Landlord or the Director may properly request in connection with any action taken by Tenant in conformity with this Section.

Any action taken by Tenant pursuant to this Section shall not entitle Tenant to any abatement or diminution of any Base Rent or Additional Lease Agreement Payments payable hereunder.
(k)     Landlord agrees that Tenant may place and retain clean soils and/or clean asphalt excavated in connection with the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements in accordance with procedures approved by Landlord at locations at the Air Park designated by Landlord in advance, to avoid the costs of transportation charges to remove this material; provided, however, that (i) Tenant shall comply with applicable laws, including Environmental Laws and shall obtain all required permits, and authorizations necessary for the retention of such excavated clean soils and/or clean asphalt at the pre-approved locations at the Air Park and (ii) such onsite retention and the amount of excavated material so placed shall not be of a quantity that is unreasonably large for the nature of the construction and other activities contemplated hereby.
Section 2.3.  Payment of Project Costs. (a) The amounts deposited from time to time and held by the Trustee in the Project Funds shall be applied in accordance with the Loan Agreement to pay Allowable Costs permitted to be paid or reimbursed from the Project Funds by the Trustee as provided in the Loan Agreement and the Supplement. Amounts advanced by the Director under the LDI Loan shall be applied to pay Allowable Costs.
(b)    Landlord and Tenant in its capacity as Construction Agent acknowledge that neither has any right to funds held by the Trustee in the Project Funds other than as provided in the Loan Agreement and the Supplement. Landlord and Tenant in its capacity as Construction Agent acknowledge that neither has any right to the LDI Loan other than as provided in the Loan Agreement. Tenant in its capacity as Construction Agent shall not have any right to receive disbursement from the Trustee unless there is substantial compliance with all disbursement requirements under the Loan Agreement, the Supplement and this Lease Agreement. Tenant in its capacity as Construction Agent shall not have any right to receive disbursement from the Director of the LDI Loan unless there is substantial compliance with all disbursement requirements under the Loan Agreement and this Lease Agreement. No disbursements shall be made while an Event of Default exists and is continuing by Tenant in its capacity as the Construction Agent, or the Guarantors, or an Event of Default exists and is continuing under this Lease Agreement, any of the other Operative Documents or under the Loan Documents, unless Landlord and the Director agree to particular disbursements. Each request for disbursement from the Trustee shall be in accordance with the terms of the Loan Agreement and the Supplement. In the event that any disbursement shall be delayed or denied, Tenant shall nonetheless have the duty and obligation to pay all costs and expenses related to the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements.
(c)    All requests for disbursement from the Project Funds shall be made by Tenant in its capacity as Construction Agent to the Trustee by submission of (i) a Disbursement Request Form signed by Tenant in its capacity as Construction Agent, substantially in the form attached as Appendix C to this Exhibit E (or otherwise complying in substance with the requirements of this Lease Agreement and the Loan Agreement), approved by the Director.
(d)    Tenant in its capacity as Construction Agent shall submit a duplicate of each Disbursement Request Form submitted to the Trustee to the Authorized Borrower Representative at the same time as they are submitted to the Trustee.

(e)    The Director does not assume, and is hereby expressly released and discharged by Tenant from, any and all liability or responsibility whatsoever that might or could arise out of the approval of disbursements from the Trustee or as to the method, manner or application of such disbursements, or as to any liens whatsoever that might attach to or be filed against the Project.
(f)    Disbursements from the Project Funds and by the Director of proceeds of the LDI Loan for payment of Allowable Costs (“Construction Draws”), shall be made only upon request by Tenant in its capacity as Construction Agent and shall be made to the parties set forth in the Disbursement Request Form, and Tenant in its capacity as Construction Agent shall make certain such disbursement is made in a manner that makes it clear that the payments are being made on behalf of Landlord; provided, however, that disbursements for all Allowable Costs shall be subject to the Director’s approval and all other Terms and Conditions of Disbursement.
Construction Draw requests shall be made by Tenant in its capacity as Construction Agent not more than once each calendar month.
Section 2.4.    Representations and Covenants of Landlord. Landlord represents and warrants that:
(a)    It is a port authority, organized, validly existing and in good standing under the Port Act, and has all requisite power, corporate or otherwise, to conduct its business, as presently conducted, and to own, or hold under lease, its assets and properties.
(b)    It has full power and authority to execute, deliver and perform the Loan Documents and the Operative Documents to which it is a party and to enter into and carry out the transactions contemplated thereby. Such execution, delivery and performance do not, and will not, violate any provision of law applicable to it or its Governing Instruments and do not, and will not, conflict with or result in a default under any agreement or instrument to which it is a party or by which it or any of its property or assets is bound. The Loan Documents and the Operative Documents to which it is a party have, by proper action, been duly authorized, executed and delivered and all necessary actions have been taken in order for the Loan Documents and the Operative Documents to constitute legal, valid and binding obligations of Landlord, enforceable in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization, moratorium or laws of general application relating to or effecting the enforcement of creditors’ rights or by the exercise of judicial discretion or the application of principles of equity.
Section 2.5.    Representations and Covenants of Tenant. (a) Tenant represents and warrants, for the benefit of Landlord, the Director and the Trustee, that:
(i)    It is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada and is duly qualified to do business in and in good standing in the State, and has all requisite power to conduct its business as now conducted and to own, hold and lease its assets and properties, and is duly qualified to do business in all other jurisdictions in which it is required to be qualified, except where failure to be so qualified does not have a material adverse effect on it, and will remain so qualified and in good standing during the Loan Term.

(ii)    It has full power and authority to execute, deliver and perform each Operative Document to which it is a party and to enter into and carry out the transactions contemplated hereby and thereby Such execution, delivery and performance of each Operative Document to which it is a party do not, and will not, violate any laws applicable to Tenant or violate Tenant’s Governing Instruments and do not, and will not, conflict with or result in a default under any agreement or instrument to which Tenant is a party or by which it or any of its assets or property is or may be bound. The Operative Documents to which Tenant is a party have, by proper action, been duly authorized, executed and delivered by Tenant and all steps necessary have been taken by Tenant to constitute the Operative Documents to which it is a party legal, valid, binding and enforceable obligations of Tenant.
(iii)    The provision of financial assistance pursuant to the Financing Approval Documents, the Loan Agreement and this Lease Agreement induced Tenant to remain in Ohio and expand that business of Tenant to be conducted by the use of the Project for the Project Purposes in the City, thereby creating new jobs and preserving existing jobs and employment opportunities and improving the economic welfare of the people of the State. Tenant would not be in a position to undertake the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements without the financial assistance under the Act afforded by the State Loan, the LDI Loan and the State Assistance. The provision of financial assistance pursuant to the Financing Approval Documents, the Loan Agreement and this Lease Agreement induced Tenant, to undertake the Project without having an adverse effect on other enterprises providing jobs for people of the State, thereby preserving existing jobs and improving the economic welfare of the people of the State. The Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements, and the operation of the Project, alone or in conjunction with other facilities, will preserve existing and create additional jobs and employment opportunities and improve the economic welfare of the people of the State.

(iv)    Tenant presently intends that the Project will be used and operated in a manner consistent with the Project Purposes at the Premises until the end of the Lease Term and Tenant knows of no reason why the Project will not be so operated.

(v)    The Project will be completed, operated and maintained in such manner as to conform with all applicable Environmental Laws and applicable zoning, planning, building and other applicable governmental regulations imposed by a Governmental Authority and so as to be consistent with the purposes of the Act and the Port Act.

(vi)    There are no actions, suits or proceedings pending or, to the knowledge of Tenant threatened, against or affecting Tenant or the Project which, if adversely determined, would individually or in the aggregate materially impair the ability of Tenant to perform any of Tenant’s obligations under the Operative Documents or adversely affect the financial condition of Tenant.
(vii)    There does not exist a default by Tenant under the provisions of any law, ordinance, regulation, decree, order, agreement or instrument of any nature whatsoever to which Tenant is a party or by which it is bound or to which it or any of its property is subject that would materially impair the ability of Tenant to perform any of Tenant’s obligations under the Operative Documents, nor is it in default under any of the Operative Documents, or in the payment of any indebtedness for borrowed money or under any agreement or instrument evidencing any such indebtedness as to which the foregoing representation is made, and no event has occurred which, by notice, the passage of time or both, would constitute such a default that would materially impair the ability of Landlord to perform any of Landlord’s obligations under the Operative Documents.

(viii)The zoning ordinances applicable to the Project, the Adjacent Hangar Demolition and the Related Area Improvements permit the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements on or adjacent to the Premises in accordance with the Plans and Specifications and the operation of Tenant’s business at the Premises; and, all utilities, including water, storm and sanitary sewer, gas, electric and telephone, and rights of access to public ways are available or will be provided to the Premises in sufficient locations and capacities to meet the requirements of operating the Project and of any applicable Governmental Authority.

(ix)Tenant has made no contract or arrangement of any kind, other than the Operative Documents, which has given rise to, or the performance of which by the other party thereto would give rise to, a lien or claim of lien on the Project or other than liens granted by the Loan Documents, except Permitted Encumbrances.

(x)No representation or warranty made by Tenant, or any Affiliate of Tenant, and contained in any of the Financing Approval Documents or the Operative Documents, and no statement contained in any certificate, schedule, list, financial statement or other instrument furnished to the Director by or on behalf of Tenant, including, without limitation, the Application, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

(xi)All proceeds of the State Assistance, the State Loan and the LDI Loan shall be used for the payment of, or reimbursement to Tenant for, Allowable Costs. No part of any such proceeds shall be knowingly paid to or retained by Tenant, or any officer, agent or employee of Tenant or any member of its Board of Directors, or any officer, director, shareholder or employee of Tenant, as a fee, kick-back or consideration of any type. Tenant has no identity of interest with any supplier, contractor, architect, subcontractor, laborer or materialman performing work or services or supplying materials in connection with the Provision of the Project, the Adjacent Hangar Demolition or the Related Area Improvements.

(xii)To the actual knowledge of Tenant, after reasonable investigation under the circumstances, except as disclosed in the Environmental Report, (1) no Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum has been discharged, dispersed, released, stored or treated at the Project Site, except in material compliance with Environmental Laws; (2) no Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum will be discharged, dispersed, released, stored or treated at the Project Site, except in compliance with Environmental Laws; (3) no asbestos or asbestos-containing materials have been or will be installed, used or incorporated into any buildings, structures, additions, improvements, facilities, fixtures or installations at the Project Site, or disposed of on or otherwise released at or from the Project Site, except in compliance with Environmental Laws; (4) no underground storage tanks are located at the Project Site; (5) no investigation, administrative order, consent order and agreement, litigation or settlement under any Environmental Law with respect to any Hazardous Substance, Hazardous Waste, Toxic Chemical, Petroleum, asbestos or asbestos containing material is proposed, in existence or threatened or anticipated with respect to the Project or the Project Site; and (6) the Project and the Project Site are in compliance with all applicable Environmental Laws and Tenant has not received any notice from any entity, Governmental Authority, or individual claiming any violation of, or requiring compliance with, any Environmental Law. To the actual knowledge of Tenant, after reasonable investigation under the circumstances, except as disclosed in the Environmental Report, no “clean up” of the Project or the Project Site has occurred pursuant to any applicable Environmental Laws which would give rise to (i) liability on the part of any person, entity or association to reimburse any Governmental Authority for the costs of any such “clean up,” or (ii) a lien or encumbrance on the Project.

(xiii)Upon completion of the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements, Landlord, as owner of the Project Site and the Air Park will own the Project, the Adjacent Hangar Demolition and the Related Area Improvements, subject in all cases to no lien, charge, condition, restriction, encumbrance, easement or agreement created by or through Tenant, except as created by or otherwise permitted by the Loan Documents and the Operative Documents.

(xiv)All materials constituting part of the Project, the Adjacent Hangar Demolition and the Related Area Improvements shall be of good quality and all work shall be of good and workmanlike quality, in conformity to the requirements of the Plans and Specifications and as set forth in this Lease Agreement and free from defects in materials and workmanship (without regard to the standard of care exercised in its performance), and warranted for a period of at least one year after delivery of the certificate of completion for the Project, the Adjacent Hangar Demolition and the Related Area Improvements. Tenant shall, at its sole cost and expense, (i) promptly correct or cause to be corrected, all work that is not in material conformity with the Plans and Specifications and this Lease Agreement, (ii) correct, or cause to be corrected, any defects in materials and workmanship of the work (without regard to the standard of care exercised in its performance) that appear within a period of one year after delivery of the completion certificate for the Project, the Adjacent Hangar Demolition and the Related Area Improvements and (iii) replace, repair or restore, or cause replacement, repairs or restoration of, any parts of the work or any of the fixtures, equipment or other items placed therein that are damaged as a consequence of corrective action taken pursuant hereto. Tenant shall remove from the Premises or the locations of the Adjacent Hangar Demolition and the Related Area Improvements, all portions of the work that are defective or nonconforming with respect to the Plans and Specifications and that have not been corrected under this subsection, unless removal is waived by Landlord in writing. Any such removal of portions of the work shall be accomplished in a manner that complies with all applicable Environmental Laws.

(xv)All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by Tenant to the Director pursuant to the Guaranty and the Mortgage in respect of the Collateral have been accomplished, and the Mortgage constitutes a first mortgage on Tenant’s leasehold interest in the Collateral mortgaged thereby.

(viii)    (a) No portion of the Premises will be used in a manner, and Tenant shall not use or permit the use of the Common Use Facilities in a manner, that causes the Project to cease to be treated as an “airport facility” within the meaning of Section 1.103-8(e) of the United States Treasury Department Regulations and (b) the Project will at all times be used, pursuant to a lease or other written agreement, solely by an entity that directly serves members of the general public (as a common carrier or otherwise).

(ix)    Tenant presently intends that the Project will be used and operated in the active conduct of a Qualified Business and in a manner consistent with the Project Purposes at the Project Site until the end of the Loan Term, and Tenant knows of no reason why the Project will not be so operated. If, in the future, there is a cessation of that use or operation, Landlord and Tenant will use their respective commercially reasonable efforts to resume that use or operation or accomplish an alternate use or operation by Tenant or others which will be consistent with the Code, the Act and this Loan Agreement.

All representations and warranties contained in, or made in connection with, this Lease Agreement and the other Operative Documents shall survive the Closing Date and the disbursement of the State Loan, the State Assistance and the LDI Loan by the Director and the proceeds thereof by the Trustee, and shall not be limited or otherwise affected by any and all inspections, investigations, reviews or other inquiries made or other actions taken by the Director or Landlord or any of their respective agents, representatives and designees or any other Person or board assisting any of the foregoing or acting for or on behalf of the State or Landlord in connection with the Application, the Financing Approval Documents, the Loan Documents, the Operative Documents or the consummation of the State Loan, the State Assistance and the LDI Loan.

(b)    Throughout the Loan Term, Tenant shall, for the benefit of Landlord, the Director and the Trustee:

(i)Taxes and Assessments. Pay and discharge promptly, or cause to be paid and discharged promptly, when due and payable, all taxes, assessments and governmental charges or levies imposed upon Tenant, its income or any of its property, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or charge upon its property. Notwithstanding the preceding sentence, Tenant may, at its expense, but only after prior notice to Landlord and the Director, and after consulting with Landlord, by appropriate proceedings diligently prosecuted, contest in good faith the validity or amount of any such taxes, assessments, governmental charges, levies and claims and during the period of contest, and after notice to Landlord and the Director, may permit the items so contested to remain unpaid. However, if at any time the Director shall notify Tenant in writing that, in the opinion of legal counsel reasonably satisfactory to the Director, by nonpayment of any such items the lien and security interest created by the Loan Documents as to any part of the Project will be materially and adversely affected or the Project or any material part thereof will be subject to imminent loss or forfeiture, Tenant shall promptly pay such taxes, assessments, charges, levies or claims or give the Director adequate protection in regard to such risks. The Director shall have the commercially reasonable discretion to determine the adequacy of the protection proffered. Tenant shall have the right to initiate any such contest in its own name or in the name of Landlord and Landlord will exercise good faith efforts to cooperate with Tenant, but at Tenant’s expense, in any such contest (except as any such lien is asserted by Landlord in which event Tenant shall have the right to contest such lien as if it were the owner of the Premises).

(ii)Maintain Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence, as provided in Section 8.2 of this Exhibit E.

(iii)Maintain Property. Maintain and keep its material properties in such condition which, in its opinion, is necessary and proper so that the business carried on in connection therewith may be properly conducted at all times, and from time to time make such repairs, renewals and replacements necessary to so conduct such business; provided, however, that nothing in this subsection shall prevent Tenant from selling or otherwise disposing of any property whenever, in the reasonable judgment of Tenant, such property is obsolete, worn out, without economic value or unnecessary for the conduct of the business of Tenant.

(iv)Maintain Insurance. Keep all its insurable property insured against loss or damage by fire and other risks, maintain commercial general liability insurance against claims for personal injury, death or property damage suffered by others upon, in or about any premises occupied by it; and maintain all such workers’ compensation or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business. All insurance for which provision has been made in this subsection shall be maintained against such risks, in such amounts and with such retentions and deductibles as such insurance is usually carried by Persons engaged in the same or similar businesses, and, as applicable, with full replacement cost coverage, and all insurance herein provided for shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that it may affect workers’ compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self insurance which is in accordance with applicable law.

(v)Furnish Information. Furnish to the Director:

(A)Annual Reports. Within one hundred twenty (120) days after the last day of each fiscal year of each of Tenant, a copy of Tenant’s and the other Guarantors’ audit reports containing a consolidated balance sheet as at the end of such fiscal year, together with related consolidated statements of operations and cash flows for such fiscal year, of Tenant and the other Guarantors, setting forth in comparative form the corresponding figures as at the end of or for the previous fiscal year, all in reasonable detail and all examined by and accompanied by an audit opinion of its independent certified public accountants to the effect that such financial statements were prepared in accordance with the generally accepted accounting principles consistently applied, and present fairly Tenant’s and other Guarantors financial position at the close of such period and the results of its operations for such period.

(B)Certificate; No Default. With each of the financial reports required to be furnished under this Section, (I) a certificate in form and substance as described in Section 7.5(a)(iii)(D) of the Loan Agreement, and (II) a certificate of Tenant’s chief executive officer, chief financial officer, treasurer, assistant treasurer, controller or vice president and stating that (a) no Event of Default has occurred and is continuing and no event or circumstance which would constitute an Event of Default, but for the requirement that notice be given or time elapse or both, has occurred and is continuing, or, if such an Event of Default or such event or circumstance has occurred and is continuing, a statement as to the nature thereof and the action which Tenant proposes to take with respect thereto, and (b) no action, suit or proceeding by Tenant or any other Guarantor or against any of them at law or in equity, or before any governmental instrumentality or agency, is pending or to the knowledge of Tenant’s officers threatened, which, if adversely determined, would impair the right or ability of Tenant or any other Guarantor to carry on the business which is contemplated in connection with the Project or would impair the right or ability of Tenant or any other Guarantor to perform the transactions contemplated by the Loan Documents or would materially and adversely affect the business, operations, assets or financial condition of Tenant or any Guarantor, all as of the date of such certificate, except as disclosed in such certificate.

(vi)Continuing Disclosure. Upon the request of the Director, such additional information as the Director may reasonably determine in connection with any obligation the Director has entered into, or may enter into, for the purpose of permitting an underwriter of a series of outstanding Bonds, as defined in the Trust Agreement and issued under the Trust Agreement, to satisfy the requirements of Rule 15c2-12 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

(vii)Other Information. Such other information respecting the business, properties or the condition or operations, financial or otherwise, of Tenant and the other Guarantors as the Director may reasonably request; provided, however, that if the Director requests material non-public information, the Director is subject to reasonable confidentiality arrangements with respect to such material non-public information;

(viii)Deliver Notice. Within three days of learning of any of the following, deliver written notice thereof to the Director, describing the same and the steps being taken by Tenant with respect thereto:

(A)the occurrence of an Event of Default or an event or circumstance which would constitute an Event of Default, but for the requirement that notice be given or time elapse or both, or

(B)any action, suit or proceeding by Tenant or any other Guarantor or against Tenant or any other Guarantor at law or in equity, or before any governmental instrumentality or agency, instituted or threatened which, if adversely determined, would materially impair the right or ability of Tenant to carry on the business which is contemplated in connection with the Project or would materially impair the right or ability of Tenant or any other Guarantor to perform the transactions contemplated by this Lease Agreement, the Guaranty or any of the other Operative Documents to which it a party, or would materially and adversely affect Tenant’s or any other Guarantor’s business, operations, properties, assets or condition, or

(C)the occurrence of a Reportable Event, as defined in ERISA, under, or the institution of steps by Tenant or any other Guarantor to withdraw from, or the institution of any steps to terminate, any Plan as to which Tenant or any other Guarantor may have a material liability.

(ix)Inspection Rights. Permit Landlord and the Director, or any agents or representatives thereof, after, as long as no Event of Default exists, providing reasonable advance written notice to Tenant or any other Guarantor, to examine and make copies of an abstract from the records and books of public account of Tenant or any other Guarantor; visit the Premises; and

discuss the general business affairs of Tenant or any other Guarantor with any of its officers or members.

(x)Job Creation. Pay the Additional Lease Agreement Payments which are payable if AMES fails, for reasons other than Market Conditions, to create 259 new full time jobs at the Project Site before the end of the three-year period after the Completion Date and secure 385 not at risk full-time jobs at the Air Park for the three year period following the Completion Date.

(xi)Ohio Goods and Services. Use commercially reasonable efforts to purchase goods and services from Persons located in the State.

(xii)Information Concerning Operations.  Tenant shall furnish to the Director, upon request, but not less frequently than the annual financial statements to be furnished pursuant to Section 2.5(b)(v) of this Exhibit E, a statement certifying to the knowledge of Tenant and AMES (a) the number of employees of AMES and its Affiliates employed at the Premises and at the Air Park on the date of delivery of this Agreement; (b) the total number of employees then employed by AMES and its Affiliates at the Premises and at the Air Park; (c) the number of employees of AMES and its Affiliates laid off or terminated at the Premises and at the Air Park since the date of delivery of this Agreement; (d) the current number of women and minority employees employed by AMES and its Affiliates at the Premises and at the Air Park; and (e) and such other employment, economic and statistical data concerning the Project and the Premises and at the Air Park as may reasonably be requested by the Director.

(c)    Throughout the Loan Term, Tenant covenants for the benefit of Landlord, the Director and the Trustee, as follows:

(i)ERISA. Tenant shall not voluntarily terminate any Plan, so as to result in any material liability of Tenant to the Pension Benefit Guaranty Corporation (“PBGC”), enter into any “Prohibited Transaction” (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended, and in ERISA) involving any Plan which results in any material liability of Tenant to the PBGC, cause any occurrence of any “Reportable Event” (as defined in Title IV of ERISA) which results in any material liability of Tenant to the PBGC, or allow or suffer to exist any other event or condition which results in any material liability of Tenant to the PBGC.

(ii)Agreements. Tenant shall not enter into any agreement containing any material provision which would be violated or breached by the performance of Tenant’s obligations hereunder or under any instrument or document delivered or to be delivered by Tenant hereunder or in connection herewith.

(iii)Sale and Encumbrance of Assets. Tenant shall not assign, sell, leaseback, hypothecate or in any manner encumber the Premises, the Project or any portion of the Premises or Project, except as otherwise expressly permitted by the Loan Documents, and except for Permitted Encumbrances.

(iv)Removal of Assets. Tenant shall not remove, transfer or transport any portion of the Project from the Premises, except as otherwise permitted by the Loan Documents and this Lease Agreement.

(v)Change of Business. Tenant shall not enter into any business with respect to the Premises which is substantially different from that to be conducted by Tenant upon completion of the Project without the prior written consent of the Director.

(vi)Suspension of Operation. Tenant shall not suspend or discontinue, or permit AMES to suspend or discontinue, operation of the Project.

(vii)Negative Pledge of Assets. Tenant shall not, without the prior written consent of the Director, pledge, grant a security interest in or otherwise grant any party other than the Director, or permit the existence of, a lien on the Project except for Permitted Encumbrances.

(viii)Insurance or Condemnation Proceeds. Tenant shall not apply any proceeds received from insurance or eminent domain proceeds in a manner inconsistent with the terms of this Lease Agreement or the Loan Agreement.

(ix)Arm’s Length Transactions. Tenant shall not make or permit to exist any transaction with any Affiliate of Tenant, relating to the Provision of the Project, the Adjacent Hangar Demolition or the Related Area Improvements, except upon fair and reasonable terms not less favorable to Tenant than would be usual and customary in transactions with persons who are not Affiliates.

Section 2.6.    Mortagage and RNDA. Landlord and Tenant acknowledge and agree that Tenant has entered into the Mortgage, granting a leasehold mortgage to the Director in its rights under this Lease Agreement, and that Landlord and the Director have entered into the Assignment and the RNDA which provide the Director with certain additional rights under this Lease Agreement and the Mortgage. In the event of any conflict between the terms of this Lease Agreement and the Mortgage or the RNDA, the terms of the Mortgage or the RNDA, as the case may be, will prevail.
Section 2.7.    Indemnification Regarding Subleases. Tenant shall protect, indemnify, save harmless and defend Landlord and the Director, and each officer, official, employee and agent thereof (collectively, the “Indemnitees” and each an “Indemnitee”), from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses (collectively, the “Liabilities” and each a “Liability”) imposed upon, incurred by or asserted against any such Indemnitee, by reason of the non-performance, breach or failure to observe any of the terms, covenants and obligations of any future sublease, by Tenant or any direct or indirect sublessee of Tenant, of the Premises or any part thereof permitted hereunder (including, without limitation, the Operating Sublease), to be performed by the subtenant thereunder, except to the extent, if any, that the Liability is attributable to the gross negligence or willful misconduct of the Indemnitee.
Section 2.8.    Lease Agreement Security Deposits. Tenant hereby agrees to provide, to secure its obligation to make payments of Base Rent, the Additional Lease Agreement Payments, and all other amounts payable pursuant to the terms and conditions of this Lease Agreement and for the performance of its obligations under the other Operative Documents, a security deposit on the Closing Date in an amount equal to the Original Deposit, for deposit by the Trustee in the Primary Reserve Account established under the Supplemental Trust Agreement, and to maintain that security deposit in an amount equal to the Original Deposit during the Lease Term, subject to its application and use in accordance with the Trust Agreement.

Section 2.9.    Insufficient Financing. Landlord does not make, and Tenant hereby acknowledges that Landlord has not made, any representation or warranty, either express or implied, that the moneys in the Project Funds will be sufficient, together with any other money that might be made available therefor by the Director or others, to pay in full the costs and expenses of acquiring, constructing and otherwise improving the Project. If moneys in the Project Funds are not sufficient to pay all costs and expenses of acquiring, constructing and otherwise improving the Project, the Adjacent Hangar Demolition and the Related Area Improvements, Tenant, nonetheless, shall complete the Project, the Adjacent Hangar Demolition and the Related Area Improvements in accordance with the Plans and Specifications and shall pay all such additional costs of same from its own funds. Tenant shall not be entitled to any reimbursement for any such additional costs of the Project, the Adjacent Hangar Demolition or the Related Area Improvements from Landlord, the Trustee, the Director or any other Person, and shall not be entitled to any reduction of Base Rent, any Additional Lease Agreement Payments or other amounts payable pursuant to this Lease Agreement as a result of payment of any such additional costs of the Project, the Adjacent Hangar Demolition or the Related Area Improvements.

Section 2.10.    Minority Hiring. Tenant and AMES shall make a good faith effort to employ minority persons in the construction and operation of the Project in the same percentage as the average percentage of minority persons who reside in the county in which the Project is located and contiguous Ohio counties.

Section 2.11    Equal Employment Opportunity. Tenant and AMES shall not discriminate against any employee or applicant for employment because of race, religion, color, sex, national origin, disability, age, military status or ancestry. Tenant and AMES shall ensure, that its respective applicants for employment are considered for employment, and that its respective employees are treated during employment, without regard to their race, religion, color, sex, national origin, disability, age, military status or ancestry. Tenant will incorporate, or cause to be incorporated, the requirements of this paragraph in all contracts for any work undertaken on the Project (other than subcontracts for standard commercial supplies or raw materials), and Tenant will require all of its contractors for any part of such work to incorporate such requirements in all subcontracts for such work.

(End of Article II)

ARTICLE III
BASE RENT AND ADDITIONAL LEASE PAYMENTS
Section 3.1.    Base Rent. Without regard to completion of the Project, the Adjacent Hangar Demolition, and the Related Area Improvements, Tenant shall make payments of Base Rent on each Rental Payment Date to the Trustee, in the amount of the State Assistance Rental Payment, and to the Director, in the amount of the State Loan Rental Payment and the LDI Loan Rental Payment, if any. Initially, and thereafter so long as payments of principal of the Notes are made as scheduled, the amount and basis of computation of the Base Rent shall be as set forth in the form of Payment Schedule attached to this Lease Agreement as Schedule 1, with respect to State Loan Rental Payments, the form of Payment Schedule attached to this Lease Agreement as Schedule 2, with respect to the State Assistance Rental Payments, and as set forth in the LDI Loan Note, with respect to the LDI Loan Rental Payments; provided that, in the event of any payment of principal of the Notes other than as scheduled and set forth in the forms of Payment Schedule or the LDI Note, or any revised form, a revised form of Payment Schedule shall be prepared, reflecting the payment of principal other than as scheduled, and shall be substituted for the form of Payment Schedule theretofore applicable. In the event Tenant shall fail to pay in full any Base Rent, the amount of its next succeeding Base Rent shall be increased in an amount equal to such deficiency, together with interest thereon as provided in Section 3.5 of this Exhibit E as a result of such deficiency.
Section 3.2.    Additional Lease Agreement Payments. Tenant agrees to pay Additional Lease Agreement Payments (a) to the Trustee to pay (i) the Trustee’s Annual Administrative Fee and (ii) any fees of the Trustee which are in addition to the Additional Payments and to pay or reimburse any expenses of the Trustee chargeable under the Trust Agreement and the Supplement, (b) to the Director to pay (i) the Director’s Administrative Fee, (ii) any Additional Payments not included in clause (a)(i) or (b)(i) of this Section 3.2 and (iii) any reasonable charges and expenses incurred by the Director in enforcing the rights of the Director against Tenant hereunder and (c) to the extent not addressed in clause (a) or clause (b) of this Section 3.2, to Landlord, the Trustee and the Director, as applicable, payment for or reimbursement of any and all reasonable costs, expenses and liabilities incurred in the satisfaction of any obligations of Tenant hereunder, or as a result of a written request of Tenant for services that are not ordinary services, or to enforce the respective rights of Landlord, the Trustee or the Director against Tenant.
Section 3.3.    Place of Payments. The State Assistance Rental Payments shall be paid directly to the Trustee by automated clearinghouse pre-authorized payment system for the account of the Director, and the Trustee shall deposit such payments in the Debt Service Account. The Additional Payments with respect to the State Assistance shall be paid to the Trustee, who shall pay such amounts to the Director, not less frequently than monthly, for deposit in the First Half Account (if received by the Director between January 1 and June 30) or the Second Half Account (if received by the Director between July 1 and December 31) created in the Trust Agreement. The State Loan Rental Payments and the Additional Payments with respect to the State Loan shall be paid directly to the Director. The LDI Loan Rental Payments, if any, shall be paid directly to the Director. Additional Lease Agreement Payments shall be made directly to the Person to whom or to which they are due or at such other place as that Person may direct.

Section 3.4.    Obligations Unconditional. (a) The obligations of Tenant to make payments of Base Rent and Additional Lease Agreement Payments shall be absolute and unconditional until such time as the principal of and interest, and premium, if any, on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Trust Agreement, and the State Loan and the LDI Loan shall have been paid in full and all Additional Lease Agreement Payments have been paid in full, and Tenant shall make such payments without abatement, diminution or deduction, regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or noncompulsory counterclaim that Tenant may have or assert against Landlord or any other Person. Tenant (i) will not suspend or discontinue any such payments, (ii) will perform and observe all of its other agreements contained in this Lease Agreement and (iii) will not terminate this Lease Agreement, except as expressly permitted hereby, for any cause including, without limitation, the failure to complete the Project, the Adjacent Hangar Demolition or the Related Area Improvements, failure of title to the Premises or Project or any portion thereof, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws or administrative rulings of or administrative actions by or under authority of the United States of America, the State or any other political subdivision, or any failure of Landlord, the Trustee or the Director to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with any Operative Document.
(b)    The obligations and liabilities of Tenant hereunder shall in no way be released, discharged or otherwise affected for any reason other than full and complete performance or, subject to the survival of certain provisions of this Lease Agreement as expressly provided herein, the termination of this Lease Agreement, including, without limitation: (i) any defect in the condition, quality or fitness for use of the Premises, the Project, the Adjacent Hangar Demolition or the Related Area Improvements or any part thereof; (ii) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Premises, the Project or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Premises, the Project or any part thereof; (iv) any defect in title to the Project or any encumbrance on such title; (v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of Landlord; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Landlord, Tenant or any other Guarantor or any action taken with respect to this Lease Agreement by any trustee or receiver of Landlord, Tenant or any other Guarantor or by any court, in any such proceeding; (vii) any claim which Tenant has or might have against any Person, including, without limitation, Landlord or the Director; (viii) any failure on the part of Landlord or any other Person to perform or comply with any of the terms hereof or of any other agreement, including, without limitation, any Operative Document; (ix) any invalidity or unenforceability or disaffirmance of this Lease Agreement or any provision hereof; or (x) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Tenant shall have notice or knowledge of any of the foregoing; provided that, this provision does not represent a waiver of any claims that Tenant may have against Landlord or the Director or any other Person. This Lease Agreement shall be non-cancelable by Tenant other than through termination of this Lease Agreement pursuant to Article IX and, to the extent permitted by law, Tenant waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease Agreement or the Premises, or to any diminution or reduction of Base Rent or Additional Lease Agreement Payments payable by Tenant hereunder. All payments by Tenant properly made hereunder as required hereby shall be final, and, except as provided herein, Tenant shall not seek to recover any such payment or any part thereof from Landlord or any other Person. If, for any reason whatsoever, this Lease Agreement shall be terminated in whole or in part by operation of law or otherwise, Tenant nonetheless shall pay an amount equal to each payment of Base Rent and any other amount payable by Tenant hereunder at the time and in the manner that such payment of Base Rent or other payment would have become due and payable under the terms of this Lease Agreement if it had not been terminated in whole or in part.
(c)    Nothing contained in this Section shall be construed to release Landlord from the performance of any of the agreements contained in this Lease Agreement, and in the event Landlord should fail to perform any such agreement, Tenant may institute such action against the non-performing party as Tenant may deem necessary to compel performance or recover its damages for nonperformance so long as such action shall not be inconsistent with the agreements of Tenant contained in subsection (a) or (b) of this Section. Tenant may, however, at its own cost and expense and in its own name or, to the extent lawful, in the name of Landlord, prosecute or defend any action or proceeding or take any other action involving third Persons that Tenant deems reasonably necessary in order to secure or protect its right of possession, occupancy and use hereunder, and in such event Landlord hereby agrees to cooperate fully with Tenant, but at Tenant’s expense, and to take all action necessary to effect the substitution of Tenant for Landlord in any such action or proceeding if Tenant shall so request.
Section 3.5.    Past Due Base Rent, Additional Lease Agreement Payments and Other Amounts. If Tenant fails to make any payment of Base Rent, Additional Lease Agreement Payment or other payment hereunder, the item in default shall continue as an obligation of Tenant until such shall have been fully paid. During the default period, the portion of such payment in default shall bear interest, to the extent permitted by law, at the Interest Rate for Advances until such amount (including all interest) is paid.
Section 3.6.    No Abatement of Rent. Except as specifically provided in this Lease Agreement to the contrary, no other action pursuant to any provision of this Lease Agreement shall abate in any way payment of Base Rent or Additional Lease Agreement Payments.
Section 3.7.    Prepayment of Rent. Tenant may, at any time the Bonds are subject to redemption, prepay, the State Assistance Rental Payments and Additional Lease Agreement Payments related to the State Assistance in the amount and at the times necessary to effect the redemption of the Bonds in accordance with Section 3.8 and Article IX of this Exhibit E and Landlord agrees that it and the Director shall accept such prepayments. Tenant may at any time prepay (a) the State Loan Rental Payments and Additional Lease Agreement Payments related to the State Loan and (b) the LDI Loan Rental Payments and Landlord agrees that it and the Director shall accept such prepayments when tendered by Tenant. Such prepayments shall be credited against the payments of Rent in inverse order of their due dates. Such prepayments shall not in any way alter or suspend the obligations of Tenant under this Lease Agreement. Tenant shall make all mandatory prepayments of Rent pursuant to Article IX of this Exhibit E.
Section 3.8.    Redemption of Project Debt. Landlord has and shall have the exclusive right, subject to the consent of Tenant, and Landlord shall have the obligation, at the direction of Tenant but only from money provided by Tenant, to prepay or redeem all or part of the then outstanding Project Debt on any available redemption date on which such prepayment or redemption may be made in accordance with the Loan Documents.

Section 3.9.    Assignment. Tenant acknowledges that Landlord has assigned its right to receive Rent, and certain other rights, during the Loan Term, to the Director pursuant to the Assignment. No subsequent assignment to any Person other than the Director or the Trustee may be made without prior written notice to Tenant; provided, however, that upon occurrence and continuation of an Event of Default hereunder such an assignment may be made without prior written notice to Tenant.
Section 3.10    Lease Payment Credits to Tenant. (a) Beginning with Service Payments made in 2015 in respect of tax year 2014, Tenant shall receive automatic annual credits against its State Loan Rental Payments equal to the amount of any Service Payments paid to the Director and used to pay the total State Loan debt service for each year pursuant to Section 2(A)(1) of the TIF Cooperative Agreement (“Annual Lease Credits”) to the extent Landlord shall receive commensurate automatic annual credits against the total principal and interest payments on the State Loan due from Landlord to the Director for such year. Pursuant to the TIF Cooperative Agreement, immediately upon the remittance of any Service Payments by the City to the Director pursuant to Sections 2(A)(1) of the TIF Cooperative Agreement, the City Auditor or other appropriate City officer shall provide notice to Landlord and Tenant of the remittance of Service Payments to the Director and the amount of such Service Payments and the amount of the automatic reduction in the principal and interest payments on the State Loan due from Landlord to the Director.
(b)    For any applicable year beginning with Service Payments made in 2015 in respect of tax year 2014, Tenant also shall receive automatic credits against its State Loan Rental Payments equal to the amount of any Service Payments paid to the Director pursuant to Section 2(A)(5) of the TIF Cooperative Agreement and used to prepay State Loan debt service in accordance with the Loan Agreement (“Additional Lease Credits”) to the extent Landlord shall receive automatic credits against State Loan debt service due from Landlord to the Director in accordance with the Loan Agreement. Pursuant to the TIF Cooperative Agreement, immediately upon the remittance of any Service Payments by the City to the Director pursuant to Section 2(A)(5) of the TIF Cooperative Agreement, the City Auditor or other appropriate City officer shall provide notice to Landlord, AMES and Tenant of the remittance of Service Payments to the Director and the amount of such Service Payments and the amount of the automatic reduction in State Loan debt service payment due from Landlord to the Director.
(c)    The Annual Lease Credits and Additional Lease Credits shall be applied semi-annually, immediately upon the payment of Service Payments to the Director by the City. The payment of Service Payments from the City to the Director is expected to occur in approximately February and approximately July of each year connection with the semi-annual settlement between the Clinton County Auditor and the Clinton County Treasurer, as more fully described in the TIF Cooperative Agreement. Within 30 days after the receipt of the above-described notice regarding the receipt of Service Payments by the Director, Landlord shall provide notice to Tenant regarding (i) the amount of the Annual Lease Credits and the amount of the Additional Lease Credits; and (ii) the net amount of State Loan Rental Payments due after application of such Annual Lease Credits and Additional Lease Credits.
(End of Article III)

ARTICLE IV
TENANT’S OWN PERSONAL PROPERTY
Section 4.1.    Installation of Tenant’s Own Personal Property. From time to time, in its sole discretion and at its own expense, Tenant may, and may permit any of its permitted licensees or sublessees to, install personal property on the Premises or in the Project Facilities, including, without limitation, personal property that becomes in whole or in part a fixture when installed. All personal property so installed shall remain the sole property of Tenant or the licensee or sublessee, as the case may be, unless (i) it is a fixture necessary to the structural integrity of the Project Facilities (other than a trade fixture) or (ii) it is a permanently attached fixture that cannot be removed without causing irreparable damage to the Premises or the Project, in any which event that fixture shall become and be deemed to be property of Landlord and part of the Premises or the Project, and with only those exceptions, Landlord shall not have any interest in that personal property.
The personal property that is the sole property of Tenant or a permitted licensee or sublessee may be modified or removed at any time. From time to time and in any event within 45 days following Tenant’s written request, Landlord shall execute and deliver such documents as Tenant may properly and reasonably request to evidence that particular items of personal property or fixtures installed on or removed from the Premises or the Project pursuant to this Section are not part of the Premises or the Project for purposes of this Lease Agreement, or that fixtures have been removed as provided in this Lease Agreement. Any damage to the Premises or the Project caused by the removal of any personal property or fixtures by Tenant or any permitted licensee or sublessee shall be repaired, or caused to be repaired, by Tenant at Tenant’s sole expense so as to restore the Premises or the Project to their pre-existing condition, ordinary wear and tear excepted.
Nothing contained in this Lease Agreement shall prevent Tenant or any of its permitted licensees or sublessees from acquiring personal property under a lease or under a conditional sale, installment purchase or lease-sale contract, or subject to a vendor’s lien or security agreement, as security for the unpaid portion of the purchase price thereof or to prevent a vendor so secured from exercising its remedies; provided that, no lien or security interest shall attach to any part of the Premises or the Project.
Tenant shall pay or cause to be paid, as they become due, the purchase price of, and all costs and expenses in connection with, the acquisition and installation of any personal property installed by Tenant or any of its permitted licensees or sublessees pursuant to this Section. Tenant may, at its expense, in good faith contest those purchase prices, costs and expenses. In the event of a contest, Tenant may permit the purchase prices, costs and expenses contested to remain unpaid during the period of the contest and any appeal unless Landlord (or the Director, as Landlord’s assignee) shall notify Tenant that, in the reasonable opinion of Landlord (or the Director), by nonpayment the interests of Landlord, the Director or Tenant in the Premises or the Project will be materially endangered or the Premises or the Project or any part of either or both will be subject to imminent loss or forfeiture, in which event those purchase prices, costs and expenses shall be paid promptly by Tenant or Tenant shall take such other action which, in the reasonable opinion of Landlord and the Director, will prevent the material endangerment or imminent loss or forfeiture. Landlord will cooperate fully with Tenant, but at Tenant’s expense, in any such contest.

Tenant shall execute and deliver such documents, if any, as Landlord may properly and reasonably request in connection with any action taken by Tenant in conformity with this Section. Any action taken by Tenant pursuant to this Section shall not entitle Tenant to any abatement or diminution of Base Rent or Additional Payments payable hereunder.
Upon the termination of this Lease Agreement, any such personal property or fixtures not removed from the Premises by Tenant pursuant to this Section 4.1 shall be deemed abandoned and become the exclusive property of Landlord if not removed by Tenant within 30 days after the date on which this Lease Agreement terminates.
(End of Article IV)

ARTICLE V
MAINTENANCE AND USE OF PROJECT
Section 5.1.    Compliance with Legal and Insurance Requirements. Tenant, at its expense, shall promptly comply, or cause compliance to occur, with all requirements of applicable law and maintain the Required Property Insurance Coverage and the Required Public Liability Coverage, and shall procure, maintain and comply, or cause to be procured and maintained and compliance to occur, with all permits, licenses and other authorizations required for any use of the Project or any part thereof then being made or anticipated to be made, and for the proper operation and maintenance of the Project or any part thereof, and shall comply with any instruments of record at the time in force burdening the Project or any part thereof.
Section 5.2.    Maintenance and Use of Project.
(a)    Subject to Article VII of this Exhibit E, after the Completion Date, Tenant, at its expense, shall keep or cause to be kept, the Premises in good order and condition (ordinary wear and tear excepted) and shall make all necessary or appropriate repairs, replacements and renewals thereof, interior and exterior, structural and non-structural, ordinary and extraordinary, so that the Premises can be used for the Project Purposes.
(b)    Tenant shall not, by act or omission, cause or permit the material impairment of the value or usefulness of the Premises (or any part thereof) for its intended purposes, shall not commit or permit any material waste of the Premises (or any part thereof), and shall not knowingly permit any unlawful occupation, business or trade to be conducted on the Premises or any part thereof.
(c)    Tenant shall also, at its expense, promptly comply with all rights of way or use, privileges, franchises, servitudes, licenses, easements, tenements, hereditaments and appurtenances applicable to the Premises and all instruments creating or evidencing the same, in each case, to the extent compliance therewith is required of Tenant under the terms thereof.
(d)    Tenant shall remove regularly all trash, litter and debris from the Premises at Tenant’s expense and shall maintain the Premises in a neat and safe manner.
(e)    To the extent required under applicable law, Tenant (i) shall not discriminate against any employee or applicant for employment at the Premises or refuse to serve any Person at the Premises because of race, color, religion, sex, ancestry or national origin, and (ii) shall take action to ensure that applicants for employment at the Premises are employed, and that employees are treated during employment, without regard to race, color, religion, sex or national origin.
(f)    Tenant agrees to permit Landlord, the Director and their respective employees and agents to enter upon the Premises at all reasonable times to inspect the same; provided that (i) so long as no Event of Default has occurred and is continuing, Tenant may require reasonable prior notice of any such proposed entry and inspection; (ii) no such inspection shall unreasonably interfere with Tenant’s operation and use of the Premises, and, so long as no Event of Default has occurred and is continuing, no such inspection shall be conducted without 24-hours’ prior written notice; and

(iii) the failure of Landlord or the Director to make any such inspection shall not impose any liability upon either Landlord or the Director for its failure to do so. Landlord acknowledges that Tenant may conduct operations in all or a portion of the Premises that are of a highly confidential and sensitive nature. Accordingly, Tenant shall have the right to impose such conditions upon such entry and related activities of Landlord and the Director as Tenant determines to be necessary or appropriate in order to maintain the confidentiality of Tenant’s activities at the Premises, including, without limitation, requiring that the representatives of Landlord and the Director be accompanied at all times by representatives of Tenant and establishing particular secured areas into which Landlord and the Director shall have no right of entry until the activities and operations being conducted in such secured areas can be moved to another area of the Premises.
Section 5.3.    Alterations, Additions and Improvements. Tenant may, in its discretion and at its expense, make from time to time after the Completion Date any additions, modifications or improvements to the Project that it may deem desirable for its business purposes; provided that, no such additions, modifications or improvements shall adversely affect the structural integrity of the Project or preclude the Project from use for Project Purposes. All additions, modifications and improvements so made by Tenant to the Project which are not Tenant’s property pursuant to Section 4.1 shall become and be deemed to constitute a part of the Project.
Section 5.4.    [Intentionally Omitted].
Section 5.5.        Environmental Matters. Throughout the Loan Term, Tenant shall:
(a)    ensure that the Project Site remains in compliance in all material respects with all applicable Environmental Laws;
(a)    Comply with the provisions of Article 10 (Environmental Requirements) of this Lease Agreement;
(b)    maintain a system at the Premises to assure and monitor continued compliance in all material respects with all applicable Environmental Laws, which system shall include periodic reviews of such compliance;
(c)    in the event that Tenant (i) obtains, gives or receives written notice that a release or threat of release of a “reportable quantity” (as defined in any Environmental Law) of any asbestos or asbestos-containing material, Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum has occurred at the Premises (any such event being hereinafter referred to as a “Hazardous Discharge”) or (ii) receives any notice of violation, request for information or other written notification that Tenant or Landlord is potentially responsible for investigation or cleanup of environmental conditions at the Premises (a “Cleanup Notice”) or (iii) receives a demand letter or complaint, order, citation or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Premises (any of the foregoing being hereinafter referred to as an “Environmental Complaint”) from any Person, including the Ohio Environmental Protection Agency or the United States Environmental Protection Agency, within 15 business days, give written notice of same to Landlord and the Director detailing the facts and circumstances of which Tenant is aware giving rise to the Hazardous Discharge, Cleanup Notice or Environmental Complaint.

Such information is to be provided solely to allow Landlord and the Director to protect Landlord’s interest, and the Director’s security interest, in this Lease Agreement, and to allow Landlord to protect Landlord’s interest in the Premises, and is not intended to create nor shall it create any obligation, responsibility or liability on the part of Landlord or the Director with respect thereto;
(d)    respond promptly to any Hazardous Discharge or Environmental Complaint as required by applicable Environmental Law; and
(e)    defend and indemnify the Director and hold the Director harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including reasonable attorney’s fees, suffered or incurred by the Director under or on account of (i) any representation or warranty in Section 2.5(a)(xii) of this Exhibit E which was false or misleading in any material respect on the date as of which made or deemed made, provided that, for the purposes of indemnification pursuant to this provision, such representations and warranties shall be deemed not to include the phrase “except as disclosed in the Environmental Report”; or (ii) the noncompliance or alleged noncompliance by Tenant or Landlord with any Environmental Laws with respect to (A) the Project Site, (B) any operations, actions or inactions in the conduct of operations of the Project or at the Project Site or (C) the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements, including, without limitation, the assertion of any lien thereunder, with respect to any Hazardous Discharge, the presence of any asbestos, asbestos-containing materials, Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum affecting any portion of the Premises, whether or not the same originates or emerges from the Premises or any contiguous real estate, including any loss in value of the leasehold interest in the Premises as a result of the foregoing.
Tenant’s obligations described above in this Section shall arise upon the discovery of the presence, other than in compliance with Environmental Laws, of any asbestos, asbestos-containing material, Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum at the Project Site, whether or not any federal, state or local environmental agency has taken or threatened any action in connection with the presence of any asbestos, asbestos-containing material, Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum. Tenant’s obligations and the indemnifications as described above in this Section shall survive the termination of this Exhibit E.
Notwithstanding anything else in this Section 5.5, if the State Assistance, the State Loan, the LDI Loan and the Additional Payments have been paid in full, or provision for payment thereof in full has been made, the obligations of Tenant under this Section 5.5 would be limited to (x) indemnity pursuant to Section 5.5(f) of this Exhibit E, and (y) indemnification of Landlord pursuant to Section 10.03 of the Lease.
Section 5.6.    Environmental Assessment. Tenant further acknowledges and agrees that in the event (i) the Director has reason to believe that a Hazardous Discharge has occurred or (ii) Tenant receives a Cleanup Notice or an Environmental Complaint, the Director may retain, at Tenant’s expense, an Independent Consultant to perform an overall environmental assessment and to prepare a report certifying that (a) the Premises are not being used for, or threatened by, nor has ever been used for, or threatened by, the use, generation, treatment, storage or disposal of any asbestos or asbestos-containing material, petroleum or any hazardous or toxic chemical, material, substance or waste to which exposure is prohibited, limited or regulated by any Environmental

Laws or which, even if not so regulated, is known to pose a hazard to the health or safety of the occupants of the Premises or of property adjacent thereto or, if the Premises have ever been used for or threatened by any such condition, the condition has been fully remediated in compliance with all Environmental Laws and (b) Tenant’s environmental management practices are in compliance with all Environmental Laws. The overall environmental assessment may be done in three phases. Tenant represents and warrants that Tenant has the authority to grant, and hereby does grant, to the Director, the Director’s agents, representatives, employees, consultants and contractors the right to enter the Premises and to perform such acts as are necessary to conduct such assessment.
Section 5.7.    Performance by Landlord of Tenant’s Requirements. If Tenant shall fail to do or perform any act or thing required to be done by it under the terms of this Exhibit E, Landlord or the Director may, at its sole option, after reasonable written notice to Tenant with respect thereto and reasonable opportunity afforded to Tenant to do and perform the same, itself or by its employees, agents or independent contractors, enter the Premises and do and perform the same on Tenant’s behalf and at Tenant’s cost and expense. Tenant shall, forthwith upon receipt of notice of the amount of such cost and expense, pay the same to Landlord or the Director, as the case may be (which, if paid to the Director, shall be treated as Additional Lease Payments under Section 3.2), together with interest thereon at the Interest Rate for Advances, from the date of each payment by Landlord to the date of repayment (including such interest) by Tenant. If the Director or the Trustee shall, pursuant to Section 5.8 of the Loan Agreement, advance any amounts in respect of obligations of Landlord under the Loan Agreement, or Tenant under the Operative Documents, Tenant shall pay the amounts so advanced, together with interest thereon at the Interest Rate for Advances from the date of such advances, to the Director or the Trustee, as the case may be, upon demand.
Section 5.8.    Tenant Not to Adversely Affect Exclusion from Gross Income of Interest on Bonds. To the best of Tenant’s actual knowledge, Tenant hereby represents that it has taken and caused to be taken all actions that may be required of it, alone or in conjunction with the State, for the interest on the Bonds to be and remain excluded from gross income for federal income tax purposes, and represents that it has not taken or permitted to be taken on its behalf, and covenants that it will not take or permit to be taken on its behalf, any actions that would adversely affect such exclusion under the provisions of the Code. To the best of Tenant’s actual knowledge, Tenant hereby represents that it has taken and caused to be taken all actions that may be required of it to comply with the provisions of the Federal Income Tax Compliance Agreement. Tenant covenants that it will take and cause to be taken all actions that may be reasonably requested of it, alone or in conjunction with Landlord and the State, for the interest on the Bonds to be and remain excluded from gross income for federal income tax purposes. Tenant covenants that it will take and cause to be taken all actions that may be requested of it to comply with the provisions of the Federal Income Tax Compliance Agreement.
(End of Article V)

ARTICLE VI
GOVERNMENTAL CHARGES
Section 6.1.    Taxes, Other Governmental Charges and Utility Charges. This is a net lease and, in addition to paying the Rent hereunder, Tenant shall be responsible for and shall pay any and all expenses of owning, operating, maintaining and repairing the Premises incurred from and after the date hereof until the expiration of the Lease Term and any and all other costs, charges, assessments, expenses, taxes, payments in lieu of taxes and TIF service payments of every kind and character, ordinary or extraordinary, arising out of or incurred in connection with the use or occupancy of the Premises or the execution, delivery and performance by Tenant of this Lease, whether or not such cost, charge, assessment, expense or tax is expressly referred to herein, so as to allow Landlord to receive the Rent as net rent. Without limiting the generality of the foregoing, Tenant shall pay, as the same respectively become due, all taxes, assessments, whether general or special and governmental charges of any kind whatsoever (excluding any federal or state income taxes on any income of Landlord) that may at any time during the Lease Term be lawfully assessed or levied against or with respect to the Premises (including, without limitation, any taxes levied upon or with respect to the revenues, income or profits of Tenant from the Premises) that, if not paid, may become or be made a lien on the Premises or any part thereof, or a charge on such revenues, income and profits therefrom and all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Premises during the Lease Term; provided that, with respect to special assessments or other governmental charges that lawfully may be paid in installments over a period of years, Tenant shall be obligated to pay only such installments as are required to be paid during the Lease Term. Landlord shall use good faith efforts to cause all tax bills with respect to the Premises to be sent directly to Tenant and, where it is unable to do so, to promptly send to Tenant any such tax bills received by it. Notwithstanding the foregoing, Tenant shall have the right, but at its own cost and expense and after prior written notice to the Director, and after consultation with the Landlord, to contest the validity or the amount of any such costs, charges, assessments, expenses, taxes, payments in lieu of taxes and TIF service payments by appropriate proceedings timely instituted, unless the Director shall notify Landlord and Tenant in writing that, in the reasonable opinion of legal counsel to the Director, by nonpayment of any such items the lien and security interest granted under the Mortgage to the Director will be materially and adversely affected or the Project or any material part thereof will be subject to loss or forfeiture, in which event Landlord or Tenant shall promptly pay such costs, charges, assessments, expenses, taxes, payments in lieu of taxes and TIF service payments or give the Director adequate protection in regard to such payments. The Director shall have the commercially reasonable discretion to determine the adequacy of the protection proffered. Tenant shall have the right to initiate any such contest in its own name or in the name of Landlord and Landlord will exercise good faith efforts to cooperate with Tenant, but at Tenant’s expense, in any such contest (except as any such lien is asserted by Landlord in which event Tenant shall have the right to contest such lien as if it were the owner of the Premises).
Section 6.2.    Liens. Tenant shall not suffer or permit any liens other than Permitted Encumbrances to be filed or exist (i) against the Premises or the Project, or any improvement thereto or (ii) against any account or fund into which Base Rent, Additional Lease Agreement Payments or proceeds of the Project Debt are deposited, by reason of work, labor, services or materials supplied or claimed to have been supplied to, for, or in connection with the Premises, including the Provision of the Project, or to Tenant or anyone holding the Premises or any part thereof through or under

Tenant, or otherwise holding an interest in the Premises, unless Tenant shall, within 90 days after notice of the filing thereof, but subject to the right to contest hereinafter set forth, cause the same to be discharged of record by payment, deposit, bonding, order of a court of competent jurisdiction or otherwise. Tenant shall have the right, but at its own cost and expense, to contest the validity or the amount of any such lien on the Premises or any part thereof by appropriate proceedings timely instituted, unless an Event of Default shall have occurred and be continuing, and provided that, in the case of a lien filed against the Premises, the Project or any improvement thereto in an amount in excess of $100,000, provisions reasonably satisfactory to Landlord and the Director for payment by deposit or bonding shall have been made by Tenant. Landlord will cooperate fully with Tenant, but at Tenant’s expense, in any such contest (except as any such lien is asserted by Landlord in which event Tenant shall have the right to contest such lien as if it were the owner of the Premises). If Tenant shall fail to cause such lien to be discharged, or to contest the validity or amount thereof, within the period aforesaid, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by deposit or by bonding following reasonable written notice to Tenant of Landlord’s intention to take such action.
Section 6.3.    Insurance.(a) (i) Tenant shall insure the Project in an aggregate amount equal to the replacement cost of the Project, but in any event not less than the sum of (A) 100% of the aggregate principal amount of Bonds outstanding from time to time, (B) the unpaid principal balance of the State Loan, and (C) the unpaid principal balance of the LDI Loan, from time to time, against loss or damage by fire, boiler explosion, as well as such other risks as are covered by the endorsement commonly known as “extended coverage,” plus vandalism and malicious mischief, with insurance companies authorized to issue such policies in the State. Any insurance policy maintained by Tenant pursuant to this Section may provide that the policy does not cover the first $100,000 or less of loss, or such greater amount as may (with due regard to insurance practices from time to time current with respect to properties similar to the Project) be approved in writing by the Director, with the result that Tenant is its own insurer to that extent. Any return of insurance premium or dividends based upon such premium shall be due and payable solely to Tenant, unless such premium shall have been paid by Landlord, the Director or the Trustee. The obligation to provide and maintain insurance shall be the obligation of Tenant.
(ii)    As an alternative to the above, Tenant may insure such property under a blanket insurance policy or policies that cover not only such property but also other properties of Tenant or its Affiliates.
(b)    Tenant shall maintain commercial general liability insurance against claims for personal injury, death or property damage suffered by others upon, in or about any premises occupied by Tenant, and maintain all workers’ compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Tenant may be engaged in business. All insurance for which provision has been made in this subsection (b) shall be maintained against such risks, at such amounts and with such retentions or deductibles as such insurance is usually carried by Persons engaged in the same or similar businesses, and all such insurance shall be effected or maintained in force under a policy or policies issued by insurers of recognized responsibility, except that Tenant may maintain workers’ compensation insurance in any state or jurisdiction in any manner permitted by the laws of that jurisdiction. Landlord, the Director and the Trustee shall be made additional insureds under such general liability policies. The insurance provided by this subsection (b) may be by blanket insurance policy or policies.

(c)    Any insurance policy issued pursuant to subsection (a) of this Section shall be so written or endorsed as to make losses, if any, adjustable by Tenant and payable to Landlord or Tenant and the Trustee, for the account of the Director; provided, any such insurance policy may be so written or endorsed as to make losses not in excess of $100,000 for each occurrence held by and payable directly to Tenant as hereinafter provided in Section 7.1. Each insurance policy provided for in subsections (a) and (b) of this Section shall contain a provision to the effect that the insurance company shall not cancel the same without first giving written notice thereof to Landlord, the Director and the Trustee at least thirty days in advance of such cancellation, and Tenant shall deliver to Landlord, the Director and the Trustee duplicate copies or certificates of insurance pertaining to each such policy of insurance procured by Tenant and shall keep such duplicate copies or certificates up to date.
(d)    The Net Proceeds of the insurance carried pursuant to the provisions of this Lease Agreement shall be applied as follows: (i) the Net Proceeds of the insurance required in subsection (a) of this Section shall be applied as provided in Section 7.1 of this Exhibit E, and (ii) the Net Proceeds of the insurance required in subsection (b) of this Section shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.
Section 6.4.    Workers’ Compensation Coverage. Tenant shall maintain the workers’ compensation coverage required of it by the applicable laws of the State for self-insured employers.
Section 6.5.    Payment of Amounts Not Paid by Tenant. If Tenant fails to (i) pay taxes, assessments and other governmental or utility charges as required by Section 6.1, (ii) pay or discharge liens as required by Section 6.2 or (iii) maintain and keep in force the insurance required by Sections 5.1 and 6.3 or (iv) maintain required workers’ compensation coverage as required by Section 6.4, Landlord or the Director may (but shall not be obligated to) advance funds to pay any such required charges or items. Any funds so advanced shall be payable by Tenant on demand to Landlord or the Director, as applicable (which, if paid to the Director, shall be treated as Additional Lease Agreement Payments pursuant to Section 3.2), and shall bear interest from the date of advancement to the date Landlord or the Director, as the case may be, is repaid (including such interest) at the Interest Rate for Advances.
(End of Article VI)

ARTICLE VII
DAMAGE, DESTRUCTION AND CONDEMNATION
Section 7.1.    Damage to or Destruction of Project. (a) If prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Agreement) and full payment of the State Loan and the LDI Loan, the Project shall be damaged or partially or totally destroyed by fire, flood, windstorm, or other casualty, there shall be no abatement or reduction in the amounts payable by Tenant under this Lease Agreement, and, to the extent that the claim for loss resulting from such damage or destruction is not greater than $100,000, Tenant will (i) promptly repair, rebuild or restore the property damaged or destroyed with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by Tenant and as will not make the Project unsuitable for the Project Purposes, and (ii) apply for such purpose so much as may be necessary of any Net Proceeds of insurance policies resulting from claims for such losses not in excess of $100,000 as well as any additional moneys of Tenant necessary therefor. All Net Proceeds of insurance resulting from claims for any such loss not in excess of $100,000 shall be paid to Tenant.
(b)    If prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Agreement) and full payment of the State Loan and the LDI Loan, the Project shall be destroyed (in whole or in part) or damaged by fire, flood, windstorm or other casualty to such extent that the claim for loss resulting from such destruction or damage is in excess of $100,000, Tenant shall promptly give written notice thereof to Landlord, the Director and the Trustee. All Net Proceeds of insurance policies resulting from claims for such losses in excess of $100,000 shall, (a) so long as the Bonds shall be outstanding, be paid to and held by the Trustee in the Collateral Proceeds Account, and (b) if no Bonds shall be outstanding, be paid to and held by, or at the direction of, the Director in a separate account, whereupon, unless Landlord shall have elected to exercise its option to prepay all amounts due under the Loan Agreement pursuant to the provisions of Section 10.2(a) of the Loan Agreement, (i) Tenant will proceed to repair, rebuild or restore the property damaged or destroyed with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by Tenant and as will not make the Project unsuitable for the Project Purposes, and (ii) the Trustee will disburse moneys in the Collateral Proceeds Account, or the Director will disburse such Net Proceeds, as the case may be, to or upon the direction of Tenant for payment of the costs of such repair, rebuilding or restoration, either on completion thereof or, if Tenant shall so request, as the work progresses. Any such disbursements shall be made pursuant to the procedures set forth in Section 3.3 of the Loan Agreement for disbursement of moneys in the Project Funds, including, but not limited to, the requirement that Tenant obtain the written approval of the Director with respect to each disbursement. Any balance of the Net Proceeds remaining after all such disbursements for such costs held in the Collateral Proceeds Account shall be retained in the Collateral Proceeds Account. Any balance of Net Proceeds held by, or at the direction of, the Director remaining after payment of all costs of such repair or restoration shall be paid at the direction of Tenant. In the event the moneys in the Collateral Proceeds Account are not sufficient to pay in full the costs of such repair, rebuilding or restoration, Tenant nonetheless will complete the work and pay the costs thereof from its own resources. The Borrower shall not, by reason of the payment by Landlord or Tenant of such excess costs, be entitled to any reimbursement from the Director or any diminution in or postponement of the amounts payable by Tenant under this Lease Agreement.
(c)    If an Event of Default shall have occurred and is then continuing, or Tenant has elected to prepay all remaining Rent for the Loan Term by paying the Discharge Amount, all Net Proceeds shall be paid (i) if any of the Bonds shall be outstanding, to the Trustee for deposit in the Collateral Proceeds Account and (ii) if no Bonds shall be outstanding, to the Director for application to Discharge Amount with respect to the State Loan and the LDI Loan. Any balance of the Net Proceeds held by, or at the direction of, the Director, shall be paid at the direction of Landlord.
Section 7.2.    Eminent Domain. (a)    In the event that title to or the temporary use of the Project, or any part thereof, shall be taken under the exercise of the power of eminent domain by any governmental body or by any Person acting under governmental authority, there shall be no abatement or reduction in the amounts payable by Tenant under this Agreement, and any Net Proceeds received from any award made in such eminent domain proceedings shall be (i) if any Bonds are then outstanding, paid to and deposited by the Trustee in the Collateral Proceeds Account and (ii) if no Bonds are then outstanding, paid to and deposited by, or at the direction of, the Director, in a separate account, and shall be applied by the Director or Tenant in one or more of the following ways as shall be directed in writing by an Authorized Lessee Representative, on behalf of Landlord:

(A)	to the restoration of the improvements located on the Project Site to substantially the same condition as they existed prior to the exercise of said power of eminent domain;

(B)	to the acquisition, by construction or otherwise, by Landlord of other improvements suitable for Tenant’s operation at the Project Site (which improvements shall be deemed a part of the Project); or

(C)
to the redemption of all of the Bonds pursuant to the Trust Agreement, together with accrued interest thereon to the date of redemption upon exercise of the option to prepay authorized by Section 10.2(b) of the Loan Agreement.

Within 90 days from the date of entry of a final order in an eminent domain proceeding granting condemnation, an Authorized Lessee Representative, on behalf of Landlord, shall direct the Director and the Trustee in writing as to which of the ways specified in this Section Tenant elects to have the Net Proceeds of the condemnation award applied. Any balance of the Net Proceeds held in the Collateral Proceeds Account remaining after such application shall be retained in the Collateral Proceeds Account.
(b)    If an Event of Default shall have occurred and is then continuing, or Tenant has elected to prepay all remaining Rent for the Loan Term by paying the Discharge Amount, all Net Proceeds shall be paid (a) if any of the Bonds shall be outstanding, to the Trustee for deposit in the Collateral Proceeds Account and (b) if no Bonds shall be outstanding, to the Director for application to the Discharge Amount with respect to the State Loan and the LDI Loan. Any balance of the Net Proceeds held by, or at the direction of, the Director, shall be paid at the direction of Landlord.
Section 7.3.    Investment and Disbursement of Net Proceeds. All moneys received by or on behalf of the Trustee constituting Net Proceeds shall, pending application, be invested in such Eligible Investments as Tenant may direct from time to time; provided, however, that such moneys shall be invested only in Eligible Investments which are not “investment property” within the meaning of Section 148(b) of the Code; and provided, further, that such amounts shall not be invested at a yield which is materially higher than the yield on the bonds, within the meaning of the Code. Any such Net Proceeds shall, to the extent to be used for repair, rebuilding, improvement, restoration, acquisition or construction, be disbursed, as provided in the Loan Agreement in the same manner and subject to the same procedures as apply to disbursement of proceeds of the State Assistance and the State Loan.
Section 7.4.    Tenant’s Own Personal Property. Tenant or any permitted assignee or sublessee of Tenant shall be entitled to the proceeds of any insurance claims or eminent domain award for damage or destruction or taking of its personal property (including, but not limited to, trade fixtures and other items of allowable compensation) that is not subject to the lien of the Operative Documents or that does not otherwise constitute the Project Facilities; provided that, no assurance is given by Landlord or the Director as to the amount or collectability of any such proceeds, and neither Landlord nor the Director shall have any obligation in connection with the assertion by Tenant or any rights it may wish to assert with respect thereto.
(End of Article VII)

ARTICLE VIII

FURTHER REPRESENTATIONS AND AGREEMENTS
RESPECTING THE PROJECT

Section 8.1.    Right of Access. Landlord and the Director, and their respective employees and agents, shall be provided such access to the Premises upon reasonable prior written notice to Tenant, as may be reasonably necessary to cause the Provision of the Project to be completed and thereafter for the proper maintenance of the Premises in the event of failure by Tenant to perform any of its obligations under this Lease Agreement. All such access shall comply with Tenant’s reasonable safety and security regulations.
Section 8.2.    Tenant to Maintain its Existence; Conditions Under Which Exceptions Permitted. Tenant shall not sell, transfer or otherwise dispose of all, or substantially all, of its assets, consolidate with or merge into any other entity, or permit one or more entities to consolidate with or merge into Tenant, permit any change in the state, province or other jurisdiction of incorporation or organization of Tenant; provided, however, that Tenant may, without violating the agreement contained in this Section, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into Tenant, or sell, transfer or otherwise dispose of all, or substantially all, of Tenant’s assets and thereafter dissolve if (a) either (i) the written consent of the Director and Landlord is obtained; or (ii)(A) the surviving, resulting or transferee entity, as the case may be, assumes in writing all of the obligations of Tenant hereunder (if such surviving, resulting or transferee entity is other than Tenant); and (B) the surviving, resulting or transferee entity, as the case may be, is an entity duly organized and validly existing under the laws of the State or duly qualified to do business in the State, and has a net worth of not less than that of Tenant immediately prior to such disposition, consolidation or merger, transfer or change of form and (b) the surviving, resulting or transferee entity assumes all of the obligations of Tenant under this Lease Agreement by an instrument in writing in form and substance reasonably satisfactory to Landlord, the Director and the Trustee. If consolidation, merger or sale or other transfer is made as provided in this Section, the provisions of this Section shall continue in full force and effect and no further consolidation, merger or sale or other transfer shall be made except in compliance with the provisions of this Section.
Section 8.3.    Title of Premises. Written evidence as to the status of title to the Premises as of the Closing Date has been made available to Tenant and Landlord. Tenant and Landlord agree that such title is satisfactory and that all defects in and liens and encumbrances on such title, as set forth in such evidence as exclusions from coverage and exceptions, do not materially impair Tenant’s use or the value of the Project.

Section 8.4.    No Warranty of Condition or Suitability. Landlord does not make any warranty, either express or implied, as to the suitability of the Project for the Project Purposes or as to the condition of the Project or whether the Project is or will be suitable for Tenant’s purposes or needs. Landlord and Tenant agree that the Project is being leased to Tenant, and Tenant hereby accepts possession of the Project, “as-is, where-is, with all faults,” with no right of set-off or reduction in the Base Rent (except as expressly provided herein), and that such transaction is and shall be without representation or warranty of any kind or nature whatsoever by Landlord, or any officer, director, employee, agent or attorney of Landlord, or any other party related in any way to any of the foregoing (all of which parties are collectively referred to as the “Landlord Parties”), whether express, implied, statutory or otherwise, including, without limitation, title, warranty of income potential, operating expenses, uses, condition, merchantability, habitability, compliance with designs, specifications or legal requirements, absence of latent defects, or fitness for a particular purpose, and Landlord, for itself and each of the other Landlord Parties, does hereby disclaim and renounce any such representation or warranty except as expressly set forth herein or in any other Operative Document.

(End of Article VIII)

ARTICLE IX
PREPAYMENT OF RENT;
TERMINATION OF LEASE
Section 9.1.    Prepayment Options.
(a)    Unless an Event of Default shall have occurred and be continuing, Tenant may direct Landlord to redeem all or a portion of the Bonds, to prepay all or a portion of the State Loan, to prepay all or a portion of the LDI Loan, or any or all of them. That option shall be exercised by Tenant by delivering (1) written notice to Landlord, the Director and Trustee of Tenant’s election to prepay the Base Rent in order to redeem the Bonds in whole or in part or prepay the all or a portion of the State Loan or the LDI Loan or any or all of them, on a date specified by Tenant occurring not sooner than the 50th day after delivery of that notice, and (2) immediately available funds (A) to the Trustee, in an amount sufficient to redeem the Bonds in whole or in part not later than the 5th Business Day before the redemption date, and (B) to the Director in an amount sufficient to prepay all or a portion of the State Loan, plus accrued interest to the date of prepayment, not later than the prepayment date. If all of the outstanding Bonds are to be redeemed, the amount to be paid under (2)(A) above shall be the Discharge Amount with respect to the State Assistance Note. If all of the State Loan or the LDI Loan is to be prepaid, the amount to be paid under (2)(B) above shall be the Discharge Amount with respect to the State Loan Note or the LDI Loan Note, respectively.
(b)    If the Bonds are not then callable, Tenant may direct Landlord to cause the defeasance of all or a portion of the Bonds in accordance with the provisions of the Trust Agreement. The amount to be paid under (a)(2)(A) in that event shall be the amount necessary to cause the defeasance of the Bonds in accordance with the provisions of the Trust Agreement. If all of the outstanding Bonds are to be defeased, the amount to be paid shall be the Discharge Amount with respect to the State Assistance Note, but the amount in paragraph (a)(i) of the definition Discharge Amount shall be adjusted to account for the amount required to be paid to defease the Bonds.
(c)    Unless an Event of Default shall have occurred and be continuing, Tenant may direct Landlord to instruct the Trustee to purchase Bonds in the open market in accordance with Section 10.6 of the Loan Agreement. Tenant must provide the Trustee money sufficient for that purpose, as described in that Section 10.6.
(d)    Pending application for such purposes, money paid by Tenant to the Trustee under this Section 9.1 shall be held by the Trustee in a special account and the delivery of that money shall not operate to abate or postpone payments of Base Rent otherwise becoming due or to alter or suspend any other obligations of Tenant under this Lease Agreement. The delivery of those amounts by Tenant and their application to redemption of the Bonds or prepayment of the State Loan or LDI Loan shall effect a corresponding prepayment of the State Assistance Note, the State Loan Note, or the LDI Loan Note as applicable. Amounts delivered to the Trustee for application to the defeasance or purchase of Bonds shall not effect a prepayment of the State Assistance Note, however, payments of Base Rent with respect the State Assistance Note will terminate in accordance with Section 3.4 of this Exhibit E.
(e)    Landlord must give any required notice of redemption of the Bonds or prepayment of the State Loan or the LDI Loan, if directed by Tenant under this Section.

(f)     Tenant’s options under this Section 9.1 are subject to such additional conditions as may be required to be satisfied under the Trust Agreement and the Loan Agreement to effect the optional redemption, defeasance, or purchase of the Bonds or prepayment of the State Loan or the LDI Loan.
Section 9.2.    Option to Terminate. Tenant shall have the option to terminate this Exhibit E at any time when the Project Debt is no longer outstanding and sufficient money is on deposit with the Trustee to meet all Additional Payments due or to become due through the date on which the last of the Project Debt is then scheduled to be retired, purchased or redeemed, or, with respect to Additional Payments to become due, provisions satisfactory to Landlord, the Director and the Trustee are made for paying such amounts as they come due. Such option shall be exercised by Tenant giving Landlord notice of such termination and such termination shall forthwith become effective.
Section 9.3.    Termination: Extraordinary Events. Tenant shall have, and is hereby granted, the option to terminate this Exhibit E during the Loan Term if any of the following have occurred:
(a)    The Project shall have been damaged or destroyed (i) to such extent that the Project cannot be reasonably restored within a period of six months to the condition thereof immediately preceding such damage or destruction or (ii) to such extent that Tenant is thereby prevented from carrying on its normal operations for a period of six consecutive months.
(b)    Title to, or the temporary use of, all or substantially all of the Project shall have been taken under the exercise of the power of eminent domain by any governmental authority or Person acting under governmental authority (including such a taking or takings as results in Tenant being thereby prevented from carrying on its normal operations therein for a period of six consecutive months).
To exercise such option, Tenant shall, within 90 days following the event authorizing the exercise of such option, give notice to Landlord, the Director and the Trustee, if all conditions provided in the Trust Agreement for release of the Trust Agreement are not then met, and shall specify therein the date of the termination of this Lease Agreement, which date shall be a date not less than 50 nor more than 90 days from the date such notice is mailed, and in case of a redemption of the Bonds in accordance with the provisions of the Supplement shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption, in which arrangements Landlord shall cooperate. The termination price payable by Tenant, in the event of its exercise of the option granted in this Section, shall be the then-applicable Discharge Amount; provided that, the requirements in the definition of Discharge Amount with respect to Additional Lease Agreement Payments to accrue may be met if provisions satisfactory to the payees are made for paying such amounts as they accrue. The Discharge Amount for the State Assistance Note shall be paid to the Trustee and the Discharge Amount for each of the State Loan Note and the LDI Loan Note shall be paid to the Director.
The mutual agreements contained in this Section 9.3 are independent of, and constitute an agreement separate and distinct from, any and all provisions of this Lease Agreement and shall be unaffected by any fact or circumstance which might impair or be alleged to impair the validity of any other provisions.
Section 9.4.    Mandatory Prepayment of Rent in Event of a Determination of Taxability. If, as provided in the Bonds and the Supplement, the Bonds become subject to a Determination of Taxability, Tenant shall deliver to the Trustee, upon the date requested by the Trustee, an amount sufficient to redeem the Bonds in whole or in part in accordance with the provisions for that redemption set forth in the Supplement. If the Bonds are to be redeemed in whole, the amount to be delivered shall be the Discharge Amount with respect to the State Assistance Note..
Section 9.5.    Mandatory Prepayment of Rent in Event of Mandatory Redemption. Tenant shall deliver to the Trustee the moneys needed to redeem the Bonds in accordance with any mandatory redemption provisions relating to the Bonds as may be set forth in the Supplement.
Section 9.6    Mandatory Prepayment of State Loan, State Assistance and LDI Loan. Landlord is required pursuant to Section 10.5 of the Loan Agreement to prepay the State Loan, the State Assistance and the LDI Loan if (i) Tenant terminates operation of any facilities at the Premises and (ii) Tenant does not relocate such facility to another location in the State within 30 days after the termination referred to in clause (i) or such later date as may be permitted by the Director within the Director's reasonable discretion.
If the State Loan is required to be prepaid in accordance with Section 10.5 of the Loan Agreement, Tenant shall pay the Discharge Amount with respect to the State Loan Note to the Director not later than 10 days after the date on which the prepayment obligation is established.
If the LDI Loan is required to be prepaid in accordance with Section 10.5 of the Loan Agreement, Tenant shall pay the Discharge Amount with respect to the LDI Loan Note to the Director not later than 10 days after the date on which the prepayment obligation is established.
If the State Assistance is required to be prepaid in accordance with Section 10.5 of the Loan Agreement, Tenant shall, not later than 10 days after the date on which the prepayment obligation is established, give written notice to the Director and to the Trustee specifying the date of the prepayment, which date shall be not less than 45 nor more than 90 days from the date such notice is mailed, and shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption of the Bonds, in which arrangements the Director and Landlord shall cooperate. The prepayment amount payable by Tenant in the event of the mandatory prepayment required by Section 10.5 of the Loan Agreement shall be the Discharge Amount with respect to the State Assistance Note.
Section 9.7.    Mandatory Prepayment of State Loan, State Assistance and LDI Loan. If Tenant terminates operation of any facilities at the Premises Tenant shall be deemed to have directed Landlord to (a) prepay the State Loan and the LDI Loan, and (b)(i) if the Bonds are then subject to optional redemption at the direction of Landlord, prepay the State Assistance and cause all of the Bonds to be redeemed, and (ii) if the Bonds are not then subject to optional redemption at the direction of Landlord, instruct the Trustee to apply moneys furnished to the Trustee by Landlord or Tenant to the defeasance of all of the Bonds pursuant to Article IX of the Trust Agreement. Such direction will deemed to have been given thirty (30) days following such termination or such later date as may be permitted by Landlord within Landlord’s reasonable discretion, and Landlord shall notify Tenant of such date.
If the State Loan is required to be prepaid in accordance with this Section, Tenant shall pay the Discharge Amount with respect to the State Loan Note to the Director not later than 10 days after the date on which the direction is deemed given.
If the LDI Loan is required to be prepaid in accordance with this Section, Tenant shall pay the Discharge Amount with respect to the LDI Loan Note to the Director not later than 10 days after the date on which the direction is deemed given.
If the State Assistance is required to be prepaid in accordance with this Section, Tenant shall, not later than 10 days after the date on which the direction is deemed given, give written notice to the Director and to the Trustee specifying the date of the prepayment, which date shall be not less than 45 nor more than 90 days from the date such notice is mailed, and shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption of the Bonds, in which arrangements the Director and Landlord shall cooperate. The prepayment amount payable by Tenant in the event of the mandatory prepayment required in connection with a redemption of the Bonds as provided in this Section shall be the Discharge Amount with respect to the State Assistance Note.
If the Bonds are required to be defeased in accordance with this Section, Tenant shall, within 10 days after the date on which the prepayment obligation is established, pay to the Trustee the amounts required to accomplish such defeasance. The prepayment amount payable by Tenant in the event of the mandatory prepayment required in connection with a defeasance of the Bonds as provided in this Section shall be the Discharge Amount with respect to the State Assistance Note, but the amount in paragraph (a)(i) of the definition Discharge Amount shall be adjusted to account for the amount required to be paid to defease the Bonds.
Section 9.8.    Relative Position of this Article and Trust Agreement. So long as all amounts required to be paid in connection with prepayment of the Project Debt have been paid to the Trustee and the Director, as the case may be, the rights and options granted to Tenant in this Article shall be and remain prior and superior to the Trust Agreement and the Loan Agreement and may be exercised whether or not Tenant is in default hereunder, provided that such default will not result in nonfulfillment of any condition to the exercise of any such right or option.
(End of Article IX)

ARTICLE X
EVENTS OF DEFAULT
Section 10.1.    Events of Default. Each of the following shall be an “Event of Default”:
(a)    Tenant shall fail to pay any installment of Base Rent on or prior to the date on which the payment is due and payable;
(b)    Tenant shall fail to make any Additional Lease Agreement Payment on or prior to the date on which that payment is due;
(c)    Tenant shall fail to maintain the Required Property Insurance Coverage or the Required Public Liability Insurance Coverage;
(d)    Tenant shall fail to observe and perform any of its other covenants, conditions or agreements contained herein (other than those referred to in subsections 10.1(a), (b) and (c)) or in any Operative Document and continuation of such failure for 30 days after Landlord or the Director gives written notice thereof to Tenant, or for such longer period as Landlord and the Director may agree to in writing (unless Tenant is proceeding with all reasonable efforts to cure any such default, in which event such effort by Tenant does not exceed 120 days);
(e)    Any representation or warranty made by Tenant or any of Tenant’s officers, herein, in any other Operative Document or in the Application, or in connection herewith or therewith, shall be false or misleading in any material respect on the date as of which made or deemed made;
(f)    ATSG shall fail to pay any Indebtedness of ATSG outstanding under the Senior Loan Agreement and such failure shall continue after the applicable cure or grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable cure or grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or
(g)    Tenant or any other Guarantor shall: (i) admit in writing its inability to pay its debts generally as such debts become due; (ii) (A) commence a voluntary bankruptcy case concerning it or (B) have an involuntary bankruptcy case commenced against it and either have an order of insolvency or reorganization entered against it or have the case remain undismissed and unstayed for 90 days; (iii) commence any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect and either have an order entered against it thereunder or remain undismissed or unstayed for 90 days or there is commenced against it any such proceeding which remains undismissed or unstayed for 90 days; (iv) be adjudicated insolvent or bankrupt; (v)

make a general assignment for the benefit of creditors; (vi) have a receiver, trustee or custodian appointed for the whole or any substantial part of its property or a receiver, trustee or custodian or any other officer or representative of the court or of creditors, or any court, government officer or agency shall take and hold possession of any substantial part of its property; or (vii) take any other action for the purpose of effecting the foregoing; or
(h)    judgments or orders for the payment of money in excess of $15,000,000 (to the extent not paid or covered by insurance as to which the relevant insurance company has acknowledged coverage), in the aggregate, shall be rendered against Tenant, ATSG or AMES and such judgments or orders shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof; or
(i)    any “accumulated funding deficiency”, as defined in Section 302 of ERISA, shall exist with respect to Tenant’s or any other Guarantor’s ERISA Plans.
The foregoing provisions of subsection (d) of this Section are subject to the following limitations: if by reason of Force Majeure, Tenant is unable in whole or in part to perform or observe its agreements under this Lease Agreement other than its obligation to make payments or provide indemnities required hereunder, Tenant shall not be deemed in default during the continuance of such inability, including a reasonable time for the removal of the effect thereof.
Tenant shall promptly give notice to the Director and Landlord of the existence of an event of Force Majeure and shall use Tenant’s commercially reasonable efforts, to remove the effect thereof; provided, that the settlement of strikes or other industrial disturbances shall be entirely within the reasonable business discretion of Tenant.
Section 10.2.    Remedies on Default. Subject to the RNDA, whenever an Event of Default shall have occurred and be continuing, any one or more of the following remedial steps may be taken:
(a)    Landlord may rescind or terminate this Lease Agreement as of the date specified in a written notice of rescission or termination; provided, however, that (i) no re-letting, re-entry or taking of possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease Agreement unless a written notice of such termination is given to Tenant, (ii) notwithstanding any re-letting, re-entry or taking of possession, Landlord may at any time thereafter elect to terminate this Lease Agreement for a continuing Event of Default and (iii) no act or thing done by Landlord or any of its agents, representatives or employees, and no agreement accepting a surrender of the Premises, shall be valid unless the same be made in writing and executed by Landlord.
(b)    Landlord may (i) demand that Tenant, and Tenant shall upon the written demand of Landlord, return the Premises promptly to Landlord as if the Premises were being returned at the end of the Lease Term, and Landlord shall not be liable for the reimbursement of Tenant for any costs or expenses incurred by Tenant in connection therewith and (ii) without prejudice to any other remedy which Landlord may have for possession of the Premises, and to the extent and in the manner permitted by any applicable law, enter upon the Premises and take immediate possession of the Premises or any part thereof (to the exclusion of Tenant) and expel or remove Tenant and any other Person that may be occupying the Premises, by summary proceedings or otherwise, all without liability, except for gross negligence or willful misconduct, to Tenant or any other Person for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Landlord’s other damages, Tenant shall be responsible for the reasonable and documented costs and expenses of re-letting, including brokers’ commissions and fees and the reasonable and documented costs of any alterations or repairs made by Landlord and Tenant shall receive a credit for any proceeds of reletting.
(c)    Landlord may, at its option, elect not to terminate this Lease Agreement, and continue to collect all Base Rent and Additional Lease Agreement Payments and all other amounts due (together with all costs of collection) and enforce Tenant’s obligations under this Lease Agreement as and when the same become due, or are to be performed, and at the option of Landlord, upon any abandonment of the Premises by Tenant and re-entry of same by Landlord, Landlord may, in its sole and absolute discretion, elect not to terminate this Lease Agreement and may make such reasonable alterations and necessary repairs in order to re-let the Premises, and re-let the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease Agreement), and at such rental or rentals, and upon such other terms and conditions as Landlord in its reasonable discretion may deem advisable. All rentals actually received by Landlord from any such re-letting shall be applied to Tenant’s obligations hereunder in such order, proportion and priority as Landlord may elect in Landlord’s sole and absolute discretion, and if such rentals received from such re-letting during any rent period are less than the Rent due and payable during that period prior to a Rental Payment Date by Tenant hereunder, Tenant shall pay any deficiency, as calculated by Landlord, to Landlord on such Rental Payment Date.
(d)    Before exercising its rights under subsection (a), (b) or (c) of this Section with respect to the Premises, Landlord shall provide Tenant with a written notice stating (i) that an Event of Default has occurred and is then continuing, (ii) that, if left uncured, Landlord intends to pursue one or more of the remedies set forth in subsection (a), (b) or (c) of this Section if Tenant does not pay the Discharge Amount with respect to the State Assistance, the State Loan and the LDI Loan on or before the Default Rental Payment Date, (iii) the date specified by Landlord as the Default Rental Payment Date and (iv) that Tenant must either cure the Event of Default or pay such Discharge Amount with respect to the State Assistance, the State Loan and the LDI Loan on or before the Default Rental Payment Date. As used herein, “Default Rental Payment Date” shall mean the Business Day, selected by Landlord, occurring at least 5 Business Days after the date of the notice described in the immediately preceding sentence, or if fewer than 5 Business Days remain until the Scheduled Lease Termination Date, the Scheduled Lease Termination Date.
(e)    To the extent not inconsistent with subsection (d) of this Section and any obligation Landlord may have as a matter of law to mitigate its damages, Landlord may exercise any other right or remedy that may be available to it hereunder or under any law, or proceed by appropriate court action (legal or equitable), to enforce the terms hereof or to recover damages for the breach hereof.
(f)    Landlord may retain and apply against Landlord’s damages all amounts which Landlord would, absent such Event of Default, be required to pay or turn-over to Tenant pursuant to the terms of this Lease Agreement.
Any amounts collected as or applicable to Base Rent and any other amounts that would be applicable to payment of principal of and interest on the Project Debt collected pursuant to action taken under this Section shall be paid to the Trustee or the Director, as applicable, and applied in accordance with the provisions of the Loan Agreement and the Supplement.
Section 10.3.    No Remedy Exclusive. No remedy conferred or reserved by this Lease Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease Agreement or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Landlord to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be expressly required herein.
Section 10.4.    Tenant to Pay Attorneys’ Fees and Expenses. If an Event of Default should occur and Landlord, the Director or the Trustee should employ attorneys or incur other expenses for the enforcement of any obligation or agreement of Tenant contained herein, Tenant shall, on demand therefor and to the extent permitted by law, reimburse the reasonable fees of such attorneys and such other expenses so incurred.
Section 10.5.    No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Lease Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.
(End of Article X)

ARTICLE XI
ASSIGNMENT, SUBLEASING AND RELEASE
OF PORTIONS OF PROJECT
Section 11.1.    Assignment and Subleasing by Tenant. In addition to the terms and conditions of Sections 16.01 and 16.02 of this Lease Agreement, any sublease or assignment of this Lease Agreement shall be in accordance with each of the conditions set forth below:
(a)    No sublease or assignment shall relieve Tenant from primary liability for any of its obligations hereunder, and in the event of any such assignment or subletting Tenant shall continue to remain primarily liable for all payments to be made hereunder, and for performance and observance of the agreements on its part herein provided to be performed and observed by it.
(b)    Unless otherwise agreed by Landlord and the Director, any assignment or sublease shall retain for Tenant such rights and interests as will permit it to perform its obligations under this Lease Agreement, and any assignee from Tenant shall assume the obligations of Tenant hereunder to the extent of the interest assigned.
(c)    Tenant shall, within 10 days after execution thereof, furnish or cause to be furnished to Landlord, the Director and the Trustee, a true and complete copy of each such assignment or sublease, as the case may be, together with a written instrument of assumption executed by the assignee or sublessee in form and substance reasonably satisfactory to Landlord and the Director.
(d)    Any assignment or sublease shall be consistent with, and shall not materially impair fulfillment of, the purposes of the Act or the Port Act to be accomplished by operation of the Project;
(e)    Any sublease shall state clearly that it is subject and subordinate to this Lease Agreement, the Assignment, the Loan Agreement and the Mortgage.
(f)    Any assignee or sublease shall clearly state that Landlord has no obligations to the sublessee, and that the sublessee shall look solely to Tenant for the performance of the obligations of lessor under said sublease.
(g)    Any assignee or sublessee shall not be in bankruptcy at the time the assignment or sublease is executed.
Within 45 days following the later of (i) fulfillment of each of the foregoing conditions and (ii) receipt by Landlord of a written request from Tenant, Landlord shall execute and deliver to Tenant a non-disturbance and attornment agreement and estoppel certificate in form and substance reasonably satisfactory to Landlord.
Section 11.2.    Mortgage and Assignment by Landlord. In accordance with applicable law, Landlord may mortgage or grant an assignment of its right, title and interest in, to and under this Lease Agreement and the Premises to the Director and/or the Trustee, and may mortgage or grant a security interest in the Premises or the Project to the Director and/or the Trustee as security for payment of any obligations of Landlord issued to finance costs of the Premises or the Project (any such grant, a “Permitted Mortgage,” and any such grantee, a “Permitted Mortgagee”). Tenant hereby expressly consents to the Assignment.
Section 11.3.    [Intentionally Omitted]
Section 11.4.    Release of Project. Landlord and Tenant shall also have the privilege from time to time to amend this Lease Agreement to effect the release and removal from this Lease Agreement and the leasehold estate of any part of or interest in the Project, and the conveyance or transfer of such part or interest, if (a) such part or interest has been the subject of a substitution pursuant this Section or (b) without substitution therefor; provided that Tenant shall pay (i) so long as any of the Bonds remain outstanding, to the Trustee for deposit in the Collateral Proceeds Account or (b) if no Bonds remain outstanding, to Director for application to the prepayment of the State Loan Note and the LDI Loan Note in accordance with their respective terms, a sum equal to the then value of the part of or interest in Project removed without substitution, as determined by an Independent Engineer selected by Tenant, and shall deliver to Landlord, the Director and the Trustee a certificate signed by said Independent Engineer setting forth the value of the portion of the Project removed and stating that the removal of thereof will not make the Project unsuitable for the Project Purposes; and provided further, that, if at the time any such amendment is made any Project Debt remains outstanding, the amendment shall not be effective until and unless there are deposited with the Director and, if any of the Bonds remain outstanding, the Trustee, the following:
(a)    An executed copy of the amendment.
(b)    A certificate of the Authorized Borrower Representative (which Landlord agrees to cause to be delivered if accurate) (i) stating that Landlord and Tenant are not to the knowledge of such Person in default under any of the provisions of this Lease Agreement, (ii) giving, if applicable, an adequate legal description of that portion of the Project to be released, (iii) stating the purpose for which the release is desired, (iv) stating that the improvements, if any, to be constructed upon that portion of the Project to be released are consistent with, or not inconsistent with, the purposes of the Act or the Port Act, (v) requesting such release and the release and removal of such part of or interest in the Project from the Collateral and the respective interests therein created under the Mortgage and under the Loan Agreement and (vi) approving such amendment.
(c)    Evidence of the authority of the officer of Tenant who executed such amendment.
(d)    A certificate of an Authorized Lessee Representative or an opinion of counsel for Tenant stating that Tenant is not in default under this Lease Agreement.
(e)    A fully executed counterpart of the instrument conveying or transferring the interest proposed to be released.
(f)    A certificate of an Independent Engineer, reasonably acceptable to the Director, at any time when Project Debt remains outstanding, or of an Authorized Lessee Representative, at any time when no Project Debt remains outstanding, dated not more than sixty days prior to the date of the release and stating that, in the opinion of such Engineer or Authorized Lessee Representative, (i) the release of the portion of the Project so proposed to be released is necessary or desirable in order to benefit the Project, or such portion is not needed for the operation of the Project and (ii) the release so proposed to be made will not impair the usefulness of the Project as furthering the purposes of the Act, and will not destroy means of ingress to and egress from the Project.
(g)    An appraisal from an appraiser establishing the Fair Market Value of that portion of the Project to be released and removed from this Lease Agreement and the Collateral, and the remainder of the Project, taken as a whole, remaining subject to this Lease Agreement, the Loan Agreement and the Mortgage.
Landlord shall execute and deliver such documents as Tenant may reasonably request in order to effect any release and removal of a part of the Project or interest therein pursuant to this Section and shall cooperate with Tenant in the delivery to the Director of such instrument or instruments as Tenant may cause to be prepared and provide, at the sole cost and expense of Tenant and in form and substance reasonably satisfactory to Landlord and the Director, to effect and evidence the release from the Collateral, and the interests in the Collateral of the Director created under the Loan Agreement and the Mortgage, of such part of the Project or interest therein. Any release pursuant to this Section may be made for the purpose of conveying the part of the Project or interest released and removed to Tenant.
Section 11.5.    No Abatement or Diminution of Rent. No release or conveyance effected under any of the provisions of this Lease Agreement shall entitle Tenant to any abatement or diminution of the Base Rent or Additional Lease Agreement Payments payable hereunder.
Section 11.6.    Application of Consideration. The moneys received as consideration for any such sublease, release or conveyance shall be paid (a) if any of the Bonds shall be outstanding, to the Trustee and applied as provided in the Trust Agreement and (b) if no Bonds shall be outstanding, to the Director.

Section 11.7.    Approvals and Easements. Landlord and the Director shall, upon the reasonable written request of Tenant, and at Tenant’s sole cost and expense, (a) cooperate with Tenant in applying for and obtaining any permits or approvals from any Governmental Authorities that pertain to the Premises or any portion of the Project; and (b) execute, and cooperate with Tenant in its execution of, any easements or similar instruments for the purpose of supplying utility services to the Premises or any portion of the Project in furtherance of the Project Purposes in such locations as approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(End of Article XI)

ARTICLE XII
MISCELLANEOUS
Section 12.1.    Notices. All notices, certificates, requests or other communications hereunder shall be in writing and by first-class mail, postage prepaid, or courier service, delivery charges prepaid addressed to the appropriate Notice Address and deemed effective on receipt, with a duplicate copy of such notice to be provided to Landlord, Tenant and the Director, as the case may be, and to any third party beneficiary of this Lease Agreement which shall have requested such notices and provided a Notice Address to Landlord and Tenant. Tenant, Landlord, the Director and any other Person to receive notices as provided in the definitions of Notice Address may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.
Section 12.2.    Binding Effect; Third-Party Beneficiaries. This Lease Agreement shall be binding in accordance with its terms upon Landlord and Tenant, and shall inure to the benefit of Landlord, Tenant, the Director and the Trustee and their respective successors and assigns (including successive, as well as immediate, successors and assigns). The Director and the Trustee are hereby recognized by Tenant and Landlord as third-party beneficiaries of those provisions of this Lease Agreement that by their express terms create rights in those parties. Subject to the express provision for the survival of certain provisions of this Exhibit E and the rights and obligations created thereby, all rights of the Director and the Trustee, and all obligations of Landlord or Tenant to the Director and the Trustee, under this Lease Agreement shall terminate at such time as no Project Debt remains outstanding.
Section 12.3.    Amendments, Changes and Modifications. This Lease Agreement may be amended, changed, modified or altered in any respect by Tenant and Landlord; provided that, with respect to any obligations and duties of Tenant or Landlord existing expressly for the benefit of either the Director or the Trustee, or any rights of Landlord assigned by Landlord pursuant to the Assignment, such obligations, rights and duties may not be amended, changed, modified or altered without the prior written consent of (i) the Director so long as either the State Loan Note or the LDI Loan Note remains outstanding and (ii) of the Director and the Trustee so long as any Bonds remain outstanding.
Section 12.4.    Extent of Covenants of Landlord and Tenant; No Personal Liability. All covenants, stipulations, obligations and agreements of Landlord and Tenant contained in this Lease Agreement shall be effective to the extent authorized and permitted by applicable law. No such covenant, stipulation, obligation or agreement shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future member, officer, agent or employee of Landlord or Tenant in other than his official capacity, and neither the members of the board of directors of Landlord or any other officer of Landlord nor any official executing the Project Debt on behalf of Landlord shall be liable personally on the Project Debt or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants, stipulations, obligations or agreements of Landlord or Tenant contained in this Lease Agreement or any other Operative Documents.

Section 12.5.    Non-Recourse; Limited Obligation. Notwithstanding any other provision of this Lease Agreement to the contrary, the obligations of Landlord with respect to the Provision and operation and maintenance of the Project shall not be payable from any money or other property of Landlord except the proceeds of the Project Debt, if any, available therefor and the Project Revenues, and any such obligations of Landlord shall be satisfied entirely from those sources and any money or other property provided by Tenant for that purpose, including without limitation, rental and other payments made to, or for benefit of, Landlord pursuant to this Lease Agreement, and Landlord is not obligated to use any other money or assets in connection with this Lease Agreement or to satisfy any duties, obligations, requirements or liabilities arising hereunder including the failure to perform any duty, obligation or agreement and any liability arising therefrom.
Section 12.6.    Relationship of the Parties. Except as specifically provided in Section 2.2 of this Exhibit E, nothing contained in this Lease Agreement shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, or of partnership or joint venture between the parties hereto, it being understood and agreed that neither the method of computation of Rent nor any other provision contained in this Lease Agreement, nor any acts of the parties to this Lease Agreement, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.
Section 12.7.    Appraisal. If any controversy concerning the determination of Fair Market Value (“Controversy”) shall arise under this Lease Agreement which is not resolved by the parties hereto, at the request of either of the parties hereto, and unless otherwise prohibited by law, such Controversy shall be determined by submission of the matter to an independent appraiser selected by Tenant and Landlord, jointly (or, in the event Tenant and Landlord are unable to jointly agree upon an appraiser, then by a disinterested appraiser selected jointly by an appraiser nominated by each of Tenant and Landlord). The appraiser shall as promptly as possible determine the Fair Market Value. Landlord and Tenant shall each pay one-half of the fees and expenses of such appraiser; provided, however, that Landlord’s obligation to split the fee shall be subject a duly authorized appropriation. The appraiser shall be a State-certified M.A.I. appraiser and shall have at least 15 years’ experience in appraising commercial projects.
The party hereto requesting appraisal, as aforesaid, shall give notice in writing to the other party of such desire, naming therein the appraiser selected by it. Within a period of 30 Business Days after the giving of such notice, the other party shall notify the first party of its acceptance or rejection of the appraiser selected by the first party, and in the event of rejection, shall name the appraiser selected by it. If the first party fails to notify the other party of its acceptance of the appraiser selected by it within 10 Business Days of receipt of the other party’s notice, the two appraisers selected by the parties shall be asked to name a disinterested appraiser satisfying the minimum requirements set forth in this Section.
The decision of the appraiser finally agreed upon by the parties or selected in accordance with the above shall be in writing and signed by the appraiser. A copy shall be delivered to each of the parties hereto. All costs of any such appraisal shall be paid by Tenant. Judgment upon such determination of the appraiser may be entered in any court of competent jurisdiction and shall be specifically enforceable to the full extent permitted by law.
Section 12.8.    Other Agreements. Nothing herein shall be construed nor is intended to limit or in any manner adversely affect the rights, privileges or remedies afforded to any mortgagee of Landlord or any other Person under any other agreement executed in connection with the execution and delivery of this Lease Agreement or any other Operative Document or the issuance of the Project Debt.

(End of Article XII)

Appendix A to Exhibit E
Adjacent Hangar Demolition

[See attached description of Adaject Hanger Demolition]

EXISTING HANGAR
NEW HANGAR
AIRBORNE AIRPARK
HUNTER DR
BENCHMARK #1
N:101484.48
E:102256.70
ELEV 1062.710

LEGEND

GVBX	INDICATES EX. GAS VALVE BOX
D.C.	INDICATES DEPRESSED CURB
F.HYD	INDICATES EX. FIRE HYDRANT
	INDICATES EX TELEPHONE POLE
	INDICATES EX. LIGHT POLE
	INDICATES TELE. CABLE AND ELEC. POLE
	INDICATES TELEPHONE AND ELECTRIC POLE
	INDICATES EX GUY WIRE
	INDICATES EX. STORM INLET
WM BOX	INDICATES EX. WATER METER BOX
WVBX	INDICATES EX. WATER VALVE BOX
—SS—	INDICATES EX. UNDERGROUND SANITARY SEWER SERVICE LATERAL
—W—	INDICATES EX. UNDERGROUND WATER
—G—	INDICATES EX. UNDERGROUND GAS
—OHTE—	INDICATES EX. OVERHEAD TELEPHONE & ELECTRIC WIRE
—OHE—	INDICATES EX. OVERHEAD ELECTRIC WIRE
—OHT—	INDICATES EX. OVERHEAD TELEPHONE WIRE
—UGE—	INDICATES EX. UNDERGROUND ELECTRIC
—UGT—	INDICATES EX. UNDERGROUND TELEPHONE
—HTW—	INDICATES EX. UNDERGROUND HOT WATER
	INDICATES EX. CONCRETE PAVEMENT
+ 1065.15	INDICATES EXISTING SPOT GRADE ELEVATION

The utility information shown on this plat, prepared by Thomas Graham Associates, Inc., was obtained from existing records. It is the contractor's responsibility to verify their existence and location, and to contact the appropriate utility company for field locations.

UNDERGROUND UTILITIES
2 WORKING DAYS
BEFORE YOU DIG
PHONE: 1-800-362-2764
OHIO UTILITIES PROTECTION SERVICE
NON-MEMBERS MUST BE CALLED DIRECTLY

REFERENCE MATERIALS
EXISTING SITE PLANS BY ROSSER FABRAP INTERNATIONAL
BENCHMARK
EXISTING CONTROL PER SURVEY RECORDS
USED BM-1 AND BM-3

BENCHMARKS ARE AS FOLLOWS:

STATION	NORTH	EAST	ELEV	DESCRIPTION
BM-1	101484.48	102256.70	*1062.71	MAG. NAIL FOUND AND ELEVATION ADJUSTED
BM-3	101486.87	101604.70	1059.41	IRON PIN FOUND

*** NOTE: ELEVATION FOR BM-1 WAS ADJUSTED FROM 1062.00 TO ACTUAL FIELD ELEVATION OF 1062.71**

UNDERGROUND UTILITIES ARE SHOWN FROM RECORD DRAWINGS AND SURFACE SURVEYING. THE SIZE, LOCATION, AND DEPTH OF THE UNDERGROUND UTILITIES IF SHOWN ARE APPROXIMATE AND MUST BE VERIFIED. DUE TO THE AGE, MULTIPLE OWNERSHIP, AND INTENSITY OF DEVELOPMENT IN THIS AREA THERE MAY BE UNDERGROUND UTILITIES AND OTHER ITEMS NOT SHOWN ON THESE PLANS. WATER, GAS, TELEPHONE, AND OTHER NON-GRAVITY FLOW UTILITIES WILL NEED TO BE RE-ROUTED AROUND THE EXISTING AND PROPOSED GRAVITY SANITARY AND STORM SEWER SYSTEMS.

SITE DEMOLITION PLAN
SCALE: 1" = 40'-0"

GRAPHIC SCALE
40 0 20 40 80
1" = 40'

GENERAL NOTES

1. CONTRACTOR TO CONFIRM THAT ALL EXISTING UTILITIES TO BUILDINGS BEING REMOVED HAVE BEEN DISCONNECTED.
2. CONTRACTOR SHALL BE RESPONSIBLE FOR KEEPING CONSTRUCTION AREA AND NEIGHBORING STREETS CLEAN AND FREE OF MUD AND DEBRIS.
3. ALL DEMOLITION AREAS INCLUDING EXCAVATED FOUNDATIONS AND DITCHES SHALL BE EXCAVATED AND MAINTAINED IN A SAFE MANOR IN ACCORDANCE WITH THE STANDARDS AND REGULATIONS OF THE OHIO INDUSTRIAL COMMISSION AND THE U.S. OCCUPATIONAL SAFETY AND HEALTH ADMINISTRATION
4. AFTER SUBGRADE DEMOLITION INCLUDING FOUNDATIONS AND WALLS ETC. ARE REMOVED. THE EXCAVATED FOUNDATION AREAS ARE TO BE BACK FILLED IN A CONTROLLED MANOR IN ACCORDANCE WITH THE RECOMMENDATIONS OUTLINED IN THE GEOTECHNICAL REPORT.
5. COORDINATE THE SHUTDOWN AND REMOVAL OF ALL EXISTING UTILITIES WITH THE UTILITY PROVIDER.
6. REMOVE AND DISPOSE OF ALL REFRIGERANTS FROM ALL AC OR REFRIGERATION UNIT PER US EPA APPROVED PROGRAMS AND PROCEDURES.

NOTE: FOR ENVIRONMENTAL ISSUES ASSOCIATED WITH THE DEMOLITION & CONSTRUCTION ACTIVITIES NOTIFY BASCON IMMEDIATELY.

7. ANY PERMITS OR FEES ASSOCIATED WITH THE REMOVAL OF HAZARDOUS MATERIALS SHALL BE THE RESPONSIBILITY OF THE DEMOLITION CONTRACTOR.
8. ITEM 614 – MAINTAINING TRAFFIC ALL PAVEMENT AND/OR RIGHT-OF-WAY OPENINGS MUST CONFORM TO THE CURRENT ADDITION THE STATE OF OHIO DEPARTMENT OF HIGHWAY CONSTRUCTION AND MATERIAL SPECIFICATIONS, WITH SUPPLEMENTS OR CHANGES THERETO. ALSO, THE GENERAL CONTRACTOR ASSUMES ALL RESPONSIBILITIES AND LIABILITIES REGARDING STRICT ADHERENCE TO APPLICABLE SECTIONS FOR THE MAINTENANCE OF TRAFFIC AND PUBLIC SAFETY AS SET FORTH IN THE "OHIO MANUAL OF UNIFORM TRAFFIC CONTROL DEVISED FOR STREETS AND HIGHWAYS" ALL TRAFFIC CONTROL DEVISED MUST BE IN PLACE PRIOR TO STARTING CONSTRUCTION.
9. A PERMIT IS REQUIRED FOR EACH BUILDING PRIOR TO ANY DEMOLITION WORK.
10. ALL GRADING AND EARTH MOVEMENT ACTIVITIES SHALL BE PERFORMED IN ACCORDANCE WITH OEPA, GENERAL PERMIT FOR CONSTRUCTION ACTIVITY.
11. CONTRACTOR TO REMOVE EXISTING GAS SERVICES AND CAP OFF AT MAIN PER ________________ REQUIREMENTS.
12. REMOVE EXISTING LIGHT POLE, BASE AND EXISTING CONDUIT.
13. REMOVE EXISTING ELECTRICAL SERVICES PER ________________ REQUIREMENTS.
14. TEMPORARY FENCING, BARRICADES & DIRECTIONAL SIGNAGE REQUIRED AT ALL DISTURBED AREAS UNDER CONSTRUCTION THROUGHOUT THE PROJECT.
16. ALL LIFE SAFETY DEVICES INCLUDING HYDRANTS, ALARMS, F.D. SERVICE, ETC. MUST BE MAINTAINED THROUGHOUT THE PROJECT.

KEYNOTES (1)

(1) CONTRACTOR TO REMOVE EXISTING GAS LINES AND CAP OFF AT MAIN PER ____________ REQUIREMENTS.
(2) CONTRACTOR TO PROTECT EXISTING ELECTRICAL SERVICES (POLE, TRANSFORMER, & LINE) TO REMAIN
(3) CONTRACTOR TO PROTECT EXISTING WATER SERVICES & WATER LINE TO REMAIN
(4) CONTRACTOR TO REMOVE EXISTING ELECTRIC SERVICES PER ____________ REQUIREMENTS
(5) CONTRACTOR TO PROTECT EXISTING GAS LINE TO REMAIN. COORDINATE WITH ____________

DEMOLITION LEGEND

—DEMO—	INDICATES EXISTING PIPE TO BE REMOVED
X	INDICATES STRUCTURE TO BE REMOVED
	INDICATES EXISTING CONCRETE PAVEMENT TO BE REMOVED.
	INDICATES EXISTING ASPHALT PAVEMENT TO BE REMOVED
	INDICATES PORTION OF EXISTING BUILDING TO BE REMOVED. (REFER TO ARCHITECTURAL PLANS)
— · · —	INDICATES DEMOLITION LIMITS LINE ALL CURBS AND PAVEMENT INSIDE THE DEMOLITION LIMITS LINE SHALL BE REMOVED, EXCEPT WHERE NOTED

ACAD FILENAME: 7783_BASE.DWG

DESIGN/DEVELOPMENT

ISSUE
90% REVIEW 9-11-12
ISSUED FOR CONSTRUCTION 9-21-12

THOMAS GRAHAM ASSOCIATES, INC.
• Engineers • Surveyors
803 Compton Road
Cincinnati, Ohio 45231
513-521-4760
Fax # 521-2439

bascon
architects–engineers–developers
constructors–construction managers
BASCON, INC.
607-500 Redna Terrace
Cincinnati, Oh. 45215-1171
513/772-1674 FAX: 772-1684
Website: www.basconinc.com

NEW HANGAR FOR:
AIRBORNE AIRPARK AIRPORT
WILMINGTON, OH
AIRBORNE MAINTENANCE & ENGINEERING SERVICES

CIVIL
SITEPLAN

STATE OF OHIO
TIMOTHY G. GREGG

ISSUED FOR CONSTRUCTION

DATE	9/21/12
CHECKED	TGG
PROJECT NO.	TGA#7783
SHEET NO.	D0.1

COPYRIGHT 2011 BY BASCON, INC.

PDF processed with CutePDF evaluation edition www.CutePDF.com bascon
architects-engineers-developers
constructors-construction managers

CCPA HANGAR 207 WORK SCOPE — November 13, 2012

All work necessary for the removal of two structural frames and relocation of the North end wall 2 structural bays/50' to the south including but not limited to:

- Installing and maintaining temporary security fencing within the hangar through demolition, construction, and completion of the work.
- Draining sprinkler lines, cutting, capping fire suppression system to remain, recharging system.
- Removing any heat and/or fuel source in the portion of the building to be demolished.
- Removing other services such as electrical, plumbing, within the portion of the building to be demolished, including cutting and capping, and removal of circuits.
- Install new end wall foundation
- Remove two main frames and end wall columns, girts, metal sheeting and insulation, standing seam roofing, purlins and accessories
- Relocate and re-erect north end wall including girts, insulation and metal siding to the resultant end wall main frame/new foundation.
- Salvage and relocate siding and trim as required.
- Demolish existing foundations to grade where necessary.
- Prepare for new pavement where required.

607-500 REDNA TERRACE CINCINNATI OH 45215 513 772 1674 F 513 772 1684 BASCONINC.COM

1

Appendix B to Exhibit E
Related Area Improvements

[See attached description of Related Area Improvements]

COPYRIGHT 2011 BY BASCON, INC.

MATCH LINE
REFER TO SHEET C1.1
EXISTING HANGAR
HUNTER DR
AIRBORNE AIRPARK
0.5%
F.F. = 1060.50
BENCHMARK #1
N:101484.48
E:102256.70
ELEV 1062.710
NEW 24" FIRE LINE
MINIMUM OF 48" OF COVER
ROUTE ROUTE UNDER OTHER UTILITIES WHERE NEEDED
MAINTAIN 18" MINIMUM VERTICAL SEPARATION
ALTERNATE PAVEMENT SECTION
W/ AGGREGATE BASE (HEAVY DUTY)
ALTERNATE PAVEMENT SECTION
W/ AGGREGATE BASE (LIGHT DUTY)
INDICATES HEAVY DUTY PAVEMENT
(SEE THIS SHEET FOR PAVEMENT SECTION)
INDICATES LIGHT DUTY PAVEMENT
(SEE THIS SHEET FOR PAVEMENT SECTION)
INDICATES CONCRETE PAVEMENT
12" W/#4 18" OC
TOP AND BOTTOM
OVER 6" ODOT 304
GRAPHIC SCALE
1' = 40'

LEGEND

GVBX	INDICATES EX. GAS VALVE BOX
D.C.	INDICATES DEPRESSED CURB
F.HYD	INDICATES EX. FIRE HYDRANT
	INDICATES EX TELEPHONE POLE
	INDICATES EX. LIGHT POLE
	INDICATES TELE. CABLE AND ELEC. POLE
	INDICATES TELEPHONE AND ELECTRIC POLE
	INDICATES EX GUY WIRE
	INDICATES EX. STORM INLET
WM BOX	INDICATES EX. WATER METER BOX
WVBX	INDICATES EX. WATER VALVE BOX
—SS—	INDICATES EX. UNDERGROUND SANITARY SEWER SERVICE LATERAL
—W—	INDICATES EX. UNDERGROUND WATER
—G—	INDICATES EX. UNDERGROUND GAS
—OHTE—	INDICATES EX. OVERHEAD TELEPHONE & ELECTRIC WIRE
—OHE—	INDICATES EX. OVERHEAD ELECTRIC WIRE
—OHT—	INDICATES EX. OVERHEAD TELEPHONE WIRE
—UGE—	INDICATES EX. UNDERGROUND ELECTRIC
—UGT—	INDICATES EX. UNDERGROUND TELEPHONE
—HTW—	INDICATES EX. UNDERGROUND HOT WATER
	INDICATES EX. CONCRETE PAVEMENT
+ 1065.15	INDICATES EXISTING SPOT GRADE ELEVATION

The utility information shown on this plat, prepared by Thomas Graham Associates, Inc., was obtained from existing records. It is the contractor's responsibility to verify their existence and location, and to contact the appropriate utility company for field locations.

UNDERGROUND UTILITIES
2 WORKING DAYS
BEFORE YOU DIG
PHONE: 1-800-362-2764
OHIO UTILITIES PROTECTION SERVICE
NON-MEMBERS MUST BE CALLED DIRECTLY

REFERENCE MATERIALS

EXISTING SITE PLANS BY ROSSER FABRAP INTERNATIONAL

BENCHMARK

EXISTING CONTROL PER SURVEY RECORDS
USED BM-1 AND BM-3

BENCHMARKS ARE AS FOLLOWS:

STATION	NORTH	EAST	ELEV	DESCRIPTION
BM-1	101484.48	102256.70	*1062.71	MAG. NAIL FOUND AND ELEVATION ADJUSTED
BM-3	101486.87	101604.70	1059.41	IRON PIN FOUND

*** NOTE: ELEVATION FOR BM-1 WAS ADJUSTED FROM 1062.00 TO ACTUAL FIELD ELEVATION OF 1062.71**

UNDERGROUND UTILITIES ARE SHOWN FROM RECORD DRAWINGS AND SURFACE SURVEYING. THE SIZE, LOCATION, AND DEPTH OF THE UNDERGROUND UTILITIES IF SHOWN ARE APPROXIMATE AND MUST BE VERIFIED. DUE TO THE AGE, MULTIPLE OWNERSHIP, AND INTENSITY OF DEVELOPMENT IN THIS AREA THERE MAY BE UNDERGROUND UTILITIES AND OTHER ITEMS NOT SHOWN ON THESE PLANS. WATER, GAS, TELEPHONE, AND OTHER NON-GRAVITY FLOW UTILITIES WILL NEED TO BE RE-ROUTED AROUND THE EXISTING AND PROPOSED GRAVITY SANITARY AND STORM SEWER SYSTEMS.

SITE LAYOUT & UTILITY PLAN

SCALE: 1" = 40'-0"

UTILITY NOTES:

1. All materials and construction procedure shall be in accordance with the Construction and Material Specifications of the State of Ohio Department of Transportation.
2. A) Storm sewers shall be laid to line and grade as shown on the plans. Unless otherwise specified, storm sewers shall be Type "B" conduit with Class "B" bedding as per ODOT 603.04. Storm sewer pipe shall be ODOT 707.33 smooth lined corrugated polyethylene pipe with rubber gasket joints per ASTM F477 and 12" minimum cover. Sewer trenches beneath areas to be paved shall be backfilled to pavement subgrade elevation with granular material. Bedding shall be Class 1, as required in ASTM 2321, Latest Edition. Minimum bedding thickness shall be 6". Haunching and Initial Backfill shall be Class I and installed as required in ASTM D2321, Latest Edition. For H20 loading provide 24" minimum cover. Unless otherwise noted, minimum depth is taken from the top of pipe to ground surface.
3. Storm lines from downspouts to catch basins shall be PVC Pipe (heavy wall SDR 35) or equal.
4. Catch Basins shall be built as shown on the plans. Heavy duty frame and grate shall be used in all paved areas.
5. Aggregate base drainage for interior drained parking lots is required when full depth asphalt pavement section is not used. Drainage into catch basin inlets is to be provided by installing 5 foot lengths of 4 inch perforated pipe tapped into inlet structures. Four such lengths are to be provided, one in each quadrant around the inlet. Pipe is to be laid on subgrade and covered with granular base materials.
6. Sanitary building sewer laterals shall be PVC Plastic Sewer Pipe SDR 35. Clean outs in parking lots and drives to be set in concrete
7. Roof drains, foundation drains, cooling water, swimming pool water or other clean water connections to the sanitary sewer systems are prohibited
8. Water lines, meters and appurtenances shall be installed in accordance with specifications and regulations of the City of Wilmington Public Works and Fire Department private fire lines shall be Ring-Tite PVC (AWWA C900) water pipe and private domestic lines shall be Type K copper pipe.
9. Sewer, water main, and conduit trenches beneath area to be paved shall be backfilled to pavement subgrade elevation with granular material. Backfill under roadway and driveways shall be thoroughly proof rolled and compacted prior to surfacing.
10. Appropriate utility companies shall be notified at least 48 hours prior to breaking ground for the purpose of verifying by field inspection, the exact location of underground utilities.
11. Item 614 – Maintaining Traffic
All pavement and/or right-of-way openings must conform to the current addition the State of Ohio Department of Highway Construction and Material Specifications, with supplements or changes thereto. Also, the owner assumes all responsibilities and liabilities regarding strict adherence to applicable sections for the maintenance of traffic and public safety as set forth in the "Ohio Manual of Uniform Traffic Control Devised for Streets and Highways". All traffic control devised must be in place prior to starting construction.
12. All trenches and ditches shall be excavated and maintained in a safe manor in accordance with the standards and regulations of the Ohio Industrial Commission and the U.S. Occupational Safety and Health Administration.
13. Plumbing permit and inspection is required from the City of Wilmington plumbing and inspection section.
14. Tap permit and fees are necessary from the City of Wilmington
15. Plug and seal all existing sanitary sewer service taps.
16. Contact the City of Wilmington for inspection
17. The contractor shall be responsible for obtaining all of the required permits.
18. All utility trenches under paved areas shall be compacted in accordance with job specifications to prevent future pavement settlement.
19. All work shall meet the minimum requirements of the national electric code and the Ohio plumbing code and tap permit and fees are necessary

KEYNOTES

1. SEE SEPARATE LIGHTING PLAN FOR DETAILS OF LIGHT POLES & LIGHT FIXTURES. COORDINATE LOCATION OF LIGHT POLES WITH BASCON
2. SEE ARCHITECTS PLANS FOR DETAILS OF WALKS, RAMPS, DOCKS, ETC. AROUND BUILDING.
3. ALL OPEN AREAS ARE TO HAVE 4" TOP SOIL AND BE SEEDED.
4. PAVEMENT MARKINGS SHALL BE YELLOW PAINT, 4" WIDTH AND 2' ON CENTER FOR HANDICAPPED AND STRIPED AREAS
5. PROVIDE NEW ASPHALT PAVING THROUGHOUT.
6. INSTALL NEW CONCRETE CURBS, RAMPS, APRONS, AND WALK IN ACCORDANCE WITH CITY OF WILMINGTON, AND A.D.A. REQUIREMENTS.
7. HANDICAPPED ACCESS – ALL HANDICAP ACCESS ROUTES ARE TO COMPLY WITH THE LATEST A.D.A. REQUIREMENTS.
8. SEE ARCHITECTURAL PLANS FOR EXACT LOCATIONS AND DETAILS OF UTILITY CONNECTIONS AT BUILDING
9. SEE ARCHITECTURAL PLANS FOR DETAILS OF DOWNSPOUT LOCATIONS, DOWNSPOUT CONNECTIONS, ETC.
10. SEE ARCHITECTURAL PLANS FOR EXACT LOCATIONS AND DETAILS OF BOLLARDS AT CONCRETE PAD.
11. CONTRACTOR TO FIELD VERIFY LOCATIONS, SIZE AND ELEVATIONS OF ALL GRAVITY SEWERS AND COORDINATE ANY ALTERATIONS PRIOR TO CONSTRUCTION.
12. VERIFY WATER AND FIRE SERVICE SIZES WITH ARCHITECT AND THE ENGINEER PRIOR TO CONSTRUCTION.
13. COORDINATE INSTALLATION OF GAS, ELECTRIC AND TELEPHONE SERVICES WITH THE OWNER, ARCHITECT AND THE UTILITY PROVIDERS.
NOTE: CONTRACTOR TO INSTALL (2) 4" CONDUITS FOR TELEPHONE SERVICE
CONTRACTOR TO INSTALL (2) 5" CONDUITS FOR ELECTRIC SERVICE
CONTRACTOR TO INSTALL CONDUITS IN SAME TRENCH
MAINTAIN 12" SEPARATION BETWEEN TELEPHONE AND ELECTRIC

— — — INDICATES PAVEMENT SAWCUT LINE
— · · — INDICATES MATCHLINE LIMITS OF GRADING
—•—•— INDICATES NEW 10' HIGH TSA COMPLIANT SECURITY FENCE PER TSA GOVERNMENT/SECURITY GUIDELINES (REFER TO SHEET C2.0 FOR FENCE DETAIL)

UTILITY INSTALLATION TABLE

UTILITY	TYPICAL DEPTH
GAS	36"
WATER	42"
ELECTRIC	30"
TELEPHONE	30"
CABLE TV	30"

IF CONFLICT OCCURS BETWEEN UTILITIES SHOWN ABOVE AND THE GRAVITY SYSTEMS INCLUDING SANITARY AND STORM SEWERS, THE CONTRACTOR IS TO ADJUST THE UTILITIES LISTED ABOVE AS NEEDED.

ACAD FILENAME: 7783_BASE.DWG

DESIGN/DEVELOPMENT

CIVIL
SITEPLAN

NEW HANGAR FOR:
AIRBORNE AIRPARK AIRPORT
WILMINGTON, OH

AIRBORNE
MAINTENANCE & ENGINEERING SERVICES

bascon
architects-engineers-developers
constructors-construction managers
BASCON, INC.
607-500 Redna Terrace
Cincinnati, Oh. 45215-1171
513/772-1674 FAX: 772-1684
Website: www.basconinc.com

tga THOMAS GRAHAM ASSOCIATES, INC.
• Engineers • Surveyors
803 Compton Road
Cincinnati, Ohio 45231
513-521-4760
Fax # 521-2439

ISSUE
90% REVIEW 9-11-12
ISSUED FOR CONSTRUCTION 9-21-12

ISSUED FOR CONSTRUCTION

DATE	9/21/12
CHECKED	TGG
PROJECT NO.	TGA#7783
SHEET NO.	C1.0

PDF processed with CutePDF evaluation edition www.CutePDF.com

COPYRIGHT 2011 BY BASCON, INC.

Scale For Reproduction

Inches

Millimeters

LEGEND

GVBX	INDICATES EX. GAS VALVE BOX
D.C.	INDICATES DEPRESSED CURB
F.HYD	INDICATES EX. FIRE HYDRANT
	INDICATES EX TELEPHONE POLE
	INDICATES EX. LIGHT POLE
	INDICATES TELE. CABLE AND ELEC. POLE
	INDICATES TELEPHONE AND ELECTRIC POLE
	INDICATES EX GUY WIRE
	INDICATES EX. STORM INLET
WM BOX	INDICATES EX. WATER METER BOX
WVBX	INDICATES EX. WATER VALVE BOX
—SS—	INDICATES EX. UNDERGROUND SANITARY SEWER SERVICE LATERAL
—W—	INDICATES EX. UNDERGROUND WATER
—G—	INDICATES EX. UNDERGROUND GAS
—OHTE—	INDICATES EX. OVERHEAD TELEPHONE & ELECTRIC WIRE
— OHE —	INDICATES EX. OVERHEAD ELECTRIC WIRE
— OHT —	INDICATES EX. OVERHEAD TELEPHONE WIRE
—UGE—	INDICATES EX. UNDERGROUND ELECTRIC
—UGT—	INDICATES EX. UNDERGROUND TELEPHONE
—HTW—	INDICATES EX. UNDERGROUND HOT WATER
	INDICATES EX. CONCRETE PAVEMENT
+ 1065.15	INDICATES EXISTING SPOT GRADE ELEVATION

The utility information shown on this plat, prepared by Thomas Graham Associates, Inc., was obtained from existing records. It is the contractor's responsibility to verify their existence and location, and to contact the appropriate utility company for field locations.

UNDERGROUND UTILITIES

2 WORKING DAYS

BEFORE YOU DIG

PHONE: 1-800-362-2764

OHIO UTILITIES PROTECTION SERVICE

NON-MEMBERS MUST BE CALLED DIRECTLY

REFERENCE MATERIALS

EXISTING SITE PLANS BY ROSSER FABRAP INTERNATIONAL

BENCHMARK

EXISTING CONTROL PER SURVEY RECORDS

USED BM-1 AND BM-3

BENCHMARKS ARE AS FOLLOWS:

STATION	NORTH	EAST	ELEV	DESCRIPTION	
BM-1	101484.48	102256.70	*1062.71	MAG. NAIL	FOUND AND ELEVATION ADJUSTED
BM-3	101486.87	101604.70	1059.41	IRON PIN	FOUND

*** NOTE: ELEVATION FOR BM-1 WAS ADJUSTED FROM 1062.00 TO ACTUAL FIELD ELEVATION OF 1062.71**

MATCH LINE
REFER TO SHEET C1.0
HUNTER DRIVE
2060A
NEW 24" FIRE LINE
MINIMUM OF 48" OF COVER
ROUTE ROUTE UNDER OTHER UTILITIES WHERE NEEDED
MAINTAIN 18" MINIMUM VERTICAL SEPARATION
APPROXIMATE LIMITS OF DISTURBANCE
GENERATOR
PROP. 10' HIGH SECURITY FENCE
PER TSA SECURITY GUIDELINES
NEW CARD ACCESS TURNSTILE

UNDERGROUND UTILITIES ARE SHOWN FROM RECORD DRAWINGS AND SURFACE SURVEYING. THE SIZE, LOCATION, AND DEPTH OF THE UNDERGROUND UTILITIES IF SHOWN ARE APPROXIMATE AND MUST BE VERIFIED. DUE TO THE AGE, MULTIPLE OWNERSHIP, AND INTENSITY OF DEVELOPMENT IN THIS AREA THERE MAY BE UNDERGROUND UTILITIES AND OTHER ITEMS NOT SHOWN ON THESE PLANS. WATER, GAS, TELEPHONE, AND OTHER NON-GRAVITY FLOW UTILITIES WILL NEED TO BE RE-ROUTED AROUND THE EXISTING AND PROPOSED GRAVITY SANITARY AND STORM SEWER SYSTEMS.

GRAPHIC SCALE

40 0 20 40 80

1' = 40'

SITE LAYOUT & UTILITY PLAN

SCALE: 1" = 40'-0"

UTILITY NOTES:

1. All materials and construction procedure shall be in accordance with the Construction and Material Specifications of the State of Ohio Department of Transportation.
2. A) Storm sewers shall be laid to line and grade as shown on the plans. Unless otherwise specified, storm sewers shall be Type "B" conduit with Class "B" bedding as per ODOT 603.04. Storm sewer pipe shall be ODOT 707.33 smooth lined corrugated polyethylene pipe with rubber gasket joints per ASTM F477 and 12" minimum cover. Sewer trenches beneath areas to be paved shall be backfilled to pavement subgrade elevation with granular material. Bedding shall be Class 1, as required in ASTM 2321, Latest Edition. Minimum bedding thickness shall be 6". Haunching and Initial Backfill shall be Class I and installed as required in ASTM D2321, Latest Edition. For H20 loading provide 24" minimum cover. Unless otherwise noted, minimum depth is taken from the top of pipe to ground surface.
3. Storm lines from downspouts to catch basins shall be PVC Pipe (heavy wall SDR 35) or equal.
4. Catch Basins shall be built as shown on the plans. Heavy duty frame and grate shall be used in all paved areas.
5. Aggregate base drainage for interior drained parking lots is required when full depth asphalt pavement section is not used. Drainage into catch basin inlets is to be provided by installing 5 foot lengths of 4 inch perforated pipe tapped into inlet structures. Four such lengths are to be provided, one in each quadrant around the inlet. Pipe is to be laid on subgrade and covered with granular base materials.
6. Sanitary building sewer laterals shall be PVC Plastic Sewer Pipe SDR 35. Clean outs in parking lots and drives to be set in concrete
7. Roof drains, foundation drains, cooling water, swimming pool water or other clean water connections to the sanitary sewer systems are prohibited
8. Water lines, meters and appurtenances shall be installed in accordance with specifications and regulations of the City of Wilmington Public Works and Fire Department private fire lines shall be Ring-Tite PVC (AWWA C900) water pipe and private domestic lines shall be Type K copper pipe.
9. Sewer, water main, and conduit trenches beneath area to be paved shall be backfilled to pavement subgrade elevation with granular material. Backfill under roadway and driveways shall be thoroughly proof rolled and compacted prior to surfacing.
10. Appropriate utility companies shall be notified at least 48 hours prior to breaking ground for the purpose of verifying by field inspection, the exact location of underground utilities.
11. Item 614 - Maintaining Traffic
    All pavement and/or right-of-way openings must conform to the current addition the State of Ohio Department of Highway Construction and Material Specifications, with supplements or changes thereto. Also, the owner assumes all responsibilities and liabilities regarding strict adherence to applicable sections for the maintenance of traffic and public safety as set forth in the "Ohio Manual of Uniform Traffic Control Devised for Streets and Highways." All traffic control devised must be in place prior to starting construction.
12. All trenches and ditches shall be excavated and maintained in a safe manor in accordance with the standards and regulations of the Ohio Industrial Commission and the U.S. Occupational Safety and Health Administration.
13. Plumbing permit and inspection is required from the City of Wilmington plumbing and inspection section.
14. Tap permit and fees are necessary from the City of Wilmington
15. Plug and seal all existing sanitary sewer service taps.
16. Contact the City of Wilmington for inspection
17. The contractor shall be responsible for obtaining all of the required permits.
18. All utility trenches under paved areas shall be compacted in accordance with job specifications to prevent future pavement settlement.
19. All work shall meet the minimum requirements of the national electric code and the Ohio plumbing code and tap permit and fees are necessary

KEYNOTES

1. SEE SEPARATE LIGHTING PLAN FOR DETAILS OF LIGHT POLES & LIGHT FIXTURES. COORDINATE LOCATION OF LIGHT POLES WITH BASCON
2. SEE ARCHITECTS PLANS FOR DETAILS OF WALKS, RAMPS, DOCKS, ETC. AROUND BUILDING.
3. ALL OPEN AREAS ARE TO HAVE 4" TOP SOIL AND BE SEEDED.
4. PAVEMENT MARKINGS SHALL BE YELLOW PAINT, 4" WIDTH AND 2' ON CENTER FOR HANDICAPPED AND STRIPED AREAS
5. PROVIDE NEW ASPHALT PAVING THROUGHOUT.
6. INSTALL NEW CONCRETE CURBS, RAMPS, APRONS, AND WALK IN ACCORDANCE WITH CITY OF WILMINGTON, AND A.D.A. REQUIREMENTS.
7. HANDICAPPED ACCESS - ALL HANDICAP ACCESS ROUTES ARE TO COMPLY WITH THE LATEST A.D.A. REQUIREMENTS.
8. SEE ARCHITECTURAL PLANS FOR EXACT LOCATIONS AND DETAILS OF UTILITY CONNECTIONS AT BUILDING
9. SEE ARCHITECTURAL PLANS FOR DETAILS OF DOWNSPOUT LOCATIONS, DOWNSPOUT CONNECTIONS, ETC.
10. BLANK
11. CONTRACTOR TO FIELD VERIFY LOCATIONS, SIZE AND ELEVATIONS OF ALL GRAVITY SEWERS AND COORDINATE ANY ALTERATIONS PRIOR TO CONSTRUCTION.
12. VERIFY WATER AND FIRE SERVICE SIZES WITH ARCHITECT AND THE ENGINEER PRIOR TO CONSTRUCTION.
13. COORDINATE INSTALLATION OF GAS, ELECTRIC AND TELEPHONE SERVICES WITH THE OWNER, ARCHITECT AND THE UTILITY PROVIDERS.
    NOTE: CONTRACTOR TO INSTALL (2) 4" CONDUITS FOR TELEPHONE SERVICE
    CONTRACTOR TO INSTALL (2) 5" CONDUITS FOR ELECTRIC SERVICE
    CONTRACTOR TO INSTALL CONDUITS IN SAME TRENCH
    MAINTAIN 12" SEPARATION BETWEEN TELEPHONE AND ELECTRIC

— — —	INDICATES PAVEMENT SAWCUT LINE
— · —	INDICATES MATCHLINE LIMITS OF GRADING
—•—•—	INDICATES NEW 10' HIGH TSA COMPLIANT SECURITY FENCE PER TSA GOVERNMENT/SECURITY GUIDELINES (REFER TO SHEET C2.0 FOR FENCE DETAIL)

UTILITY INSTALLATION TABLE

UTILITY	TYPICAL DEPTH
GAS	36"
WATER	42"
ELECTRIC	30"
TELEPHONE	30"
CABLE TV	30"

IF CONFLICT OCCURS BETWEEN UTILITIES SHOWN ABOVE AND THE GRAVITY SYSTEMS INCLUDING SANITARY AND STORM SEWERS, THE CONTRACTOR IS TO ADJUST THE UTILITIES LISTED ABOVE AS NEEDED.

ACAD FILENAME: 7783_BASE.DWG

DESIGN/DEVELOPMENT

ISSUE
90% REVIEW 9-11-12
ISSUED FOR CONSTRUCTION 9-21-12

THOMAS GRAHAM ASSOCIATES, INC.
• Engineers • Surveyors
803 Compton Road
Cincinnati, Ohio 45231
513-521-4760
Fax # 521-2439

bascon
architects-engineers-developers
constructors-construction managers
BASCON, INC.
607-500 Redna Terrace
Cincinnati, Oh. 45215-1171
513/772-1674 FAX: 772-1684
Website: www.basconinc.com

CIVIL SITEPLAN

NEW HANGAR FOR: AIRBORNE AIRPARK AIRPORT WILMINGTON, OH

AIRBORNE MAINTENANCE & ENGINEERING SERVICES

STATE OF OHIO
TIMOTHY G. GREN

ISSUED FOR CONSTRUCTION

DATE	9/21/12
CHECKED	TGG
PROJECT NO.	TGA#7783
SHEET NO.	C1.1

PDF processed with CutePDF evaluation edition www.CutePDF.com

Appendix C to Exhibit E

DISBURSEMENT REQUEST FORM AND COST CERTIFICATION

Payment Request, Certification & Trust Authorization Form
AIR TRANSPORT INTERNATIONAL LIMITED LIABILITY COMPANY	Request #	FINAL
145 Hunter Drive
Wilmington, OH 45177	Period Thru:

Type of Loan:

PPN or MLN #:

Project Description: purchase of facilities and new infrastructure and equipment for facilities

BORROWER’S REQUEST FOR PAYMENT

1 Loan Amount $ -
2. Borrower’s Required Contribution $ -
3. Other Sources $ -
4. Total Project Costs (Line 1 = Line 2 - Line 3) $ -
(Column C on Breakout Sheet)
5. Retainage: (for prevailing wage, construction or when applicable) a. __0___% of Loan Amount $ - b. __0___% of Total Allowable Costs $ - Total Retainage (Line 5a = 5b) $ 0
6. TOTAL ALLOWABLE COSTS LESS RETAINAGE $ -
(Line 4 less Line 5 total)
7. Less Previous Payment Request(s) $ - (Column F on Breakout Sheet)
8. CURRENT REIMBURSEMENT AMOUNT #REF!
(Column E on Breakout Sheet)
9. Outstanding Balance in Fund, Plus Retainage #REF!

Payment Request, Certification & Trust Authorization Form
BORROWER’S CERTIFICATION: Air Transport International Limited Liability Company, as Construction Agent, on behalf of the Borrower hereby certifies to the State of Ohio that (i) (A) the Borrower’s representations and warranties made in the Loan Documents remain true, accurate and complete as of the date hereof in all material respects, (B) no Event of Default or event which, by notice, the passage of time or otherwise, would constitute an Event of Default, exists under the Loan Documents, (C) each item for which disbursement is requested is an Allowable Cost and is necessary for the Project, the Adjacent Hangar Demolition, or the Related Area Improvements; (D) no item for which disbursement is requested is the subject of duplicative disbursement request and (E) the Allowable Costs to be paid from the requested disbursement are capitalized under general accepted accounting principles and will be so capitalized. The Lessee hereby certifies to the State of Ohio that (A) the Lessee’s representations and warranties made in the Operative Documents remain true, accurate and complete as of the date hereof in all material respects, (B) no Event of Default or event which, by notice, the passage of time or otherwise, would constitute an Event of Default exists under any of the Operative Documents.
BORROWER: Clinton County Port Authority
      By: Air Transport International Limited Liability Company, Construction Agent
LESSEE: Air Transport International Limited Liability Company
Signature                      Date:
Title:
      (Authorized Lessee Representative, CFO, CEO or other Officer authorized to bind Borrower)

Payment Request, Certification & Trust Authorization Form
DIRECTOR’S CERTIFICATE FOR PAYMENT AND CERTIFIED #REF!
TRUST OFFICER WIRING INSTRUCTIONS
Pursuant to Section 8 of Series Bond Order No. R9-12 contained in the One Hundred Twenty-Eighth Supplemental Trust Agreement dated as of December 1,2012 (the “Supplemental Trust Agreement”) between the State of Ohio and The Huntington National Bank, as Trustee, and Section 3.3 of the Loan Agreement dated as of December 1, 2012 (the “Loan Agreement”) between the Director of Development Services of The State of Ohio (the “Director”) and Clinton County Port Authority (the “Borrower”), the Borrower and the Director hereby authorize The Huntington National Bank (the “Depository”), as depository of the Proceeds Account of the Project Funds established in the Supplemental Trust Agreement (the “Proceeds Account”), to pay to the person(s) listed on Exhibit A hereto out of the moneys deposited in the Proceeds Account the aggregate sum of $_________ to pay said person(s) in connection with the items listed in the Breakout Sheet, which is incorporated herein by reference.
       State Assistance Project Fund  State Loan Proceeds Fund Acct.  Issuance Exp. Acct.

TRUST OFFICER
Trust Officer: Michelle D. Harmon Trust Date: Insert
Bank Institution: Huntington National Bank, Trust Expiration Date: Insert

Address: 7 Easton Oval, EA4E63 City, State Zip: Columbus, OH 43219 Phone: 614-331-9803 email address michelle.harmon@huntington.com

Payment Request, Certification & Trust Authorization Form
TRUST OFFICER WIRING INSTRUCTIONS (continued)

LESSEE’S BANKING INFORMATION
Banking Institution: Insert Lessee’s Banking Institution
ABA#: Insert Lessee’s Banking Institution ABA #
Account #: Insert Lessee’s Account #
Reference/Account Name: Insert Lessee’s Account Name and/or Reference Info.
*Important Note to All Perspective Parties to the Trust

*Funds wired to this banking institution using the above referenced wiring instruction will not be credited to your trust account nor invested at your direction until the banking institution has received a full executed copy of the Trust Agreement and all information required to comply with the U.S. Patriot Act. If such agreement and information has not been received within three (3) days after receipt of the wire transfer, this banking institution reserves the right to return the funds to the originating bank.

The director hereby approves the amount certified and authorizes and directs the trust officer, as depository of the trust funds to disburse trust funds to the borrower to pay allowable project costs in connection with the project.
DIRECTOR OF DEVELOPMENT SERVICES, STATE OF OHIO:

Signature                      Date:
Title:

Payment Request, Certification & Trust Authorization Form
TRUST OFFICER’S PAYMENT
AMOUNT PAID    $ -
(Attached explanation if amount paid differs from the amount certified.)

Check Number                      Date:

Wire Transfer Reference Number

TRUST OFFICER

Signature                      Date:

Title:

Trust Officer: Please email to financialincentives@development.ohio.gov or fax to Loans & Servicing office @ (614) 644-1789

Appendix D to Exhibit E
TERMS AND CONDITIONS TO DISBURSEMENT
Disbursements of the State Assistance and State Loan and LDI Loan for the Project
(a)    Each request for disbursement from the Project Funds shall be consistent with the cost budget that was prepared by the Construction Agent and accepted by Landlord and the Director.
(b)    Prior to a disbursement of proceeds from the State Loan, all equipment to be purchased from such proceeds shall be located at the Project Site; provided that such proceeds may be disbursed for advanced progress payments if, to the satisfaction of the Director in its sole discretion, adequate alternative collateral is secured prior to such disbursement.
(c)    The Construction Agent, on behalf of Landlord, has received for delivery to the Director all appropriate mechanics’ lien affidavits for each of the items to be paid under this Disbursement Request.
(d)    All Disbursement Requests from the Project Funds shall be made by the Construction Agent on behalf of Landlord and submitted to the Director by a Disbursement Request Form signed by the Construction Agent on behalf of Landlord.
(e)    The Director and Landlord do not assume, and are hereby expressly released and discharged by Tenant from, any and all liability or responsibility whatsoever that might or could arise out of the approval of disbursements from the Project Funds or as to the method, manner or application of such disbursements or as to any liens whatsoever that might attach to or be filed against the Project or the Project Funds.
(f)    Disbursement requests shall be made by the Construction Agent on behalf of Landlord only once each calendar month.
(g)    The Landlord and Tenant are in compliance with Article VII of the Loan Agreement.
(h)    Each request for disbursement may, if required by the Director, be reviewed and approved by an inspector (the “Inspector”) retained by the Director, and Landlord shall cause Tenant to pay the reasonable costs and expenses therefor.
(i)    If disbursement is requested to reimburse Landlord or the Construction Agent for Allowable Costs paid by Landlord or the Construction Agent, Landlord or the Construction Agent shall have furnished the Director with (1) invoices for each item of the Project acquired and (2) evidence that such costs have been paid to the equipment supplier or other appropriate party.
(j)     If disbursement is to be made directly to an equipment supplier or other appropriate party, the Construction Agent on behalf of Landlord shall have furnished the Director with invoices evidencing the amount due.
(k)     Such other documents, instruments and certifications as the Director shall reasonably request.

SCHEDULE 1 TO EXHIBIT E
STATE LOAN PAYMENT SCHEDULE

	166 Loan
				Total	Total	Outstanding
Date	Principal Payment	Interest Rate	Interest Payment	Fees	Payment	Principal

12/1/2012						$4,000,000.00
5/15/2013	$ -	0.00%	$ -	$ -	$ -	$4,000,000.00
11/15/2013	$ -	0.00%	$ -	$ -	$ -	$4,000,000.00
5/15/2014	$ -	0.00%	$ -	$ -	$ -	$4,000,000.00
11/15/2014	$ -	0.00%	$ -	$ -	$ -	$4,000,000.00
5/15/2015	$ -	0.00%	$ -	$ -	$ -	$4,000,000.00
11/15/2015	$ -	0.00%	$ -	$ -	$ -	$4,000,000.00
5/15/2016	$88,145.25	1.00%	$20,000.00	$5,000.00	$113,145.25	$3,911,854.75
11/15/2016	$88,585.98	1.00%	$19,559.27	$4,889.82	$113,035.07	$3,823,268.77
5/15/2017	$89,028.91	1.00%	$19,116.34	$4,779.09	$112,924.34	$3,734,239.86
11/15/2017	$89,474.05	1.00%	$18,671.20	$4,667.80	$112,813.05	$3,644,765.81
5/15/2018	$89,921.42	1.00%	$18,223.83	$4,555.96	$112,701.21	$3,554,844.39
11/15/2018	$90,371.03	1.00%	$17,774.22	$4,443.56	$112,588.81	$3,464,473.36
5/15/2019	$90,822.89	1.00%	$17,322.37	$4,330.59	$112,475.85	$3,373,650.47
11/15/2019	$91,277.00	1.00%	$16,868.25	$4,217.06	$112,362.31	$3,282,373.47
5/15/2020	$91,733.39	1.00%	$16,411.87	$4,102.97	$112,248.23	$3,190,640.08
11/15/2020	$92,192.05	1.00%	$15,953.20	$3,988.30	$112,133.55	$3,098,448.03
5/15/2021	$92,653.01	1.00%	$15,492.24	$3,873.06	$112,018.31	$3,005,795.02
11/15/2021	$93,116.28	1.00%	$15,028.98	$3,757.24	$111,902.50	$2,912,678.74
5/15/2022	$93,581.86	1.00%	$14,563.39	$3,640.85	$111,786.10	$2,819,096.88
11/15/2022	$94,049.77	1.00%	$14,095.48	$3,523.87	$111,669.12	$2,725,047.11
5/15/2023	$94,520.02	1.00%	$13,625.24	$3,406.31	$111,551.57	$2,630,527.09
11/15/2023	$94,992.62	1.00%	$13,152.64	$3,288.16	$111,433.42	$2,535,534.47
5/15/2024	$95,467.58	1.00%	$12,677.67	$3,169.42	$111,314.67	$2,440,066.89
11/15/2024	$95,944.92	1.00%	$12,200.33	$3,050.08	$111,195.33	$2,344,121.97
5/15/2025	$96,424.64	1.00%	$11,720.61	$2,930.15	$111,075.40	$2,247,697.33
11/15/2025	$96,906.77	1.00%	$11,238.49	$2,809.62	$110,954.88	$2,150,790.56
5/15/2026	$97,391.30	1.00%	$10,753.95	$2,688.49	$110,833.74	$2,053,399.26
11/15/2026	$97,878.26	1.00%	$10,267.00	$2,566.75	$110,712.01	$1,955,521.00
5/15/2027	$98,367.65	1.00%	$9,777.60	$2,444.40	$110,589.65	$1,857,153.35
11/15/2027	$98,859.49	1.00%	$9,285.77	$2,321.44	$110,466.70	$1,758,293.86
5/15/2028	$99,353.78	1.00%	$8,791.47	$2,197.87	$110,343.12	$1,658,940.08
11/15/2028	$99,850.55	1.00%	$8,294.70	$2,073.68	$110,218.93	$1,559,089.53
5/15/2029	$100,349.81	1.00%	$7,795.45	$1,948.86	$110,094.12	$1,458,739.72
11/15/2029	$100,851.55	1.00%	$7,293.70	$1,823.42	$109,968.67	$1,357,888.17
5/15/2030	$101,355.81	1.00%	$6,789.44	$1,697.36	$109,842.61	$1,256,532.36
11/15/2030	$101,862.59	1.00%	$6,282.66	$1,570.67	$109,715.92	$1,154,669.77

Sch. 1 - 1

5/15/2031	$102,371.90	1.00%	$5,773.35	$1,443.34	$109,588.59	$1,052,297.87
11/15/2031	$102,883.76	1.00%	$5,261.49	$1,315.37	$109,460.62	$949,414.11
5/15/2032	$103,398.18	1.00%	$4,747.07	$1,186.77	$109,332.02	$846,015.93
11/15/2032	$103,915.17	1.00%	$4,230.08	$1,057.52	$109,202.77	$742,100.76
5/15/2033	$104,434.75	1.00%	$3,710.50	$927.63	$109,072.88	$637,666.01
11/15/2033	$104,956.92	1.00%	$3,188.33	$797.08	$108,942.33	$532,709.09
5/15/2034	$105,481.71	1.00%	$2,663.55	$665.89	$108,811.15	$427,227.38
11/15/2034	$106,009.12	1.00%	$2,136.14	$534.03	$108,679.29	$321,218.26
5/15/2035	$106,539.16	1.00%	$1,606.09	$401.52	$108,546.77	$214,679.10
11/15/2035	$107,071.86	1.00%	$1,073.40	$268.35	$108,413.61	$107,607.24
5/15/2036	$107,607.24	1.00%	$538.04	$134.51	$108,279.79	$0.00
	$4,000,000.00		$433,955.40	$108,488.85	$4,542,444.25

Sch. 1 - 2

SCHEDULE 2 TO EXHIBIT E
STATE ASSISTANCE PAYMENT SCHEDULE
STATE ASSISTANCE PAYMENT SCHEDULE

			Total	Capitalized	Total
Date	Principal	Interest	Fees	Interest	Payment
12/27/2012
1/15/2013		$25,623.35	$756.18	($ 26,379.54)
2/15/2013		$25,623.35	$756.18	($ 26,379.54)
3/15/2013		$25,623.35	$756.18	($ 26,379.54)
4/15/2013		$25,623.35	$756.18	($ 26,379.54)
5/15/2013		$25,623.35	$756.18	($ 26,379.54)
6/15/2013		$24,957.81	$736.54	($ 25,694.36)
7/15/2013		$24,957.81	$736.54	($ 25,694.36)
8/15/2013		$24,957.81	$736.54	($ 25,694.36)
9/15/2013		$24,957.81	$736.54	($ 25,694.36)
10/15/2013		$24,957.81	$736.54	($ 25,694.36)
11/15/2013		$24,957.81	$736.54	($ 25,694.36)
12/15/2013		$24,957.81	$736.54	($ 25,694.36)
1/15/2014	$24,000.00	$24,957.81	$736.54		$49,694.36
2/15/2014	$24,000.00	$24,957.81	$736.54		$49,694.36
3/15/2014	$24,000.00	$24,957.81	$736.54		$49,694.36
4/15/2014	$24,000.00	$24,957.81	$736.54		$49,694.36
5/15/2014	$24,000.00	$24,957.81	$736.54		$49,694.36
6/15/2014	$23,333.33	$24,757.81	$729.54		$48,820.69
7/15/2014	$23,333.33	$24,757.81	$729.54		$48,820.69
8/15/2014	$23,333.33	$24,757.81	$729.54		$48,820.69
9/15/2014	$23,333.33	$24,757.81	$729.54		$48,820.69
10/15/2014	$23,333.33	$24,757.81	$729.54		$48,820.69
11/15/2014	$23,333.33	$24,757.81	$729.54		$48,820.69
12/15/2014	$25,000.00	$24,524.48	$721.38		$50,245.86
1/15/2015	$25,000.00	$24,524.48	$721.38		$50,245.86
2/15/2015	$25,000.00	$24,524.48	$721.38		$50,245.86
3/15/2015	$25,000.00	$24,524.48	$721.38		$50,245.86
4/15/2015	$25,000.00	$24,524.48	$721.38		$50,245.86
5/15/2015	$25,000.00	$24,524.48	$721.38		$50,245.86
6/15/2015	$25,000.00	$24,274.48	$712.63		$49,987.11
7/15/2015	$25,000.00	$24,274.48	$712.63		$49,987.11
8/15/2015	$25,000.00	$24,274.48	$712.63		$49,987.11
9/15/2015	$25,000.00	$24,274.48	$712.63		$49,987.11
10/15/2015	$25,000.00	$24,274.48	$712.63		$49,987.11
11/15/2015	$25,000.00	$24,274.48	$712.63		$49,987.11
12/15/2015	$25,000.00	$24,024.48	$1,588.77		$50,613.25
1/15/2016	$25,000.00	$24,024.48	$1,588.77		$50,613.25

Sch. 2 - 1

2/15/2016	$25,000.00	$24,024.48	$1,588.77	$50,613.25
3/15/2016	$25,000.00	$24,024.48	$1,588.77	$50,613.25
4/15/2016	$25,000.00	$24,024.48	$1,588.77	$50,613.25
5/15/2016	$25,000.00	$24,024.48	$1,588.77	$50,613.25
6/15/2016	$25,000.00	$23,774.48	$1,564.40	$50,338.88
7/15/2016	$25,000.00	$23,774.48	$1,564.40	$50,338.88
8/15/2016	$25,000.00	$23,774.48	$1,564.40	$50,338.88
9/15/2016	$25,000.00	$23,774.48	$1,564.40	$50,338.88
10/15/2016	$25,000.00	$23,774.48	$1,564.40	$50,338.88
11/15/2016	$25,000.00	$23,774.48	$1,564.40	$50,338.88
12/15/2016	$25,833.33	$23,524.48	$1,540.02	$50,897.84
1/15/2017	$25,833.33	$23,524.48	$1,540.02	$50,897.84
2/15/2017	$25,833.33	$23,524.48	$1,540.02	$50,897.84
3/15/2017	$25,833.33	$23,524.48	$1,540.02	$50,897.84
4/15/2017	$25,833.33	$23,524.48	$1,540.02	$50,897.84
5/15/2017	$25,833.33	$23,524.48	$1,540.02	$50,897.84
6/15/2017	$25,833.33	$23,266.15	$1,514.83	$50,614.31
7/15/2017	$25,833.33	$23,266.15	$1,514.83	$50,614.31
8/15/2017	$25,833.33	$23,266.15	$1,514.83	$50,614.31
9/15/2017	$25,833.33	$23,266.15	$1,514.83	$50,614.31
10/15/2017	$25,833.33	$23,266.15	$1,514.83	$50,614.31
11/15/2017	$25,833.33	$23,266.15	$1,514.83	$50,614.31
12/15/2017	$25,833.33	$23,007.81	$1,489.65	$50,330.79
1/15/2018	$25,833.33	$23,007.81	$1,489.65	$50,330.79
2/15/2018	$25,833.33	$23,007.81	$1,489.65	$50,330.79
3/15/2018	$25,833.33	$23,007.81	$1,489.65	$50,330.79
4/15/2018	$25,833.33	$23,007.81	$1,489.65	$50,330.79
5/15/2018	$25,833.33	$23,007.81	$1,489.65	$50,330.79
6/15/2018	$26,666.67	$22,749.48	$1,464.46	$50,880.61
7/15/2018	$26,666.67	$22,749.48	$1,464.46	$50,880.61
8/15/2018	$26,666.67	$22,749.48	$1,464.46	$50,880.61
9/15/2018	$26,666.67	$22,749.48	$1,464.46	$50,880.61
10/15/2018	$26,666.67	$22,749.48	$1,464.46	$50,880.61
11/15/2018	$26,666.67	$22,749.48	$1,464.46	$50,880.61
12/15/2018	$26,666.67	$22,482.81	$1,438.46	$50,587.94
1/15/2019	$26,666.67	$22,482.81	$1,438.46	$50,587.94
2/15/2019	$26,666.67	$22,482.81	$1,438.46	$50,587.94
3/15/2019	$26,666.67	$22,482.81	$1,438.46	$50,587.94
4/15/2019	$26,666.67	$22,482.81	$1,438.46	$50,587.94
5/15/2019	$26,666.67	$22,482.81	$1,438.46	$50,587.94
6/15/2019	$26,666.67	$22,216.15	$1,412.46	$50,295.27
7/15/2019	$26,666.67	$22,216.15	$1,412.46	$50,295.27
8/15/2019	$26,666.67	$22,216.15	$1,412.46	$50,295.27
9/15/2019	$26,666.67	$22,216.15	$1,412.46	$50,295.27
10/15/2019	$26,666.67	$22,216.15	$1,412.46	$50,295.27
11/15/2019	$26,666.67	$22,216.15	$1,412.46	$50,295.27

Sch. 2 - 2

12/15/2019	$27,500.00	$21,949.48	$1,386.46	$50,835.94
1/15/2020	$27,500.00	$21,949.48	$1,386.46	$50,835.94
2/15/2020	$27,500.00	$21,949.48	$1,386.46	$50,835.94
3/15/2020	$27,500.00	$21,949.48	$1,386.46	$50,835.94
4/15/2020	$27,500.00	$21,949.48	$1,386.46	$50,835.94
5/15/2020	$27,500.00	$21,949.48	$1,386.46	$50,835.94
6/15/2020	$27,500.00	$21,657.29	$1,359.65	$50,516.94
7/15/2020	$27,500.00	$21,657.29	$1,359.65	$50,516.94
8/15/2020	$27,500.00	$21,657.29	$1,359.65	$50,516.94
9/15/2020	$27,500.00	$21,657.29	$1,359.65	$50,516.94
10/15/2020	$27,500.00	$21,657.29	$1,359.65	$50,516.94
11/15/2020	$27,500.00	$21,657.29	$1,359.65	$50,516.94
12/15/2020	$27,500.00	$21,365.11	$1,332.83	$50,197.94
1/15/2021	$27,500.00	$21,365.11	$1,332.83	$50,197.94
2/15/2021	$27,500.00	$21,365.11	$1,332.83	$50,197.94
3/15/2021	$27,500.00	$21,365.11	$1,332.83	$50,197.94
4/15/2021	$27,500.00	$21,365.11	$1,332.83	$50,197.94
5/15/2021	$27,500.00	$21,365.11	$1,332.83	$50,197.94
6/15/2021	$28,333.33	$21,021.36	$1,306.02	$50,660.71
7/15/2021	$28,333.33	$21,021.36	$1,306.02	$50,660.71
8/15/2021	$28,333.33	$21,021.36	$1,306.02	$50,660.71
9/15/2021	$28,333.33	$21,021.36	$1,306.02	$50,660.71
10/15/2021	$28,333.33	$21,021.36	$1,306.02	$50,660.71
11/15/2021	$28,333.33	$21,021.36	$1,306.02	$50,660.71
12/15/2021	$28,333.33	$20,667.19	$1,278.40	$50,278.92
1/15/2022	$28,333.33	$20,667.19	$1,278.40	$50,278.92
2/15/2022	$28,333.33	$20,667.19	$1,278.40	$50,278.92
3/15/2022	$28,333.33	$20,667.19	$1,278.40	$50,278.92
4/15/2022	$28,333.33	$20,667.19	$1,278.40	$50,278.92
5/15/2022	$28,333.33	$20,667.19	$1,278.40	$50,278.92
6/15/2022	$29,166.67	$20,277.61	$1,250.77	$50,695.04
7/15/2022	$29,166.67	$20,277.61	$1,250.77	$50,695.04
8/15/2022	$29,166.67	$20,277.61	$1,250.77	$50,695.04
9/15/2022	$29,166.67	$20,277.61	$1,250.77	$50,695.04
10/15/2022	$29,166.67	$20,277.61	$1,250.77	$50,695.04
11/15/2022	$29,166.67	$20,277.61	$1,250.77	$50,695.04
12/15/2022	$29,166.67	$19,876.56	$1,222.33	$50,265.56
1/15/2023	$29,166.67	$19,876.56	$1,222.33	$50,265.56
2/15/2023	$29,166.67	$19,876.56	$1,222.33	$50,265.56
3/15/2023	$29,166.67	$19,876.56	$1,222.33	$50,265.56
4/15/2023	$29,166.67	$19,876.56	$1,222.33	$50,265.56
5/15/2023	$29,166.67	$19,876.56	$1,222.33	$50,265.56
6/15/2023	$30,000.00	$19,439.06	$1,193.90	$50,632.96
7/15/2023	$30,000.00	$19,439.06	$1,193.90	$50,632.96
8/15/2023	$30,000.00	$19,439.06	$1,193.90	$50,632.96
9/15/2023	$30,000.00	$19,439.06	$1,193.90	$50,632.96

Sch. 2 - 3

10/15/2023	$30,000.00	$19,439.06	$1,193.90	$50,632.96
11/15/2023	$30,000.00	$19,439.06	$1,193.90	$50,632.96
12/15/2023	$30,000.00	$18,989.06	$1,164.65	$50,153.71
1/15/2024	$30,000.00	$18,989.06	$1,164.65	$50,153.71
2/15/2024	$30,000.00	$18,989.06	$1,164.65	$50,153.71
3/15/2024	$30,000.00	$18,989.06	$1,164.65	$50,153.71
4/15/2024	$30,000.00	$18,989.06	$1,164.65	$50,153.71
5/15/2024	$30,000.00	$18,989.06	$1,164.65	$50,153.71
6/15/2024	$30,833.33	$18,539.06	$1,135.40	$50,507.79
7/15/2024	$30,833.33	$18,539.06	$1,135.40	$50,507.79
8/15/2024	$30,833.33	$18,539.06	$1,135.40	$50,507.79
9/15/2024	$30,833.33	$18,539.06	$1,135.40	$50,507.79
10/15/2024	$30,833.33	$18,539.06	$1,135.40	$50,507.79
11/15/2024	$30,833.33	$18,539.06	$1,135.40	$50,507.79
12/15/2024	$30,833.33	$18,076.56	$1,105.33	$50,015.23
1/15/2025	$30,833.33	$18,076.56	$1,105.33	$50,015.23
2/15/2025	$30,833.33	$18,076.56	$1,105.33	$50,015.23
3/15/2025	$30,833.33	$18,076.56	$1,105.33	$50,015.23
4/15/2025	$30,833.33	$18,076.56	$1,105.33	$50,015.23
5/15/2025	$30,833.33	$18,076.56	$1,105.33	$50,015.23
6/15/2025	$31,666.67	$17,614.06	$1,075.27	$50,356.00
7/15/2025	$31,666.67	$17,614.06	$1,075.27	$50,356.00
8/15/2025	$31,666.67	$17,614.06	$1,075.27	$50,356.00
9/15/2025	$31,666.67	$17,614.06	$1,075.27	$50,356.00
10/15/2025	$31,666.67	$17,614.06	$1,075.27	$50,356.00
11/15/2025	$31,666.67	$17,614.06	$1,075.27	$50,356.00
12/15/2025	$31,666.67	$17,139.06	$1,044.40	$49,850.13
1/15/2026	$31,666.67	$17,139.06	$1,044.40	$49,850.13
2/15/2026	$31,666.67	$17,139.06	$1,044.40	$49,850.13
3/15/2026	$31,666.67	$17,139.06	$1,044.40	$49,850.13
4/15/2026	$31,666.67	$17,139.06	$1,044.40	$49,850.13
5/15/2026	$31,666.67	$17,139.06	$1,044.40	$49,850.13
6/15/2026	$32,500.00	$16,644.27	$1,011.65	$50,155.92
7/15/2026	$32,500.00	$16,644.27	$1,011.65	$50,155.92
8/15/2026	$32,500.00	$16,644.27	$1,011.65	$50,155.92
9/15/2026	$32,500.00	$16,644.27	$1,011.65	$50,155.92
10/15/2026	$32,500.00	$16,644.27	$1,011.65	$50,155.92
11/15/2026	$32,500.00	$16,644.27	$1,011.65	$50,155.92
12/15/2026	$33,333.33	$16,136.46	$971.83	$50,441.63
1/15/2027	$33,333.33	$16,136.46	$971.83	$50,441.63
2/15/2027	$33,333.33	$16,136.46	$971.83	$50,441.63
3/15/2027	$33,333.33	$16,136.46	$971.83	$50,441.63
4/15/2027	$33,333.33	$16,136.46	$971.83	$50,441.63
5/15/2027	$33,333.33	$16,136.46	$971.83	$50,441.63
6/15/2027	$33,333.33	$15,615.63	$931.00	$49,879.96
7/15/2027	$33,333.33	$15,615.63	$931.00	$49,879.96

Sch. 2 - 4

8/15/2027	$33,333.33	$15,615.63	$931.00	$49,879.96
9/15/2027	$33,333.33	$15,615.63	$931.00	$49,879.96
10/15/2027	$33,333.33	$15,615.63	$931.00	$49,879.96
11/15/2027	$33,333.33	$15,615.63	$931.00	$49,879.96
12/15/2027	$34,166.67	$15,094.79	$890.17	$50,151.63
1/15/2028	$34,166.67	$15,094.79	$890.17	$50,151.63
2/15/2028	$34,166.67	$15,094.79	$890.17	$50,151.63
3/15/2028	$34,166.67	$15,094.79	$890.17	$50,151.63
4/15/2028	$34,166.67	$15,094.79	$890.17	$50,151.63
5/15/2028	$34,166.67	$15,094.79	$890.17	$50,151.63
6/15/2028	$34,166.67	$14,560.94	$848.31	$49,575.92
7/15/2028	$34,166.67	$14,560.94	$848.31	$49,575.92
8/15/2028	$34,166.67	$14,560.94	$848.31	$49,575.92
9/15/2028	$34,166.67	$14,560.94	$848.31	$49,575.92
10/15/2028	$34,166.67	$14,560.94	$848.31	$49,575.92
11/15/2028	$34,166.67	$14,560.94	$848.31	$49,575.92
12/15/2028	$35,000.00	$14,027.08	$806.46	$49,833.54
1/15/2029	$35,000.00	$14,027.08	$806.46	$49,833.54
2/15/2029	$35,000.00	$14,027.08	$806.46	$49,833.54
3/15/2029	$35,000.00	$14,027.08	$806.46	$49,833.54
4/15/2029	$35,000.00	$14,027.08	$806.46	$49,833.54
5/15/2029	$35,000.00	$14,027.08	$806.46	$49,833.54
6/15/2029	$35,833.33	$13,458.33	$763.58	$50,055.25
7/15/2029	$35,833.33	$13,458.33	$763.58	$50,055.25
8/15/2029	$35,833.33	$13,458.33	$763.58	$50,055.25
9/15/2029	$35,833.33	$13,458.33	$763.58	$50,055.25
10/15/2029	$35,833.33	$13,458.33	$763.58	$50,055.25
11/15/2029	$35,833.33	$13,458.33	$763.58	$50,055.25
12/15/2029	$35,833.33	$12,876.04	$719.69	$49,429.06
1/15/2030	$35,833.33	$12,876.04	$719.69	$49,429.06
2/15/2030	$35,833.33	$12,876.04	$719.69	$49,429.06
3/15/2030	$35,833.33	$12,876.04	$719.69	$49,429.06
4/15/2030	$35,833.33	$12,876.04	$719.69	$49,429.06
5/15/2030	$35,833.33	$12,876.04	$719.69	$49,429.06
6/15/2030	$36,666.67	$12,293.75	$675.79	$49,636.21
7/15/2030	$36,666.67	$12,293.75	$675.79	$49,636.21
8/15/2030	$36,666.67	$12,293.75	$675.79	$49,636.21
9/15/2030	$36,666.67	$12,293.75	$675.79	$49,636.21
10/15/2030	$36,666.67	$12,293.75	$675.79	$49,636.21
11/15/2030	$36,666.67	$12,293.75	$675.79	$49,636.21
12/15/2030	$37,500.00	$11,697.92	$630.88	$49,828.79
1/15/2031	$37,500.00	$11,697.92	$630.88	$49,828.79
2/15/2031	$37,500.00	$11,697.92	$630.88	$49,828.79
3/15/2031	$37,500.00	$11,697.92	$630.88	$49,828.79
4/15/2031	$37,500.00	$11,697.92	$630.88	$49,828.79
5/15/2031	$37,500.00	$11,697.92	$630.88	$49,828.79

Sch. 2 - 5

6/15/2031	$38,333.33	$10,760.42	$584.94	$49,678.69
7/15/2031	$38,333.33	$10,760.42	$584.94	$49,678.69
8/15/2031	$38,333.33	$10,760.42	$584.94	$49,678.69
9/15/2031	$38,333.33	$10,760.42	$584.94	$49,678.69
10/15/2031	$38,333.33	$10,760.42	$584.94	$49,678.69
11/15/2031	$38,333.33	$10,760.42	$584.94	$49,678.69
12/15/2031	$39,166.67	$9,802.08	$537.98	$49,506.73
1/15/2032	$39,166.67	$9,802.08	$537.98	$49,506.73
2/15/2032	$39,166.67	$9,802.08	$537.98	$49,506.73
3/15/2032	$39,166.67	$9,802.08	$537.98	$49,506.73
4/15/2032	$39,166.67	$9,802.08	$537.98	$49,506.73
5/15/2032	$39,166.67	$9,802.08	$537.98	$49,506.73
6/15/2032	$40,000.00	$8,822.92	$490.00	$49,312.92
7/15/2032	$40,000.00	$8,822.92	$490.00	$49,312.92
8/15/2032	$40,000.00	$8,822.92	$490.00	$49,312.92
9/15/2032	$40,000.00	$8,822.92	$490.00	$49,312.92
10/15/2032	$40,000.00	$8,822.92	$490.00	$49,312.92
11/15/2032	$40,000.00	$8,822.92	$490.00	$49,312.92
12/15/2032	$41,666.67	$7,822.92	$441.00	$49,930.58
1/15/2033	$41,666.67	$7,822.92	$441.00	$49,930.58
2/15/2033	$41,666.67	$7,822.92	$441.00	$49,930.58
3/15/2033	$41,666.67	$7,822.92	$441.00	$49,930.58
4/15/2033	$41,666.67	$7,822.92	$441.00	$49,930.58
5/15/2033	$41,666.67	$7,822.92	$441.00	$49,930.58
6/15/2033	$42,500.00	$6,781.25	$389.86	$49,671.21
7/15/2033	$42,500.00	$6,781.25	$389.86	$49,671.21
8/15/2033	$42,500.00	$6,781.25	$389.86	$49,671.21
9/15/2033	$42,500.00	$6,781.25	$389.86	$49,671.21
10/15/2033	$42,500.00	$6,781.25	$389.86	$49,671.21
11/15/2033	$42,500.00	$6,781.25	$389.86	$49,671.21
12/15/2033	$43,333.33	$5,718.75	$337.90	$49,389.98
1/15/2034	$43,333.33	$5,718.75	$337.90	$49,389.98
2/15/2034	$43,333.33	$5,718.75	$337.90	$49,389.98
3/15/2034	$43,333.33	$5,718.75	$337.90	$49,389.98
4/15/2034	$43,333.33	$5,718.75	$337.90	$49,389.98
5/15/2034	$43,333.33	$5,718.75	$337.90	$49,389.98
6/15/2034	$44,166.67	$4,635.42	$284.81	$49,086.90
7/15/2034	$44,166.67	$4,635.42	$284.81	$49,086.90
8/15/2034	$44,166.67	$4,635.42	$284.81	$49,086.90
9/15/2034	$44,166.67	$4,635.42	$284.81	$49,086.90
10/15/2034	$44,166.67	$4,635.42	$284.81	$49,086.90
11/15/2034	$44,166.67	$4,635.42	$284.81	$49,086.90
12/15/2034	$45,833.33	$3,531.25	$230.71	$49,595.29
1/15/2035	$45,833.33	$3,531.25	$230.71	$49,595.29
2/15/2035	$45,833.33	$3,531.25	$230.71	$49,595.29
3/15/2035	$45,833.33	$3,531.25	$230.71	$49,595.29

Sch. 2 - 6

4/15/2035	$45,833.33	$3,531.25	$230.71	$49,595.29
5/15/2035	$45,833.33	$3,531.25	$230.71	$49,595.29
6/15/2035	$46,666.67	$2,671.88	$174.56	$49,513.11
7/15/2035	$46,666.67	$2,671.88	$174.56	$49,513.11
8/15/2035	$46,666.67	$2,671.88	$174.56	$49,513.11
9/15/2035	$46,666.67	$2,671.88	$174.56	$49,513.11
10/15/2035	$46,666.67	$2,671.88	$174.56	$49,513.11
11/15/2035	$46,666.67	$2,671.88	$174.56	$49,513.11
12/15/2035	$47,500.00	$1,796.88	$117.40	$49,414.27
1/15/2036	$47,500.00	$1,796.88	$117.40	$49,414.27
2/15/2036	$47,500.00	$1,796.88	$117.40	$49,414.27
3/15/2036	$47,500.00	$1,796.88	$117.40	$49,414.27
4/15/2036	$47,500.00	$1,796.88	$117.40	$49,414.27
5/15/2036	$47,500.00	$1,796.88	$117.40	$49,414.27
6/15/2036	$48,333.33	$906.25	$59.21	$49,298.79
7/15/2036	$48,333.33	$906.25	$59.21	$49,298.79
8/15/2036	$48,333.33	$906.25	$59.21	$49,298.79
9/15/2036	$48,333.33	$906.25	$59.21	$49,298.79
10/15/2036	$48,333.33	$906.25	$59.21	$49,298.79
11/15/2036	$48,333.33	$906.25	$59.21	$49,298.79

Sch. 2 - 7

EXHIBIT F
Operating Sublease

[See attached Operating Sublease]

F-8

SUBLEASE

THIS SUBLEASE (this “Sublease”) is entered into as of the 1st day of December, 2012 (the “Effective Date”), by AIR TRANSPORT INTERNATIONAL LIMITED LIABILITY COMPANY, a Nevada limited liability company (“Sublandlord”), and AIRBORNE MAINTENANCE AND ENGINEERING SERVICES, INC., a Delaware corporation (“Subtenant”).

Recitals

A.    Clinton County Port Authority, a body corporate and politic and a port authority duly organized and validly existing under the laws of the State of Ohio (“Prime Landlord”), and Sublandlord are parties to a Lease Agreement (JUMP Hangar Facility) dated as of even date herewith (the “Prime Lease”), pursuant to which Prime Landlord has leased to Sublandlord, and Sublandlord has leased from Prime Landlord, the Premises (as defined in the Prime Lease), on and subject to the terms and conditions set forth therein.

B.    Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease the Premises from Sublandlord, on and subject to the terms and conditions set forth in this Sublease.

C.    Words and terms used, but not defined herein, shall have the meanings given in the Prime Lease.

Statement of Sublease Agreement

In consideration of the mutual covenants and agreements set forth herein, Sublandlord and Subtenant hereby agree as follows:

1.    Sublease. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Premises, on and subject to the terms and conditions set forth in this Sublease.

2.    Term. The term of this Sublease shall be month-to-month, commencing on the Effective Date. Either Sublandlord or Subtenant may terminate this Sublease as of the last day of a calendar month by giving to the other written notice of termination not less than 30 days prior to the effective date of termination.

3.    Rent. During the term of this Sublease, Subtenant shall pay all Rent and other charges Sublandlord is obligated to pay pursuant to the terms of the Prime Lease, as and when due thereunder.

9

4.    Condition of Premises. Sublandlord shall deliver the Premises to Subtenant as is, and shall not be obligated to make any improvements or alterations to the Premises.

5.    Assignment or Further Subleasing. Subtenant shall not assign all or any part of Subtenant’s rights under this Sublease or further sublease the Premises, or any part thereof, without the prior written consent of Sublandlord, which consent Sublandlord shall have no obligation to give.

6.    Subtenant Bound by Prime Lease. During the term of this Sublease, Subtenant shall be bound by, and Subtenant agrees to keep and perform, all the covenants, agreements and conditions contained in the Prime Lease to be performed or observed by Sublandlord with respect to the Premises; and Subtenant shall indemnify and hold Sublandlord harmless from and against any claims, liabilities, costs and expenses arising from any default by Subtenant in the performance or observance of such covenants, agreements and conditions.

7.    Sublandlord’s Covenants Regarding Prime Lease. If Prime Landlord fails to perform any of its obligations under the Prime Lease with respect to the Premises, Subtenant may give written notice thereof to Sublandlord. Promptly after receipt of such notice, Sublandlord shall notify Prime Landlord of Prime Landlord’s failure to perform its obligations under the Prime Lease and demand that Prime Landlord perform such obligations. Sublandlord shall cooperate in securing the benefits of the Prime Lease for Subtenant with respect to the Premises. During the term of this Sublease, Sublandlord will not, without Subtenant’s consent, voluntarily terminate the Prime Lease, voluntarily surrender the Premises, or amend or modify, or waive any obligation of Prime Landlord under, the Prime Lease in any way that would materially adversely affect the Premises or Subtenant’s rights under this Sublease, without in each case first obtaining Subtenant’s consent in writing. Sublandlord shall perform its obligation to pay the rent under the Prime Lease.

8.    Incorporation of Terms and Conditions of Prime Lease. This Sublease shall be upon the same terms and conditions as are contained in the Prime Lease, it being understood and agreed that the terms and conditions of the Prime Lease applicable to Prime Landlord as landlord thereunder with respect to the Premises shall be terms and conditions of this Sublease applicable to Sublandlord with respect to the Premises, and that the terms and conditions of the Prime Lease applicable to Sublandlord as tenant thereunder with respect to the Premises shall be terms and conditions of this Sublease applicable to Subtenant with respect to the Premises. Notwithstanding the foregoing sentence, the terms and conditions of the Prime Lease shall be inapplicable to this Sublease to the extent that they are expressly modified by this Sublease or are inconsistent with this Sublease.

9.    Sublandlord’s Representations. Sublandlord represents and warrants to Subtenant that as of the date hereof: (a) Sublandlord is the tenant under the Prime Lease; (b) Sublandlord has not assigned or transferred its interest under the Prime Lease; and (c) the Prime Lease is in full force and effect and Sublandlord has neither given nor received any notice of default thereunder which remains uncured as of the date hereof, nor does Sublandlord have knowledge of

10

any condition which, with the giving of notice or the passage of time, or both, would constitute a default by Prime Landlord or Sublandlord under the Prime Lease.

10.    Services. Notwithstanding any provision of this Sublease to the contrary, the only services and rights with respect to the Premises to which Subtenant is entitled hereunder are those to which Sublandlord is entitled under the Prime Lease. The failure of Prime Landlord to perform its obligations under the Prime Lease shall not be a default by Sublandlord under this Sublease, and Subtenant shall not have the right to terminate this Sublease unless Sublandlord elects to terminate the Prime Lease at the request of Subtenant.

11.    Insurance. Subtenant will maintain with respect to the Premises all insurance required by the Prime Lease to be maintained by Sublandlord.

12.    Notices. Any notice required hereunder shall be given in accordance with the provisions of the Prime Lease, addressed as follows:

If to Sublandlord:    Air Transport International Limited Liability Company
145 Hunter Drive
Wilmington, OH 45177
Attn: Russ Smethwick, Director, Strategic Planning
Fax No: (937) 382-2452
E-Mail Address: Russ.Smethwick@abxair.com

If to Subtenant:    Airborne Maintenance and Engineering Services, Inc.
145 Hunter Dr., Bldg. 2061-F
Wilmington, OH 45177
Attn: Russ Smethwick, Director, Strategic Planning
Fax No: (937) 382-2452
E-Mail Address: Russ.Smethwick@abxair.com

13.    No Third-Party Beneficiaries. This Sublease shall not be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder.

14.    Binding Effect. This Sublease shall be binding upon and inure to the benefit of Sublandlord and Subtenant and their respective successors and assigns.

15.    Governing Law. This Sublease shall be governed by and construed in accordance with the laws of the State of Ohio.

[Signature Pages Follow]

11

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the Effective Date.

SUBLANDLORD:

AIR TRANSPORT INTERNATIONAL LIMITED LIABILITY COMPANY

By:
W. Joseph Payne, Manager

STATE OF OHIO
COUNTY OF CLINTON, SS:

The foregoing instrument was acknowledged before me this ____ day of December, 2012, by W. Joseph Payne, Manager of Air Transport International Limited Liability Company, a Nevada limited liability company, on behalf of the limited liability company.

Notary Public

F-12

SUBTENANT:

AIRBORNE MAINTENANCE AND ENGINEERING SERVICES, INC.

By:
W. Joseph Payne,
Vice President and Secretary

STATE OF OHIO
COUNTY OF CLINTON, SS:

The foregoing instrument was acknowledged before me this ____ day of December, 2012, by W. Joseph Payne, Vice President and Secretary of Airborne Maintenance and Engineering Services, Inc., a Delaware corporation, on behalf of the corporation.

Notary Public

SIGNATURE PAGE 2 OF 2TO
SUBLEASE